UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE ODP CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024 ANNUAL MEETING NOTICE

and PROXY STATEMENT

March 14, 2024

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of The ODP Corporation:

Thursday, April 25, 2024 9:00 a.m. Eastern Time	The ODP Corporation www.virtualshareholdermeeting.com/ODP2024	Record Date Close of business February 28, 2024

Items of Business:

1. To elect seven (7) members of the Company’s Board of Directors named in, and for the term, described in the Proxy Statement;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2024;

3. To approve, in a non-binding, advisory vote, the Company’s executive compensation; and

4. To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 28, 2024 (the “Record Date”) are entitled to notice of and to vote at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) or any adjournment or postponement thereof.

Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the Internet. Instead of mailing paper copies of our proxy materials, we sent shareholders the Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on April 25, 2024, with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). The Notice, which was mailed on or around March 14, 2024, also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. The Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (“2023 Annual Report”) may be accessed at www.proxyvote.com. If requested, certain shareholders were sent a full set of printed proxy materials or an email with instructions on how to access the proxy materials electronically based on their previously indicated delivery preferences.

Your vote is important. To ensure your shares are voted, you may vote your shares over the Internet, by telephone or by requesting a proxy card to complete, sign and return by mail. Internet and telephone voting procedures are described in the section “Questions and Answers About Our Annual Meeting” beginning on page 84 of the Proxy Statement and on the proxy card.

Since 2020, we have held our annual meetings in a virtual meeting format only, via a live webcast, with no physical in-person meeting; initially, we did so for the safety of our associates, including shareholders, during the COVID-19 pandemic and in accordance with federal, state and local guidance. Based on shareholders’ and our experiences at those meetings, we believe our virtual meeting format offers shareholders the same opportunities to participate as an in-person meeting and allows us to provide consistent opportunities for engagement to all shareholders, regardless of their geographic location. Therefore, we have determined that the Annual Meeting will be held in a virtual meeting format only. If you plan to participate in the virtual meeting, please see “Questions and Answers About Our Annual Meeting” beginning on page 84 of the Proxy Statement. Shareholders will be able to attend, vote, submit questions and view the shareholder list during the Annual Meeting from any location via the Internet. A technical support phone number will be posted on the virtual meeting log-in page if you experience technical difficulties during the check-in process or during the webcast.

By Order of the Board of Directors,

Sarah E. Hlavinka
Executive Vice President, Chief Legal Officer and Corporate Secretary

Boca Raton, Florida

March 14, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 25, 2024. Financial and other information concerning The ODP Corporation is contained in our 2023 Annual Report. The Proxy Statement and 2023 Annual Report are available free of charge at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

The ODP Corporation | 2024 Proxy Statement

Proxy Statement Summary

Proxies are being solicited by the Board of Directors of The ODP Corporation (“ODP,” the “Company,” “we,” or “our”) to be voted at our Annual Meeting of Shareholders to be held virtually on Thursday, April 25, 2024 at 9:00 a.m. Eastern Time (“Annual Meeting”). The proxy materials were first made available to shareholders on or about Thursday, March 14, 2024. This summary provides an overview of selected information in the Proxy Statement. We encourage you to read the entire Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 (“2023 Annual Report”) before voting. Questions and Answers about our Annual Meeting can be found beginning on page 84 of the Proxy Statement.

Annual Meeting Agenda and Voting Recommendations

Agenda Item	Board Vote Recommendation	Page Reference

Proposal 1: Election of seven (7) Directors named in, and for the term, described in the Proxy Statement	✓ FOR ALL NOMINEES	8

Proposal 2: Ratification of the appointment of the independent registered public accounting firm	✓ FOR	39

Proposal 3: Approval, in a non-binding advisory vote, of the Company’s executive compensation	✓ FOR	83

Casting your vote:

•	Your vote is very important. Please cast your vote immediately, but no later than 11:59 p.m. Eastern Time on April 24, 2024.

•	For more information on how to cast your vote, please see page 85:

INTERNET	PHONE	MAIL	VIA LIVE WEBCAST

Visit www.proxyvote.com. You will need the control number in your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

Participate in the Annual Meeting and vote
your shares electronically by visiting
www.virtualshareholdermeeting.com/ODP2024. Online access begins at 8:45 a.m.
Eastern Time. You will need the control
number in your notice, proxy card or voting
instruction form.

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Strong Board Diversity

Our Board of Directors (the “Board”) values a board that reflects diverse perspectives. While we do not have a specific diversity policy for our Board, our Corporate Governance Guidelines provide for selecting Directors who reflect a diverse set of skills, professional and personal backgrounds, perspectives and experiences. We are proud our Directors have these highly diverse experiences and backgrounds.

During 2023, our Board of Directors consisted of individuals with diverse and complementary business, leadership and financial expertise. Many of our Directors have leadership experience at major U.S. and multinational companies, as well as experience on the boards of other companies and organizations, which provide an understanding of different business processes, challenges and strategies. In addition, many of our Directors have industry and public policy experience that provides insight into issues faced by public companies.

85%	42%	28%

6 of 7 director nominees are independent	3 director nominees are women 3 women Board committee chairs	2 director nominees are ethnically diverse

Relevant Skills and Experience of our Board of Directors

Strategic Leadership	Operations Management Expertise
Experience driving strategic direction and growth of an organization	Expertise in managing operations of a business or organization
Industry Background	Public Company Board Service
Knowledge of or experience in one or more of the Company’s business segments	Experience as a board member of other public-traded companies
Financial Acumen and Literacy	Finance and Capital Allocation
Experience in financial accounting and reporting or financial management of a company or major organization	Experience in corporate borrowing, capital allocation, mergers or acquisitions, capital markets transactions or investment banking

Senior Management Leadership	Technology Background/Expertise
Experience serving in executive or senior leadership role of a company or major organization	Experience in information technology/the use of digital media or technology to facilitate business objectives, generate disruptive innovation and extend or create new business models

Sales & Marketing	Talent Development & Succession Planning
Experience in developing strategies to grow sales and market share, build brand awareness and equity, and enhance enterprise reputation	Experience and insight into how companies attract, develop and retain talent and overseeing succession planning for both the Board and management

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The ODP Corporation At-A-Glance

The ODP Corporation (NASDAQ:ODP) is a leading provider of products, services, and technology solutions to small, medium and enterprise businesses, through an integrated business-to-business (“B2B”) distribution platform and omni-channel presence, which includes world-class supply chain and distribution operations, dedicated sales professionals, a B2B digital procurement solution, online presence, and network of Office Depot and OfficeMax stores. Through its operating companies Office Depot, LLC; ODP Business Solutions, LLC; Veyer, LLC; and Varis, Inc., The ODP Corporation empowers every business, professional, and consumer to achieve more every day.

Our vision is to empower every business, professional and consumer with the products and services they need to achieve more every day. We achieve our vision by driving our low-cost business model and continuing to provide our customers with innovative products and services they need to sustainably grow their businesses. We remain focused on driving stable growth and deploying a disciplined capital management strategy, which has helped position us as a leading provider of business products, services and supplies, and digital workplace technology solutions to small, medium and enterprise-level businesses. Our foundation is our 5C Culture, which is customer, commitment, creativity, change and caring. These 5Cs drive strong community support and focus on sustainability, diversity and environmental improvements.

We operate through four business units including Office Depot, LLC; ODP Business Solutions, LLC; Veyer, LLC; and Varis, Inc. These four synergistic and defined business units position us to deliver value as follows:

▶	OUR CULTURE PERMEATES EVERYTHING WE DO

Our 5C Culture

Customer:

We relentlessly focus on serving our

customers to ensure their success.

Commitment:

We do what we say we will do with

transparency and integrity.

Change:

We seek and embrace change in the pursuit

of excellence.

Caring:

We challenge ourselves to be our best, treating

each other, our customers and communities

as we want to be treated.

Creativity:

We are innovators, disrupting to deliver new ways of

doing business that drive sustainable, profitable growth.

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▶	CREATING VALUE FOR OUR SHAREHOLDERS

Highlights as of the end of fiscal year 2023 include the following:

Strong Balance Sheet	$1.1B available Liquidity	$392M in Cash & Cash Equivalents	$696M available under Credit Facility

Executed Upon $1B Share Repurchase Authorization	Repurchased $298M in stock in 2023

Leverage Broad B2B Ecosystem	Global Sourcing & Supply Chain	Multiple Routes to Market

	Go-to-Market Engine	Broad Products & Services

Advanced Key Operational Initiatives	Drive Low-Cost Business Model

▶	OUR COMMITMENT TO SUSTAINBILITY

•	We firmly believe that sustainability and governance issues are paramount to the long-term success of the Company, our industry and our communities, both today and for future generations.

•

Our sustainability initiatives are guided by the “triple bottom line” approach, which focuses on the interplay of Planet (environmental), People (social), and Prosperity (economic) factors. While we recognize the significance of environmental and social aspects as they help us reduce emissions, consider community impacts and measure various metrics, we also understand that these aspects ultimately contribute to our success by generating greater business value.

•

We are committed to conducting our business in a sustainable manner, and we have an established program with policies and procedures that form the foundation of our environmental responsibility program. Our dedication extends to empowering our employees and suppliers at all levels to promote safe and environmentally responsible practices.

•

As part of our strategy, we prioritize key quantitative and actionable environmental goals including science-based targets for GHG emissions reduction with our 2030 Near Term Goal validated by SBTi, reducing absolute plastic by 20% by 2027 in private label packaging and e-commerce shipping operations, labeling private label products with How2Recycle® label by 2025 and achieving Zero Waste in 30% of our Distribution Centers by 2025. “Zero Waste” focuses on waste prevention through the conservation of resources through responsible production, consumption, reuse, and recovery.

•

To meet these goals, we have implemented a business management system to drive initiatives, measure and report on KPIs, and adjust our plans as needed. We monitor the metrics and report out to our Executive Leadership Team on a monthly basis and to the Corporate Governance and Nominating Committee of the Board of Directors on quarterly basis.

•

Initiatives that help us drive results include reducing facility energy consumption, decreasing transportation emissions in our private fleet, improving waste diversion programs, and focusing on the responsible use of chemicals in adherence to all applicable laws and regulations.

•

While we concentrate on our own operations, we want to help our customers achieve their sustainability goals as well and increase the penetration of high-quality sustainable products with greener attributes and provide reporting to our B2B customers to track performance.

•

The Corporate Governance & Nominating Committee assumes responsibility for overseeing the Company’s strategy and programs related to corporate social responsibility, the environment, and sustainability. The Audit Committee reviews the Company’s controls and procedures over ESG (environmental, social and governance) disclosures and the Compensation & Talent Committee oversees the Company’s strategies and policies related to human capital development and compensation matters.

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•

Our commitment to transparency is reinforced through the provision of substantial information about our sustainability practices and goals. This includes the comprehensive disclosure on our website and in our annual Corporate Sustainability Report. Our efforts are visible in various areas, and some of our accomplishments include:

•	Achieved a 36% reduction in greenhouse gas (GHG) emissions from 2019 (MT CO2e Scopes 1 and 2)

•	Calculated our full scope of GHG inventory for the second year which helped us set science-based targets and have them validated by SBTi

•	Delivered a 6.7% blended absolute plastic reduction in private label packaging and e-commerce shipping operations in 2023 from a 2022 baseline

•	Diverted 67% of waste from landfills and 92% in our Distribution Centers

•	763 SKUs in our assortment feature the How2Recycle® label providing clear and consistent on-package instructions for recycling

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Corporate Governance Highlights

Our Board of Directors is committed to strong governance practices, which promote the long-term value of the Company for its shareholders. The Board of Directors regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its shareholders. The Corporate Governance section beginning on page 22 describes our governance framework in further detail, which includes the following highlights:

☑ Separation of Chairman and CEO positions; with independent Chairman	☑ Directors possess deep and diverse skills set and expertise relevant to oversee business operations and strategy
☑ 6 of 7 Directors are independent	☑ Shareholder right to call a special meeting and act by written consent
☑ Annual election of Directors	☑ 100% independent Board committees
☑ Annual say-on-pay shareholder vote	☑ Shareholder right to amend bylaws by majority vote
☑ Majority voting for Directors in uncontested elections; resignation policy for Directors who do not receive a majority of the votes cast	☑ Any director or entire Board of Directors may be removed by a shareholders’ majority vote
☑ Stock ownership guidelines for executive officers and Directors; Directors are required to hold shares of Company common stock until they leave the Board	☑ Regular executive sessions of non-management Directors at Board meetings (chaired by independent Chairman) and committee meetings (chaired by independent committee chairs)
☑ Active Board and committee oversight of the Company’s strategy and risk management	☑ Annual assessment of Director skills and commitment to Director refreshment to ensure Board meets the Company’s evolving oversight needs
☑ Ongoing Director education	☑ Proxy access right for shareholders
☑ Anti-pledging and anti-hedging policies in place	☑ Executive compensation driven by pay for performance
☑ Clawback policies to recapture incentive payments	☑ Annual Board and Committee self-evaluations

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Snapshot of Director Nominees

All Director nominees meet The NASDAQ Stock Market governance standards (“Nasdaq rules”) for director independence except for Gerry P. Smith, who is not independent due to his position as our Chief Executive Officer (“CEO”).

Nominee and Principal Occupation	Age*	Director Since	Committee Membership

Quincy L. Allen Former Executive Officer and Chief Marketing Officer IBM Corporation	63	2020	Audit Corporate Governance & Nominating

Kristin A. Campbell Former Executive Vice President and General Counsel Hilton Worldwide Holdings Inc.	62	2016	Compensation & Talent Corporate Governance & Nominating (C)

Cynthia T. Jamison Former Executive Officer and Chief Financial Officer AquaSpy, Inc.	64	2013	Audit (C) Compensation & Talent

Shashank Samant Chairman of the Board and Former President and Chief Executive Officer GlobalLogic Inc.	55	2020	Compensation & Talent Corporate Governance & Nominating

Wendy L. Schoppert Former Executive Officer and Chief Financial Officer Sleep Number Corporation	57	2020	Audit Compensation & Talent (C)

Gerry P. Smith Chief Executive Officer The ODP Corporation	60	2017	None

Joseph S. Vassalluzzo Former Interim Principal Executive Officer, The ODP Corporation (September 2023 – January 2024) Former Vice Chairman, Staples Non-Executive Chairman of the Board	75	2013	None

 C = Committee Chair

  = Financial Expert

*	As of date of nomination, February 13, 2024

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PROPOSAL No. 1: ELECTION OF DIRECTORS

The Role of the Board of Directors

Our Board of Directors is currently comprised of seven (7) talented directors, three (3) of whom are women, with diverse skill sets and professional backgrounds as reflected in their biographies beginning on page 12. Under our Amended and Restated Bylaws (the “Bylaws”), the Board of Directors has the authority to determine its size and to fill any vacancies.

The Board of Directors, elected annually by our shareholders, oversees the business and management of the Company. Members of the Board monitor and evaluate the Company’s business performance and advise on strategic direction through regular communication with the CEO, other key members of management, and by participating in Board and Board committee meetings. Corporate review sessions are also provided to Directors to give them more detailed views of specific areas of our business. The Board is committed to sound and effective corporate governance policies and high ethical standards.

Director Nomination Process

Board Membership Criteria

We believe that a director should possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. He or she should have an inquisitive and objective perspective, practical wisdom and mature judgment. We endeavor to have a board representing a range of experiences in business and leadership, and in areas that are relevant to our business operations.

As such, in identifying Director nominees, we seek individuals with:

•	experience as senior executives, directors or in other leadership roles;

•	an understanding of finance and financial reporting processes;

•	qualifications to be designated as financially literate for those being considered for the Audit Committee;

•	a strong corporate governance background;

•	an exemplary reputation and record for honesty in his or her personal dealings and business or professional activities;

•	qualities of independence in thought and action;

•	strong collaboration skills, with the potential to influence management; and

•	the ability to dedicate time to serve on the Board of Directors while being committed to the interests of all shareholders.

Director Independence and Independence Determinations

The Corporate Governance Guidelines require that a majority of the Board of Directors must be “independent” under the Nasdaq rules, and all Directors who are members of the Company’s Audit, Compensation & Talent and Corporate Governance & Nominating committees, must also be independent. To maintain its objective oversight of management, the Board of Directors consists, currently, of all independent Directors, with the exception of Gerry P. Smith, the current CEO of the Company.

The Board of Directors evaluates the independence of each Director nominee in accordance with the Corporate Governance Guidelines, which incorporate the Nasdaq rules and the SEC rules. The Board considered transactions and relationships between the Company and its subsidiaries and affiliates on the one hand and, on the other hand, Directors,

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immediate family members of Directors, or entities of which a Director or an immediate family member is an executive officer, general partner or significant equity holder. Specifically, the Board of Directors considered that Mr. Dunlop, our former director who resigned as of December 31, 2023, is an employee of HG Vora, affiliates of which own approximately 8% of ODP’s common stock as of December 31, 2023. However, the Board determined that this relationship did not impair the independence of Mr. Dunlop during his service as a director under the Nasdaq rules and SEC rules. The Board also considered whether there were any transactions or relationships between any of these persons or entities and any members of the Company’s senior management or their affiliates.

Based on an annual evaluation performed, and recommendations made, by the Corporate Governance & Nominating Committee, the Board of Directors affirmatively determined that each of the following Directors who served in fiscal year 2023 was, or as a current Director nominee is, independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines.

Quincy L. Allen	Cynthia T. Jamison	Wendy L. Schoppert

Kristin A. Campbell	Shashank Samant	Joseph S. Vassalluzzo

In addition to the directors named above, the Board also determined that Mr. Dunlop, who resigned as of December 31, 2023, and Dr. David M. Szymanski, who retired from the Board effective as of February 13, 2024, qualified as independent of the Company and its management during their respective service on the Board of Directors in fiscal year 2023. The only member of the Board of Directors who is not independent is Gerry P. Smith. Mr. Smith, our CEO, is the only employee member of the Board.

The Board of Directors also affirmatively determined that, none of its members other than Mr. Smith has a material relationship with the Company that would impair independence from management, and that all members serving on the Audit, Compensation & Talent and Corporate Governance & Nominating committees have been determined by the Board to be comprised of independent Directors. The Board of Directors’ evaluation included consideration that (i) a relative by marriage of Ms. Campbell is a Principal of Deloitte Consulting LLP, which is a separate legal entity from the Company’s independent registered public accounting firm Deloitte & Touche LLP, and such relative does not personally perform any audit or other services for the Company while working at Deloitte Consulting LLP and (ii) a relative by marriage of Ms. Schoppert (an adult child of Ms. Schoppert’s spouse who does not and has not shared Ms. Schoppert’s home) is an employee of the Company’s independent registered public accounting firm Deloitte & Touche LLP and such relative does not personally perform any audit or other services for the Company while working at Deloitte & Touche LLP. Further, the Board of Directors considered the fact that Mr. Vassalluzzo served as the Company’s Interim Principal Executive Officer from September 2023 through January 2024 during Mr. Smith’s temporary medical leave. As permitted under the Nasdaq rules, service as an interim chief executive officer does not disqualify Mr. Vassalluzzo from being considered independent following such service provided that the interim service did not last longer than one year and Mr. Vassalluzzo currently has no relationships that would disqualify him from being considered independent. In addition, none of the Directors serve as an executive officer of a charitable organization to which the Company made contributions during fiscal year 2023.

Board Diversity

Pursuant to the Corporate Governance Guidelines, the Corporate Governance & Nominating Committee seeks to create a board of directors that represents diversity as to skills, experiences, age, race, gender and ethnicity. While the Board of Directors does not have a formal diversity policy, the Board is committed to a diversified membership. The Corporate Governance & Nominating Committee considers the Board’s overall composition when seeking a potential new candidate, including whether the Board has an appropriate combination of professional experience, skills, knowledge and variety of viewpoints and backgrounds in light of the Company’s current and future business needs. The Corporate Governance & Nominating Committee also considers, among others, the character, expertise, sound judgement, ability to make independent analytical inquiries, business experiences, understanding of the Company’s business environment, ability to make time commitments to the Company, demonstrated teamwork, and the ability to bring unique and diverse perspectives and understandings to the Board. In identifying prospective Director candidates, the Corporate Governance & Nominating Committee may seek advice and recommendations from other Board members, management, shareholders or outside advisors. In addition, the Corporate Governance & Nominating Committee may, but need not, retain a third-party independent search firm in order to assist it in identifying candidates to serve as Directors of the Company.

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Service on Other Public Company Boards

Each member of the Board of Directors must have the time and ability to make constructive contributions to the Board as well as a clear commitment to fulfilling the fiduciary duties required of directors and serving the interest of the Company’s shareholders. To that end, the CEO and any independent Directors who serve as the chief executive officer of a publicly traded company may not serve on more than two public company boards in addition to our Board, and other independent Directors may not serve on more than four public company boards in addition to our Board.

Candidates Recommended by Shareholders

The Corporate Governance & Nominating Committee will consider Director candidates recommended by shareholders using proxy access. Proxy access permits a shareholder, or group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years as of both: (i) the date of nomination to nominate and include in the proxy statement director nominees and (ii) the record date for determining shareholders eligible to vote at the applicable annual meeting and through the date of the annual meeting, constituting up to the greater of two individuals and 20% of the number of directors then serving. The shareholder(s) and the nominee(s) must satisfy the requirements specified in our Bylaws, including that written notice of a nomination be provided to the Corporate Secretary at the Company’s address not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting. Additional information, including Company address, and submission of non-proxy access director nominations and other shareholder proposals can be found under the caption “2025 Shareholder Proposals.”

All nominations received by the Corporate Secretary that satisfy the requirements set forth in our Bylaws relating to director nominations will be presented to the Corporate Governance & Nominating Committee for consideration. Shareholders also must satisfy the notification, timeliness, consent and information requirements set forth in this Proxy Statement and in our Bylaws. The Corporate Governance & Nominating Committee’s evaluation of shareholder-proposed director candidates will be the same as for any other proposed candidates.

Majority Vote Standard for Election of Directors

Each Director nominee must be elected by a majority of the votes cast in an uncontested election. This means that the number of votes cast “FOR” a Director nominee must exceed the number of votes cast “AGAINST” the Director nominee. If a nominee who currently serves as a Director is not re-elected, Delaware law provides that the Director would continue to serve on the Board until his or her successor has been elected and qualified.

Director Resignation Policy

Under our Bylaws, if a nominee for Director who is an incumbent Director is not re-elected and no successor has been elected at such meeting, the Director is required to promptly tender his or her resignation to the Board of Directors. In that situation, the Corporate Governance & Nominating Committee would make a recommendation to the Board of Directors about whether to accept or reject the resignation, or whether to take other action. Within ninety (90) days from the date that the Director submitted his or her resignation, the Board of Directors would act on the Corporate Governance & Nominating Committee’s recommendation and publicly disclose its decision and the rationale behind it. If the Board of Directors determines that there is a compelling reason for such incumbent Director to remain on the Board and does not accept the resignation, the Director will continue to serve until the next annual meeting or until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors, then the Board, in its sole discretion, may fill any resulting vacancy. The Director who tenders his or her resignation will not participate in the Board’s decision.

Retirement Age and Term Limits

As stated in our Corporate Governance Guidelines, the Board of Directors recommends, but does not require, that a Director not be nominated for re-election or reappointment to serve on the Board after having attained the age of 75 years. The Board of Directors recognizes, however, that a Director who has attained the age of 75 years may continue to be involved in activities, positions or relationships which are compatible with continued service on the Board and the Corporate Governance & Nominating Committee will review annually such Director’s fitness to serve on the Board. In

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consideration of the value of retaining directors who have developed deep insights into the Company during their tenure and Mr. Vassalluzzo’s ongoing contributions while assuming Mr. Smith’s authority and responsibilities as Interim Principal Executive Officer until Mr. Smith’s return from medical leave, the Board determined that it would be in the best interests of the Company and its shareholders to ask Mr. Vassalluzzo to stand for re-election at the 2024 Annual Meeting, although he has attained the age of 75.

The Board of Directors does not believe that it should establish term limits. Term limits could result in the loss of Directors who have been able to develop, over a period of time, increasing insight into the Company and its business and operations, and an institutional memory that benefits the entire Board as well as management. As an alternative to term limits, the Corporate Governance & Nominating Committee annually reviews with each Director his or her desire to continue as a member of the Board which allows the Company the opportunity to conveniently replace Directors who are no longer interested or effective.

Board Oversight of Risk

Risk is an inherent part of ODP’s business activities and risk management is critical to the Company’s innovation and success. The Board of Directors has overall responsibility for risk oversight and focuses on the most significant risks facing the Company. The Board of Directors discharges its risk oversight responsibilities, directly and through delegation to its committees, and is responsible for evaluating the Company’s major risks for determining that appropriate risk management and control procedures are in place ensuring that management takes the appropriate steps to manage all major risks. The Board oversees a formal enterprise-wide approach to risk management, designed to support the achievement of organizational and strategic objectives, to improve long-term performance and enhance shareholder value. Cybersecurity is a critical component of our enterprise-wide risk management and the Audit Committee is primarily responsible for the oversight of risks from cybersecurity and data privacy. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company.

The involvement of the Board of Directors in setting ODP’s business strategy is a key part of its assessment of management’s appetite for risk and determination of what constitutes an appropriate level of risk for the Company. The Company’s risk governance is facilitated through a top-down and bottom-up approach, with the tone established at the top by Mr. Smith, our CEO, and other members of senior management, specifically the executive leadership team. The executive leadership team utilizes an Enterprise Risk Management (ERM) steering committee as described below. For additional information see “Corporate Governance” under subheading “Role of the Board Committees in Risk Oversight.”

2024 Director Nominees

The Board of Directors has nominated seven (7) individuals listed below for election as Directors each to serve a one-year term of office to expire at the 2025 annual meeting of shareholders (the “2025 Annual Meeting”), or until their successors have been elected and qualified, or until their resignation or removal. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the seven nominees named in this Proxy Statement. Each of the nominees is an incumbent Director of ODP recommended for election or re-election by the Corporate Governance & Nominating Committee. Biographical information regarding each of the Director nominees is set forth below.

The Board of Directors has determined that six (6) Director nominees satisfy the definition of independent director under the Nasdaq rules. In making these nominations, the Board reviewed the backgrounds, qualifications, attributes, experiences and contributions to the Board of the Director nominees and determined to nominate each of the current Directors for re-election. See “Director Independence and Independence Determinations” above for more information.

Pursuant to our Bylaws, should any of the Director nominees be unavailable or unable to serve at the time of the Annual Meeting, the Corporate Governance & Nominating Committee may propose a substitute nominee. If a substitute nominee is named, all proxies voting FOR the Director nominee who is unable to serve will be voted for the substitute nominee so named. If a substitute nominee is not named, all proxies will be voted for the election of the remaining Director nominees (or as directed on your proxy). Each individual nominated for election has agreed to serve if elected and the Board has no reason to believe that any Director nominee would be unavailable or unable to serve.

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NAMED DIRECTOR NOMINEE.

GERRY P. SMITH
Age 60 Director since: 2017 Executive

 BIOGRAPHY:

Mr. Smith was appointed as Chief Executive Officer and a Director effective February 27, 2017. Mr. Smith has been leading the Company’s transformation from a tactical, product-based transactions company to a services-driven B2B platform. Prior to joining the Company and since 2006, Mr. Smith was at Lenovo Group Limited (“Lenovo”) and previously served as Lenovo’s Executive Vice President and Chief Operating Officer since 2016 where he was responsible for all operations across Lenovo’s global product portfolio. Prior to assuming this role, also in 2016, Mr. Smith was Executive Vice President and President, Data Center Group. From 2015 to 2016, he served as Chief Operating Officer of the Personal Computing Group and Enterprise Business Group, and from 2013 to 2015 he served as President of the Americas. In these roles, Mr. Smith oversaw Lenovo’s fast-growing enterprise business worldwide and Lenovo’s overall business in the America’s region. Prior to that, Mr. Smith was President, North America and Senior Vice President, Global Operations of Lenovo from 2012 to 2013, and Senior Vice President of Global Supply Chain of Lenovo from 2006 until 2012 where he was responsible for end-to-end supply chain management. Prior to Lenovo, Mr. Smith held a number of executive positions at Dell Inc. from 1994 until 2006, as the company became a global leader in personal computers. In January 2022, Mr. Smith became a founding member of the Advisory Board for Zero100 - a global coalition of CEOs, Chief Operations and Supply Chain Officers working to accelerate progress towards zero percent carbon, 100% digital supply chains.

 QUALIFICATIONS AND EXPERIENCE:

•  Extensive leadership experience and strong track record in increasing operating profit and managing complex integrations for corporations.

•  Strategic, operational, and managerial expertise gained through a more than 25-year career with Lenovo and Dell Inc.

•  Expertise in corporate turnarounds, positioning companies for future growth and success, and cultivating strong company culture.

OTHER PUBLIC DIRECTORSHIPS: • Arrow Electronics, Inc. (since 2020); currently Chair of the Compensation Committee

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QUINCY L. ALLEN
Age 63 Director since: 2020 Independent Committees: • Audit • Corporate Governance & Nominating

 BIOGRAPHY:

Mr. Allen joined our Board in February 2020. Mr. Allen has over 35 years of leadership experience in the technology services industry, most recently serving as IBM Corporation’s (“IBM”) Go-To-Market Leader of Cognitive Process Services and Chief Marketing Officer for IBM Cloud from 2015 to 2018. Prior to joining IBM, Mr. Allen served as Chief Marketing and Strategy Officer at Unisys Corporation, a global information technology company, from 2012 to 2015. From 2009 to 2010, Mr. Allen served as Chief Executive Officer for Vertis Communications, a direct marketing and advertising company. Prior to Vertis Communications, Mr. Allen held several leadership positions with Xerox Corporation, including serving as President of the Global Services and Strategic Marketing Group and President of Production Systems Group, as well as Senior Vice President, North American Services and Solutions and Vice President, Worldwide Customer Services Strategy of Xerox Corporation. Mr. Allen previously served as a board member of NCR Corporation and Gateway, Inc.

 QUALIFICATIONS AND EXPERIENCE:

•  Significant executive management experience as a technology executive, chief executive officer, and public company board member.

•  Expertise in enterprise technology, supply chain, sales and marketing and product development.

•  Financial, operational and organizational expertise gained as executive management at several public corporations.

 OTHER PUBLIC DIRECTORSHIPS:

•   Lumen Technologies, Inc. (since 2021); currently Audit Committee member and Risk and Security Committee member

•   ABM Industries Incorporated (since 2021); currently Audit Committee member and Enterprise Risk Committee Member

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KRISTIN A. CAMPBELL
Age 62 Director since: 2016 Independent Committees: • Compensation & Talent • Corporate Governance & Nominating (Chair)

 BIOGRAPHY:

Ms. Campbell previously served as the Executive Vice President and General Counsel for Hilton Worldwide Holdings Inc., a global hospitality company, since June 2011, and since February 2021 was also serving as its Chief ESG Officer. Ms. Campbell retired from Hilton Worldwide in September of 2023 and is currently consulting and advising, including for Barker Gilmore LLC, a legal and compliance advisory and recruiting firm. Prior to Hilton Worldwide, Ms. Campbell spent 18 years at Staples, Inc., where she served as Senior Vice President, General Counsel and Corporate Secretary from 2007 to 2011. Before joining Staples in 1993, Ms. Campbell worked at law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell is an Advisory board member of each of Barker Gilmore LLC, LegalMation and the Boston University School of Hospitality Administration.

 QUALIFICATIONS AND EXPERIENCE:

•  Extensive corporate retail experience in the office products and services industry, operational as well as consumer business experience.

•  Expertise in strategic development and execution, mergers and acquisitions, and integration.

•  Executive management experience with a large global company, including legal, regulatory, risk management, crisis management, and relevant board and governance experience.

•  Direct experience in managing and overseeing environmental, social & governance aspects of a large global business, with focus on carbon reduction work and diversity and inclusion.

OTHER PUBLIC DIRECTORSHIPS: • Regency Centers Corp. (since 2023); currently Compensation Committee member and Nominating & Governance Committee member

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CYNTHIA T. JAMISON
Age 64 Director since: 2013 Independent Financial Expert Committees: • Audit (Chair) • Compensation & Talent

 BIOGRAPHY:

Ms. Jamison was a partner with Tatum, LLC, an executive services firm focused exclusively on providing chief financial officer roles to public and private companies from 1999 to 2009, and from 2005 to 2009, she led the CFO Services practice and was a member of Tatum’s Operating Committee. After retiring from Tatum, Ms. Jamison joined AquaSpy, Inc., a provider of soil moisture sensors to monitor soil moisture levels, and served as its Chief Financial Officer from 2009 to 2012. Prior to joining Tatum, she served as Chief Financial Officer of Chart House Enterprises (food retailer) and previously held various financial positions at Allied Domecq Retailing USA, Kraft General Foods, and Arthur Andersen LLP. Ms. Jamison’s experience also includes her service, from 2004 to 2015, as a director of B&G Foods, Inc., including chair of its audit committee, and as a director of Tractor Supply Company from 2002 to 2023, including as Chairman of the Board from 2014 to 2023.

 QUALIFICATIONS AND EXPERIENCE:

•  Extensive experience in financial and accounting matters, including public company reporting, strategy and capitalization expertise.

•  Served as Chief Financial Officer or on the board of directors in leadership positions of many public and private companies.

•  Brings key senior management, leadership, financial and strategic planning, corporate governance and public company executive and board experience.

OTHER PUBLIC DIRECTORSHIPS: • Darden Restaurants, Inc. (since 2014); Chair of the Board • Big Lots, Inc. (since 2015); Chair of the Board

SHASHANK SAMANT
Age 55 Director since: 2020 Independent Committees: • Compensation & Talent • Corporate Governance & Nominating

 BIOGRAPHY:

Mr. Samant joined our Board in February 2020. Mr. Samant brings over 34 years of technology, product development and services experience, and has served as Chairman of the Board of GlobalLogic Inc. since October 2022 and served as President and Chief Executive Officer of GlobalLogic Inc. from 2011 to September 2022. GlobalLogic is a leader in digital product engineering helping enterprises design and develop innovative products, platforms and digital experiences. Prior to joining GlobalLogic, Mr. Samant was President of Ness Technologies, an IT services company, where he founded and built their product engineering services business. Prior roles include leading professional services for Hewlett-Packard’s Verifone business and establishing IBM’s first India-based engineering lab, globalizing the company’s R&D and software engineering efforts.

 QUALIFICATIONS AND EXPERIENCE:

•  Significant experience as a technology services senior executive at both small and large companies.

•  Extensive experience in strategic development and execution and operations.

•  Industry expertise in technology, energy and mobility.

OTHER PUBLIC DIRECTORSHIPS: • Rackspace Technology Inc. (since 2021)

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WENDY L. SCHOPPERT
Age 57 Director since: 2020 Independent Financial Expert Committees: • Audit • Compensation & Talent (Chair)

 BIOGRAPHY:

Ms. Schoppert joined our Board in July 2020. Ms. Schoppert has over 30 years of diverse finance and operational leadership experience, and has been serving as a professional director since her retirement from Sleep Number Corporation in 2014. Ms. Schoppert served as Executive Vice President and Chief Financial Officer of Sleep Number from 2011 to 2014. During her tenure at Sleep Number, Ms. Schoppert served as Senior Vice President and Chief Information Officer from 2008 to 2011 and Senior Vice President, International and New Channel Development from 2005 to 2008. Prior to joining Sleep Number, Ms. Schoppert led U.S. Bank’s Private Asset Management team and served as Head of Product, Marketing & Corporate Development for U.S. Bank’s Asset Management division from 2002 to 2005. Ms. Schoppert began her career in the airline industry, serving in various financial, strategic and general management leadership positions with increasing roles and responsibilities at American Airlines, Northwest Airlines and America West Airlines. Ms. Schoppert also serves and has served as a member of not-for-profit and professional organizations.

 QUALIFICATIONS AND EXPERIENCE:

•  Broad based experience in business, including extensive retail and B2B experience, information technology, digital, marketing, international, and corporate development.

•  Financial expertise and extensive experience leading all finance functions such as financial planning and analysis, accounting, tax, treasury, investor relations, decision support and IT.

•  Executive and senior leadership positions at various corporations.

 OTHER PUBLIC DIRECTORSHIPS:

•  Big Lots, Inc. (since 2015); currently Capital Allocation Planning Committee member, Audit Committee member, and Nominating/Corporate Governance Committee Chair

•  DaVita, Inc. (since 2023); currently Audit Committee member and Quality and Compliance Committee member

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JOSEPH S. VASSALLUZZO
Age 75 Director since: 2013 Independent Non-executive Chairman of the Board

 BIOGRAPHY:

Mr. Vassalluzzo was appointed as the independent non-executive Chairman of the Board in February 2017. As previously disclosed, Mr. Vassalluzzo assumed Mr. Smith’s authority and responsibilities as Interim Principal Executive Officer until Mr. Smith’s return from his medical leave from September 2023 through January 2024. From 2002 to 2021, he has served as a director of the Federal Realty Investment Trust, where he was chairman of the board of trustees. Mr. Vassalluzzo was previously an operating partner of Highland Consumer Partners, a venture capital fund, from 2005 to 2007. Additionally, he served as a director of LifeTime Fitness, from 2006 to 2015, where he was its lead director and chair of the compensation committee. Mr. Vassalluzzo also served on the board of directors of iParty Corp. from 2004 to 2013 and on the board of directors of Commerce Bancorp from 2005 to 2008 where he chaired various committees of both companies. He also operates a retail consulting business. Previously, Mr. Vassalluzzo was employed by Staples, Inc. from 1989 until 2005 and his duties included worldwide responsibility for all of Staples’s real estate activities, including, but not limited to, the development and management of all retail stores; distribution; office and warehouse centers; engineering, construction and design activities; facilities management; M&A activities; and the Legal Department function. Mr. Vassalluzzo also served as Staples’ vice chairman from 1999 to 2005.

 QUALIFICATIONS AND EXPERIENCE:

•  Broad based experience in business, including extensive experience in commercial real estate business, retail businesses and the office products and services industry.

•  Broad service and experience in the services industry, fitness, wellness and banking industries and the retail industry.

•  Extensive leadership, professional management, M&A, executive committee and public company executive and board experience.

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Board Diversity

The Corporate Governance & Nominating Committee and the Board believe that the Director nominees for 2024 provide the Company with the right mix of skills and experience necessary for an optimally functioning Board. The following reflects Board demographics of our Director nominees. Further information on each Director nominee’s qualifications and relevant experience is provided in the individual biographical descriptions above.

To see the Company’s Board Diversity Matrix as of February 1, 2023, please see the proxy statement filed with the SEC on March 16, 2023.

Board Diversity Matrix (as of February 1, 2024)

Total Number of Directors
	Female	Male	Non-Binary	Did not Disclose Gender

Part I: Gender Identity

Directors	3	4

Part II: Demographic Background

African American or Black		1

Alaskan Native or Native American

Asian		1

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	3	2

Two or More Races or Ethnicities

LGBTQ+

Did Not Disclose Demographic Background

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DIRECTOR COMPENSATION

The Compensation & Talent Committee, together with its independent compensation consultant, Meridian Compensation Partners, LP (“Meridian”), regularly reviews our non-management Directors’ compensation program to ensure that it is appropriate in light of market circumstances and prevailing “best practices” for corporate governance and to determine its competitiveness against the compensation of the boards of directors of our peer group (as shown in the Compensation Discussion and Analysis or “CD&A” section of this Proxy Statement). Effective October 1, 2021, the Compensation & Talent Committee set the annual retainer fee for our non-management Directors at $250,000 per year, consisting of a cash retainer of $92,500 per year and equity compensation of $157,500 per year. The non-Executive Chairman receives an additional $200,000 retainer fee. No deferrals of cash payments are permitted by the Directors. The $157,500 equity portion of the annual retainer fee is granted in the form of Restricted Stock Units (“RSUs”) to be distributed in shares following termination of service on the Board, with the distribution election made by the end of the prior tax year for existing Directors and prior to appointment to the Board for new Directors. The equity portion is typically awarded as soon as administratively practicable following the release of voting results from the annual shareholders’ meeting, and the number of shares is calculated based on the closing price of the Company’s common stock on the date of grant.

In October 2023, Meridian presented its review of director compensation to the Compensation & Talent Committee. No changes were recommended as current policy and provisions are aligned with peer and good governance practices.

For service year 2023, the following compensation for services as a chair or as a member of the Board committees was paid in cash on a pro-rated, quarterly basis to the incumbent Directors:

Board Committee	Additional Annual Fee for Chair	Annual Fee for Committee Members

Audit Committee	$25,000	$12,500

Compensation & Talent Committee	$20,000	$10,000

Corporate Governance & Nominating Committee	$15,000	$ 7,500

In connection with his role as a director in 2023, Mr. Dunlop was entitled to receive the standard compensation for service on the Board of Directors by the Company’s non-management Directors. Mr. Dunlop waived his right to compensation as a member of the Board of Directors.

Director Stock Ownership Guidelines

Non-management Directors are required to own no less than five times the directors’ cash portion of the annual retainer fee (equal to $462,500) in shares of our common stock. Directors must also retain 100% of net shares awarded until termination of their service on the Board.

The Compensation & Talent Committee reviews these ownership guidelines, on an annual basis, with assistance from its independent compensation consultant, to ensure that such guidelines align with best market practices, including the practices of a majority of our peer group, and with management’s ownership guidelines. In addition, the Compensation & Talent Committee annually reviews each Director’s progress toward meeting the ownership guidelines. Our former director, Marcus Dunlop, was exempt from the ownership requirements as he waived his right to compensation as a member of the Board of Directors. All of the Company’s other directors have met the stock ownership requirements.

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Indemnification Agreements

The Company has entered into indemnification agreements with its Directors and certain of its officers. The indemnification agreements require the Company to indemnify these Directors and officers to the full extent permitted by Delaware law against any and all expenses (including advances of expenses), judgments, fines, penalties, and amounts paid in settlement incurred in connection with any claim against the indemnified person arising out of services as a director, officer, employee, trustee, agent, or fiduciary of the Company or for another entity at the request of the Company, and maintain directors and officers liability insurance coverage.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2023

The following table provides information regarding compensation earned in 2023 by each non-employee director excluding Joseph S. Vassalluzzo. Mr Vassalluzzo served as the Company’s Interim Principal Executive Officer from September 2023 through January 2024, and his compensation for service as a director is fully reflected in the 2023 Summary Compensation Table.

Director Compensation Table for Fiscal Year 2023

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	(3) Fees Earned or Paid in Cash ($)	(4)(5)(6) Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and NQ Deferred Compensation Earnings ($)	All Other Compensation Total Other ($)	Total

Quincy L. Allen	$112,500	$157,528	-	-	-	-	$270,028

Kristin A. Campbell	$125,000	$157,528	-	-	-	-	$282,528

Marcus B. Dunlop(1)	-	-	-	-	-	-	-

Cynthia T. Jamison	$140,000	$157,528	-	-	-	-	$297,528

Shashank Samant	$110,000	$157,528	-	-	-	-	$267,528

Wendy L. Schoppert	$135,000	$157,528	-	-	-	-	$292,528

David M. Szymanski(2)	$112,500	$157,528	-	-	-	-	$270,028

(1)  Mr. Dunlop resigned from the Board on December 31, 2023.

(2)  Dr. Szymanski retired from the Board, effective as of February 13, 2024.

(3)  For fiscal year 2023, all Directors received annual compensation of: (a) $92,500 in cash, prorated for time in position, and (b) fees paid in cash for both serving as the Chair of a Committee and as the member of a Committee prorated for time in position.

(4)  The dollar amounts in column (c) reflect the aggregate grant date fair value of equity awards granted within the fiscal year in accordance with the FASB Accounting Standards Codification Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by each of the Directors when received. See Notes 1 and 12 of the consolidated financial statements in our 2023 Annual Report regarding the underlying assumptions used in the valuation of equity awards.

(5)  The “Equity Compensation Paid to Directors for Fiscal Year 2023” table that follows represents the aggregate grant date fair value of stock or RSUs granted to our Directors under the Company’s 2021 Long-Term Incentive Plan (the “2021 Plan”). Annual awards are calculated by a dollar value that is then translated into stock or RSUs based on the closing stock price of our common stock on the date of grant.

(6)  As of December 31, 2023, the aggregate number of RSUs convertible into shares of our common stock, outstanding for our Directors is set forth as follows: Quincy Allen 19,236, Kristin Campbell 35,307, Cynthia Jamison 39,448,

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Shashank Samant 19,236, Wendy Schoppert 15,900, David Szymanski 61,062, and Joseph Vassalluzzo 40,867. All RSUs are fully vested as of December 31, 2023, but distribution is deferred until either the Director’s separation date or six months following the Director’s separation date, as applicable. Please see the “Equity Compensation Paid to Directors for Fiscal Year 2023” table that follows for all equity awards granted in fiscal year 2023.

EQUITY COMPENSATION PAID TO DIRECTORS FOR FISCAL YEAR 2023

(a)	(b)	(c)	(d)	(e)
Directors	Grant Date	Stock Awards	(1) Grant Date Fair Value of Stock Awards	Total Value of Equity Awards for 2023

Quincy L. Allen	4/26/2023	3,684	$42.76	$157,528

Kristin A. Campbell	4/26/2023	3,684	$42.76	$157,528

Cynthia T. Jamison	4/26/2023	3,684	$42.76	$157,528

Shashank Samant	4/26/2023	3,684	$42.76	$157,528

Wendy L. Schoppert	4/26/2023	3,684	$42.76	$157,528

David M. Szymanski	4/26/2023	3,684	$42.76	$157,528

(1)  Amounts are determined using the closing stock price of our common stock on the grant date. See footnote 5 in the previous “Director Compensation Table for Fiscal Year 2023” for additional information.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Strong corporate governance principles and practices are a long-standing priority at ODP. The Board of Directors is committed to sound governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position ODP to operate more effectively, sustain its success, and build long-term shareholder value. The Board of Directors has adopted Corporate Governance Guidelines, which set forth a framework within which the Board, assisted by its three standing committees, directs the affairs and business of the Company and engages in meaningful discussions with management to ensure long-term growth for the benefit of the shareholders and other stakeholders, becomes informed of the Company’s operating plans and strategic objectives, promotes public trust in the Company, and strengthens management accountability. The Corporate Governance & Nominating Committee reviews the Corporate Governance Guidelines annually to reflect evolving corporate governance standards identified by shareholders and other stakeholders, and any changes to these Guidelines are recommended to the Board of Directors for review and approval.

Board Leadership Structure

The Corporate Governance Guidelines specify that the Corporate Governance & Nominating Committee review the Board’s leadership structure periodically, considering the Company’s circumstances from time to time. After such review and evaluation, the Corporate Governance & Nominating Committee will make its recommendation to the full Board which will approve the leadership structure of the Board.

The Board of Directors annually elects one of its own members to serve as the Chairman of the Board of Directors. Our Bylaws provide that the Chairman of the Board may also serve as the CEO. The Board of Directors believes that there is a wide array of leadership structures that could apply to many different business models and, therefore, the Board should have the flexibility to consider the appropriate leadership structure for the Company, which leadership structure may change over time.

The Corporate Governance Guidelines provide that in the event that the offices of the CEO and the Chair of the Board of Directors are not separate, or the Chair of the Board has been determined by the non-management Directors to no longer satisfy the independence qualifications under the Nasdaq rules, the non-management Directors shall select a Director to serve as the “Lead Director” of the Board. The Lead Director must be a non-management Director. If applicable, upon recommendation by the Corporate Governance & Nominating Committee, the Board of Directors annually elects the Lead Director.

Since 2017, the roles of Chairman and CEO have been separated, enabling the Chairman to focus on leading the Board of Directors in its responsibilities and helping the Board ensure that management is acting in the best interests of the Company and its shareholders, and the CEO to lead the Company’s transformation from a tactical, product-based transactions company to a services-driven B2B platform and focus on the Company’s day-to-day business operations. The Board of Directors has determined that the designation of Mr. Vassalluzzo as an independent, non-executive Chairman is the current optimal leadership structure for the Company because it provides the Board of Directors with independent leadership and meaningful coordination between management and the non-management Directors. This leadership structure has no impact on the Board of Directors’ oversight of risk.

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Role of the Board Committees in Risk Oversight

The Board of Directors delegates oversight of certain specific risks to each Board committee based on the risk categories relevant to the subject matter of the Board committee. Below is a summary of the key risk oversight responsibilities that the Board has delegated to the Board committees.

AUDIT	COMPENSATION & TALENT	CORPORATE GOVERNANCE & NOMINATING

•   Oversees risks related to the Company’s major financial risk exposures, including cybersecurity, legal, regulatory and compliance, internal controls, financial statements and financial reporting and controls, and the steps taken by management to monitor and control such exposures

•   Receives an annual risk assessment report from the Company’s internal audit team

•   Oversees risks related to executive and employee compensation policies and programs, including by designing compensation plans that promote prudent risk management

•   Reviews management recommendations of executive compensation including retention risks to create incentives that encourage a level of risk-taking behavior consistent with ODP’s business strategy

•   Oversees risks related to compensation of the non- management Directors

•   Oversees risks related to the Company’s governance structure

•   Oversees risks related to director independence and potential risks arising from related person transactions

•   Oversees risks related to ESG matters and our operations, products and services

•   Oversees risks related to public policy and political activities

In addition, the Audit and Compensation & Talent Committees annually have a joint meeting to review the Company’s incentive compensation plans for a risk assessment conducted by the Company’s internal audit team and the Compensation & Talent Committee’s independent compensation consultant. See “Compensation Programs Risk Assessment” on page 56.

Annual Risk Assessment

The Company conducts an enterprise risk management (ERM) process, led by the Company’s senior internal audit executive, where risk is assessed periodically by a steering committee, comprised of members of the senior leadership team from each business unit and corporate function, and is tasked with championing risk management practices and integrating them into their functional business unit or function. The steering committee discusses and monitors the most significant enterprise risks in a cross-functional setting and evaluates and prioritizes company-wide risks. The results of the enterprise risk assessment help the steering committee focus on and select the key risks that are first presented to, and evaluated by, the Company’s executive officers, and then presented to the Board of Directors. In addition to this annual presentation made to the full Board, the Audit Committee receives periodic updates on certain risk areas the Board has identified for focus, and the independent Directors periodically discuss risk management during executive sessions without management present.

Director Attendance

The Board of Directors held 18 meetings during fiscal year 2023. The non-management Directors met in 7 executive sessions during fiscal year 2023. In fiscal year 2023, each of the current Directors (other than Mr. Smith) attended at least 75% of the total number of Board and applicable committee meetings on which each member served (and held during the

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periods they served). In 2023, Mr. Smith attended all the meetings held before his medical leave began in September, and 56% of the total number of Board meetings due to his previously announced temporary medical leave of absence, missing 8 meetings held while on his medical leave of absence. Pursuant to the Corporate Governance Guidelines, each Director is expected to attend the Annual Meeting. All incumbent Directors who are up for re-election attended the 2023 Annual Meeting of Shareholders.

Board and Committee Responsibilities

The Board of Directors has established three (3) standing committees — (i) Audit, (ii) Compensation & Talent and (iii) Corporate Governance & Nominating. The Board of Directors delegates various responsibilities and authority to its Board committees. The Board committees regularly report on their activities and actions to the full Board.

Each of the Board committees operates under a written charter and annually reviews such charter in light of new developments in applicable regulations and may make additional recommendations to the Board to reflect evolving best practices. Each Board committee can engage outside experts, advisors and counsel to assist each committee in its work. Each charter of the Board committees is posted to our website at http://investor.theodpcorp.com under the heading “Corporate Governance/Committee Charters.” We will also provide a printed copy of the Board committee charters to shareholders upon written request to our Corporate Secretary at The ODP Corporation, 6600 North Military Trail, Boca Raton, Florida 33496.

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The following describes the responsibilities and current membership of the standing committees of the Board and the number of times each committee met in regular and executive sessions in fiscal year 2023.

Audit Committee	Primary Responsibilities

(7 Meetings; 5 Executive Sessions in fiscal year 2023)

Cynthia T. Jamison (Chair)

Quincy L. Allen

Wendy L. Schoppert

•   All members are financially literate and independent under the applicable Nasdaq and SEC requirements

•   Mmes. Jamison and Schoppert have been determined to be audit committee financial experts under the definitions provided by the SEC

•   No member serves on the audit committee of more than three public boards

•   Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Ethical Behavior, and the independence and performance of our internal and external auditors.

•   Oversees the work of the independent registered public accounting firm (including appointment and compensation).

•   Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.

•   Reviews with management the Company’s major financial risk exposures and the steps management has taken to monitor and control the exposures, including the Company’s risk assessment and business risk management process and policies.

•   Conducts an annual risk assessment (jointly with the Compensation & Talent Committee) of the Company’s compensation policies and practices.

•   Oversees the Company’s internal audit function, including its audit scope and plan, and reviews the systems of internal controls.

•   Reviews the scope and planning of the annual audit with both the independent registered public accounting firm and internal auditors.

•   Reviews the findings and recommendations of both internal auditors and the independent registered public accounting firm and management’s response to those recommendations.

•   Reviews policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets.

•   Reviews the Company’s controls and procedures over ESG disclosures, including related data and metrics, and legislative and regulatory developments, including changes to the SEC’s rules and regulations, affecting ESG disclosures within the financial reporting framework.

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Compensation & Talent Committee	Primary Responsibilities

(5 Meetings; 4 Executive Sessions in fiscal year 2023)

Wendy L. Schoppert (Chair)

Kristin A. Campbell

Cynthia T. Jamison

Shashank Samant

•   All members meet the Nasdaq requirements for independence

•   All members are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee” directors under the SEC requirements

•   Sets and reviews overall compensation philosophy, strategies, plans, policies and programs.

•   Reviews and proposes to the non-management Directors incentive compensation plans and equity-based plans, including performance objectives and metrics associated with these plans, on an annual basis for the CEO.

•   Reviews annually CEO’s performance and proposes to the non-management Directors CEO compensation (including salary, bonus, equity-based grants and any other long-term cash compensation).

•   Reviews annual performance of the other executive officers and approves their compensation (including salary, bonus, equity-based grants and any other long- term cash compensation).

•   Reviews and approves employment, retirement, severance, benefit and perquisite practices and change-in-control agreements/arrangements for our executive officers.

•   Reviews and approves the peer group companies for benchmarking compensation levels and pay practices, as well as performance, for the CEO, executive officers and non-management Directors.

•   Reviews annually talent development and succession plans for executive officers other than the CEO and makes recommendations to the Board.

•   Administers the Company’s equity incentive plans, including the review and grant of stock option and other equity incentive grants to executive officers.

•   Responsible for enforcing compensation clawback policies.

•   Conducts an annual risk assessment (jointly with the Audit Committee) of the Company’s compensation policies and practices.

•   Monitors compliance by executive officers and Directors with the Company’s stock ownership guidelines.

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Compensation & Talent Committee	Primary Responsibilities

•   Oversees the design, participation, adequacy, competitiveness, internal equity and cost effectiveness for the Company’s broadly applicable benefit programs.

•   Oversees the disclosure regarding executive compensation, including approving the report to be included in our annual proxy statement on Schedule 14A.

•   Oversees the Company’s strategies and policies related to human capital development matters, including diversity and inclusion, pay equity, recruiting, retention, training and development, and workplace environment and safety consistent with the Company’s culture and strategy, and reviews and discusses with management the Company’s disclosure related to human capital management to be included in the Company’s annual reports on Form 10-K.

Corporate Governance & Nominating Committee	Primary Responsibilities
(5 Meetings; 2 Executive Sessions in fiscal year 2023) Kristin A. Campbell (Chair) Quincy L. Allen Shashank Samant • All members meet the Nasdaq requirements for independence

•   Develops and recommends to the Board our corporate governance principles, policies and practices and takes a leadership role in shaping our corporate governance.

•   Reviews and evaluates the adequacy of and recommends to our Board amendments to our Bylaws, Certificate of Incorporation, committee charters and other governance documents.

•   Evaluates Board leadership structure and makes recommendations to the Board.

•   Reviews and makes recommendations to our Board regarding membership of the Board committees.

•   Recommends to the Board criteria and qualifications for Board membership, including assessing independence.

•   Identifies, reviews and recommends to our Board individuals for election or re-election to the Board, consistent with criteria approved by the Board.

•   Oversees the CEO succession planning process, including any emergency succession plan, and makes recommendations to our Board.

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Corporate Governance & Nominating Committee	Primary Responsibilities

•   Monitors compliance with the Company’s Related Person Transactions Policy.

•   Oversees the Board and committees’ annual self- evaluations.

•   Reviews shareholders’ proposals for inclusion in the Company’s annual proxy materials and recommends appropriate action to the Board.

•   Oversees the Company’s strategy on ESG matters including sustainability.

Delegation of Authority; Subcommittees

Beginning in December 2011 and from time to time, the Compensation & Talent Committee has delegated certain of its responsibilities to the Company’s internal compensation and benefits committee (the “CBC”) and employee benefits committee (the “EBC,” and together with CBC, the “subcommittees”). The subcommittees are comprised of certain senior executives of the Company. The Compensation & Talent Committee provides oversight for the establishment and termination, amendment, participating employers, administration, claims review and service provider functions of the qualified retirement, non-qualified deferred compensation and health and welfare benefit plans sponsored by the Company or its subsidiaries for eligible employees of the Company or its subsidiaries who work in North America, with the exception of all such plans sponsored separately by certain entities acquired by the Company or its subsidiaries. The Compensation & Talent Committee delegates authority to the CBC to make certain amendments to and carry out certain administrative responsibilities regarding the tax-qualified retirement plans, health and welfare benefit plans and nonqualified deferred compensation plans sponsored by the Company or its subsidiaries. Day-to-day administration and the authority to make certain other amendments to such plans were further delegated to the EBC.

Certain Relationships and Related Person Transactions Policy

The ODP Corporation Related Person Transactions Policy sets forth the policies and procedures governing the review and approval or ratification by the Corporate Governance & Nominating Committee of transactions between the Company, on the one hand, and (i) an executive officer; (ii) Director; (iii) an immediate family member of an executive officer or Director; (iv) any security holder who is known by the Company to own of record or beneficially more than five percent of any class of ODP’s voting securities at the time of the transaction; or (v) an immediate family member of such five percent security holder, on the other hand. Persons in the categories described above are collectively referred to as “related persons.”

This Policy applies to all related person transactions, and under the Policy, a “related person transaction” is any transaction:

•	in which ODP was or is to be a participant;

•

in which the amount exceeds $120,000 (including any contribution of $120,000 or more to a charitable organization in which a related person is a trustee, director, executive officer or has a similar relationship); and

•	in which any related person has, or will have, a direct or indirect material interest.

No related person transaction shall be approved or ratified if such transaction is contrary to the best interests of the Company and its stakeholders. Unless different terms are specifically approved or ratified by the Corporate Governance & Nominating Committee, any approved or ratified transaction must be on terms that are no less favorable to the Company than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances.

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All related person transactions or series of similar transactions must be presented to the Corporate Governance & Nominating Committee for review and pre-approval or ratification. A copy of the Policy is available for review on our website at http://investor.theodpcorp.com under the heading “Corporate Governance/Governance Documents.”

On an annual basis, each Director and executive officer of the Company is required to complete a questionnaire which requires disclosure of any related person transaction. The Company’s Chief Legal Officer (“CLO”) is responsible for determining whether any related person transaction is required to be disclosed in the Company’s applicable SEC filings and will ensure that such transaction or any series of similar transactions required to be disclosed will be presented to the Corporate Governance & Nominating Committee for pre-approval or ratification if required under the Policy. During fiscal year 2023, all transactions that were potentially subject to the Policy were reviewed and approved or ratified by the Corporate Governance & Nominating Committee and, there were no related person transactions that were required to be disclosed pursuant to Item 404(a) of Regulation S-K or affected our Directors’ independence, except as described below.

On March 13, 2023, we agreed to repurchase 2,000,000 shares of our common stock from HG Vora Special Opportunities Master Fund, Ltd., a greater than five percent beneficial owner of our outstanding common stock, at a price of $44.55 per share, for a total purchase price of approximately $89.1 million (the “Repurchase”). Our Board of Directors authorized the Repurchase as part of its $1 billion share repurchase authorization that was previously announced on November 2, 2022, and the Repurchase was approved by the Corporate Governance & Nominating Committee pursuant to The ODP Corporation Related Person Transactions Policy.

Executive Sessions

The non-management Directors of the Company meet in executive sessions without management on a regular basis. The non-executive Chairman of the Board presides at such executive sessions. In the absence of the non-executive Chairman of the Board, the non-management Directors will designate another Director to preside over such executive sessions.

Board and Committee Evaluations

The Board of Directors is committed to continuous improvement and recognizes the importance of a rigorous evaluation process to enhance Board performance and effectiveness. The evaluations focus on the Board’s and each committee’s and their respective members’ performances and contributions to the Company as well as provide constructive feedback. The Corporate Governance & Nominating Committee is responsible for overseeing a formal evaluation process to assess the composition and performance of the Board and each committee on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, committees, and individual members have the appropriate blend of diverse experiences and backgrounds and are effective and productive. As part of the process, each Director completes an evaluation form, or participates in an interview or other method the Corporate Governance & Nominating Committee utilizes to seek feedback. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any individual and are kept confidential to ensure honest and candid feedback is received.

Our board evaluations are designed to solicit input and perspective on various topics, including:

•  board structure, size and composition, including director skills and experience;

•  committee structure and allocation of responsibilities;

•  conduct of meetings, including cadence, length and opportunity for director input and meaningful discussion;

•  materials and information, including quality, timeliness and relevance;

•  director orientation and continuing education;

•  director performance, including attendance, preparation and participation;

•  access to management and internal and external experts, resources, and support;

•  key areas of focus for the board, including strategy, sustainability, crisis management and shareholder engagement;

•  committee structure and process, member and chair performance, duties and functions and management support; and

•  performance of the board chair, including communication, relationship with management, availability, focus on appropriate issues and inclusiveness.

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The Corporate Governance & Nominating Committee discusses opportunities and makes recommendations for improvement as appropriate to the full Board, which implements agreed upon improvements. A Director will not be nominated for reelection unless it is affirmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

Director Orientation and Continuing Education

In accordance with the Corporate Governance Guidelines, the Corporate Governance & Nominating Committee will arrange an orientation program for newly elected Directors and, together with the CEO, determine the content of such orientation. The orientation enables new Directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including ethics; compliance programs; corporate governance practices; and other key policies and practices.

It is important for Directors to stay abreast and informed on developments in corporate governance best practices in order to effectively discharge their duties. Our Directors are provided updates on corporate governance developments at regularly scheduled Board meetings, and Directors are encouraged to participate in programs that specialize in director education on a regular basis but at least one session every two (2) years. The Company pays for attendance fees to participate in such programs and reimburses the Directors for their reasonable out-of-pocket costs associated with attending these programs.

Code of Business Conduct (Code of Ethical Behavior)

The Board of Directors has adopted a Code of Ethical Behavior which is applicable to all Company employees, including the principal executive officer, the principal financial officer, the principal accounting officer, and the Board of Directors. If the Board amends or waives the Code of Ethical Behavior with respect to the executive officers of the Company, the Company will post the amendment or waiver on its website at http://investor.theodpcorp.com, under the heading “Corporate Governance/Governance Documents.”

The Company has established a confidential hotline to assist its employees in complying with their ethical and legal obligations and to report suspected violations of applicable laws or Company policies or procedures. The hotline enables employees, vendors and the public to express their concerns about possible violations of law or Company policies by the Company and/or management without fear of retribution or retaliation of any kind. It is the Company’s express policy that no retaliatory action be taken against any employee for using the hotline procedure. The hotline is operated by an independent third party, not by Company personnel. The hotline can be accessed by either calling the following toll-free number or visiting the following website:

1-866-634-6854

www.theodpcorp.com/compliancehotline

The Corporate Governance Guidelines and the Code of Ethical Behavior are available on the Company’s website at http://investor.theodpcorp.com, under the heading “Corporate Governance/Governance Documents.” In addition, a printed copy of such documents will be provided to any shareholder upon written request to the Corporate Secretary at The ODP Corporation, 6600 North Military Trail, Boca Raton, Florida 33496.

Shareholder Engagement and Investor Outreach

Management and the Board of Directors are committed to a proactive shareholder engagement program. We believe that strong corporate governance should include meaningful dialogue with our shareholders and key stakeholders to understand their perspectives on corporate governance, executive compensation, ESG and sustainability matters and other issues that are important to them. Engagement with shareholders builds mutual understanding and a basis for progress, and the feedback we receive from them impacts our corporate governance practices. Senior management from Legal and Investor Relations and subject matter experts from the Company communicate with institutional investors throughout the year to gain their perspectives on current issues and address any questions or concerns. We also respond to individual shareholders and other stakeholders who provide feedback about our business. Our Vice President of Investor Relations and/or our Chief Financial Officer provide feedback from the investor and analyst meetings formally to the Board and its committees, where applicable, on a quarterly basis.

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During fiscal year 2023, we sought feedback from our top 20 shareholders representing more than 70% of the Company’s outstanding common stock to discuss risk management, governance practices, executive compensation, board composition, ESG issues, and other matters that the shareholders wished to discuss.

We will continue our shareholder engagement and investor outreach during fiscal year 2024, including our regular participation at analyst meetings and industry conferences and communication of the Company’s strategy to continue to roll out its B2B integrated distribution platform providing high value products and services. We remain committed to these ongoing discussions and welcome feedback from all shareholders, who may reach our Investor Relations team by calling (561) 438-4629 or visiting http://investor.theodpcorp.com or can contact our Directors or executive officers as described below.

Communicating with our Board of Directors

As stated in the Corporate Governance Guidelines, shareholders and other interested parties who wish to communicate with the Board of Directors may contact any member (or all members) of the Board of Directors, or the non-management Directors as a group, any committee of the Board or any chair of any such committee by mail. The Corporate Secretary reviews all communications sent to the Board related to the duties and responsibilities of the Board and its committees and provides these communications to the non-executive Chairman of the Board, the applicable committee chair or the full Board as necessary.

In addition, any person who desires to communicate a confidential specific matter to the Audit Committee may do so by addressing a letter to the Chair of the Audit Committee, c/o Corporate Secretary, at the corporate headquarters address below. Mark “Confidential” on the outside of the envelope. Any confidential communications submitted anonymously will not be opened for any purpose other than for appropriate security inspections. Such communications will be reviewed by the Chair of the Audit Committee with follow-up action as he or she deems appropriate.

Correspondence should be sent “c/o Corporate Secretary,” The ODP Corporation, 6600 North Military Trail, Boca Raton, Florida 33496.

Corporate Responsibility and Sustainability

The ODP Corporation, together with its subsidiaries (collectively, the “Company”), provides business services, products and digital workplace technology solutions aligned around the shared purpose of being exceptional corporate citizens. The Company is focused on managing ESG (environmental, social, and governance) factors that support its “5C” culture based on Customer, Commitment, Change, Caring and Creativity. We aim to incorporate the 5Cs into every aspect of our work, integrate sustainability solutions into our operations and support causes that align with our business and speak to who we are as an organization.

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ODP’S Sustainability Strategy

Governance

The Board of Directors recognizes the increasing importance of sustainability and ESG (environmental, social, and governance) issues and seeks to integrate sustainability considerations into the Company’s business strategies, products, services, thought leadership and operations. The oversight, management, and program implementation of the Company’s sustainability and ESG efforts are structured to ensure these topics are integrated into the foundation of its strong governance framework. The Corporate Governance & Nominating Committee’s responsibilities include oversight of the Company’s strategy and programs on corporate social responsibility, the environment and sustainability. The Audit Committee reviews the Company’s controls and procedures over ESG disclosures and the Compensation & Talent Committee oversees the Company’s strategies and policies related to human capital development and compensation matters. The Company’s sustainability strategy focuses on conducting its business to ensure that it preserves the environment for future generations and provides a safe and healthy working environment for all its employees. The Company’s Sustainability Governance Council (the “Council”) consists of Company-wide leaders representing key departments across the organization. The Council implements and supports the Company’s vision and mission by identifying the sustainability issues most critical to our business and our stakeholders, recommends initiatives to advance the Company’s public facing goals and identifies the metrics needed to measure and report progress.

A copy of our current sustainability report and our landing page are available for review on our website at http://theodpcorp.com under the heading “Corporate Sustainability.”1

Reducing our Environmental Impact on the Planet

The Company believes that sustainability plays an essential role in the success of our Company, our industry and our communities, and is committed to operating in a socially responsible manner. To that end, we are not only managing our own environmental footprint as we continue to grow, we also participate in initiatives to help our customers, suppliers and vendors achieve their own sustainability goals.

The Company has an environmental policy to buy greener, be greener and sell greener. We offer thousands of high-quality, long-lasting products, and when those products have met the end of their useful life, we assist with the correct disposal in an environmentally responsible way including recycling to support a circular economy when appropriate. As an example, under “buy greener,” we are committed to sourcing, using and selling paper products that reduce our impact on the world’s forests. We remain committed to using recycled fiber, supporting responsible forestry certification, and increasing supply chain transparency. As part of our environmental commitment, we are working to reduce and eliminate

[1]	Company goals are aspirational and may change. Statements regarding the Company’s goals are not guarantees or promises that they will be met.

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excessive and non-recyclable plastics and chemicals of concern from our products and packaging, we have a commitment to reduce our absolute plastic in private label packaging and e-commerce shipping operations and we have set near-term company-wide emission reductions in line with climate science with the Science Based Target Initiative (SBTi) which have been validated.

Environmental Goal Metrics:

GHG Emissions Reduction – 2030 Near Term Goal Validated by SBTi

Scope 1 & 2

•	Goal is 46.2% absolute reduction by 2030 from a 2019 base year

•	Results are 36% reduction through 2023

Scope 3

•	Goal is 55% reduction per USD value added by 2030 from a 2019 base year from downstream transportation and distribution and use of sold products

•	Results are 11% for overall scope 3 emissions for 2022 (currently calculating Scope 3 for 2023)

Supplier Engagement

•	Goal is 75% of suppliers by spend covering purchased goods and services to have science-based targets by 2027

•	Conducted survey with our top suppliers and are engaging in 2024 in our supplier engagement program to drive collaboration for reduction in emissions

Absolute Plastic Reduction – 20% by 2027 using 2022 as Baseline Year

•	Private Label Packaging was reduced by 7.1% in 2023 based on intensity ratio

•	E-Commerce Shipping Operations was reduced by 4.8% in 2023 based on intensity ratio

•	Blended overall reduction based on weight in each segment with Private Label accounting for 80% and E-Commerce Shipping Operations accounting for 20% was 6.7% versus an internal goal of 4%

Some of our accomplishments in other areas include the following:

•	Diverted 67% of waste from landfills and 92% of waste in our Distribution Centers

•	763 SKUs in our assortment feature the How2Recycle® label providing clear and consistent on-package instructions for recycling

Supplier Guiding Principles

The Company requires its suppliers who manufacture private brand products for Office Depot and Direct Import Vendors where Office Depot is the Importer of Record to follow and adhere to its Supplier Guiding Principles. The Supplier Guiding Principles is our supplier code of conduct and represents the Company’s commitment to source from suppliers that strive to comply with all applicable laws and regulations. The Company endeavors to partner with suppliers who meet internationally recognized standards in dealing with its workers, the environment in which products are made as well as their supply chain operations.

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ODP’S Social Responsibility Strategy

Diversity and Inclusion or “D&I.” At The ODP Corporation, we recognize the importance of supporting diversity and inclusion and are committed to promoting a safe, trusting environment where our associates, customers and vendors feel valued, respected and accepted. This commitment is woven into our 5C Culture values – Customer, Commitment, Change, Caring, Creativity, and the belief that we are stronger when we embrace differences. The ODP Corporation aims to celebrate and accommodate differences and to contribute to the personal and professional growth and success of all of our associates. In 2023, we continued to grow the presence of our active Associate Resource Groups (ARGs). We also leveraged our Learning and Development team to foster a culture of continuous learning and growth, and our Community Investment team to raise outreach in the communities where we live and do business.

The charter of the Compensation & Talent Committee explicitly states that the Committee’s responsibilities include oversight with respect to diversity and inclusion, pay equity, recruiting, retention, training and development, and workplace environment and safety. These responsibilities align with the Company’s commitment to provide equal opportunities for associates of all backgrounds and abilities. The Company is guided by the following principles:

•	Offer equal opportunities for advancement and encourage all employees to develop to their full potential.

•	Embrace innovative ideas and perspectives and respect individual differences.

•	Prohibit any form of discrimination or harassment.

•	Promote an open-door philosophy and provide a process for reporting and resolving concerns raised by internal and external stakeholders.

The Company’s unwavering commitment to fostering inclusion continues to garner recognition at both local and national levels. In 2023, it was recognized as one of America’s Top Corporations for Women’s Business Enterprises by the Women’s Business Enterprise National Council. It earned the distinction of being named one of the 2023 Top 50 Best Companies for Latinas to Work for in the U.S. by LATINA Style Magazine for the fourth consecutive year—additionally, the Company’s Somos ARG received an honorable mention in LATINA Style’s 2023 Top 15 Hispanic Employee Resource Groups for outstanding initiatives and positive impact on both the company and the community. The Company’s Women of Color ARG was presented the PACE Center for Girls 2023 Community Cares Award for the group’s commitment to providing girls and young women an opportunity for a better future through education, counseling, training, and advocacy. The Company was also named as a recipient of the Equality 100 Award: Leader in LGBTQ+ Workplace Inclusion for earning a top score of 100 on the Human Rights Campaign’s 2023-2024 Corporate Equality Index—marking the twelfth consecutive year of such recognition. Furthermore, it gained acknowledgment as one of the Best of the Decade 100 for Outstanding Supplier Diversity Programs by WE USA (Women’s Enterprise) Magazine. Lastly, the Company proudly received the Doing Well While Doing Good® Humanitarian Award from the Florida State Minority Supplier Development Council.

The Company recognizes that equity and disability inclusion are also fundamental values tightly interwoven into the Company’s 5C Culture, everyday function and long-term goals. The Company devotes resources and efforts for inclusive benefits, including family leave, mental health support, Employee Assistance Programs, employee wellness, accommodations and accessibility programs, disability training and recruiting initiatives and collaborates closely with local communities to maximize the benefits of these programs. In 2023, our Retail and Supply Chain business divisions remained active participants in Best Buddies International’s Integrated Employment program, aimed at securing employment opportunities for individuals with Intellectual or Developmental Disabilities. Additionally, the Company continued engagement with Hiring Our Heroes hiring and fellowship programs, focusing on placing highly skilled and educated transitioning service members, veterans, military spouses and military caregivers into the workforce. To further strengthen our dedication to fostering disability inclusion, we are partnering with our STAND ARG to engage in the 2024 Disability Equality Index—a comprehensive benchmarking tool that evaluates and promotes disability inclusion and equity in the workplace.

The 2023 U.S. workforce representation data, presented below, relies on information voluntarily disclosed by the Company’s employees regarding their gender and race/ethnicity. It is important to note that the data excludes

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information from specific regional office supply companies acquired by the Company. These acquired entities continue to function independently and may not be obligated to gather and organize such demographic data.

At no point are individual employment decisions (hiring, promotions, assignment planning, retention) made on the basis of race, gender, ethnicity, or any other immutable characteristic, nor may they be considered as a positive or negative factor in the employment decision. The Company does not maintain or set aside a quota on the basis of such characteristics. We aspire to create and maintain an inclusive environment and to ensure equal employment opportunities for all applicants and employees. We will always comply with applicable law in employment decisions and train our decision makers to do the same.

Employee Engagement. This year, we shifted our engagement survey strategy from deploying two enterprise-wide surveys to one business unit-specific survey and one enterprise-wide survey. Centered on the theme ‘IMPROVE, ADAPT, EVOLVE,’ the business unit-specific survey focused on transformation by improving today, adapting for tomorrow, and evolving for the future. Each survey was tailored to address specific topics or areas of opportunity relevant to each business unit, build trust and shape the culture. The 2023 business unit engagement scores were used to establish a baseline and future surveys will be benchmarked against those scores to assess the effectiveness of our action plans. Keeping with our enterprise-wide listening strategy, in 2023, we continued to lean in on the RESET, REFOCUS, REENGAGE. Speak up! Your voice matters.’ theme introduced in 2022 following our business realignment. This rallying call continues to reverberate strongly, fostering engagement and maintaining momentum through our ongoing transformation and evolution. It aims to empower the organization to take a proactive approach to associate engagement, fostering a positive, productive, and inclusive workplace culture by:

•	Providing a platform for employees to speak up.

•	Checking in and measuring associate engagement on a regular cadence.

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•	Leveraging the survey results to identify strengths and areas of opportunity.

•	Making informed, data-driven decisions and acting on the results.

To continuously foster employee engagement and recognize the value of diversity and inclusion, we encourage employees at all levels to form and participate in ARGs as group and committee leads, members and allies. These ARGs are employee-led, voluntary, and officially-sanctioned by the Company. They are established around common characteristics, interests, or experiences with a primary focus on cultivating a sense of community, offering supporting and fostering a culture of belonging and inclusivity in the workplace. At the end of 2023, we had 10 enterprise ARGs representing various dimensions of diversity: Asian Professionals, Men of Color, LGBTQ+, Military-Veterans, Somos, STAND (See Talent, Ability, Not Disability), SustainABILITY, Women in Leadership, Women of Color, and Young Professionals. They serve as advisors and internal focus groups to the Company, actively contributing to creating a welcoming and inclusive work environment by raising awareness, advocating for allyship, and facilitating engagement, leadership development, and support within affinity groups.

Supplier Diversity. We believe supplier diversity is important in today’s economic environment as a business strategy. Our program satisfies the voice of our customers, complies with all laws and regulations, and sustains the economic development of diverse businesses in the communities where they are located and the economy as a whole. We work continuously to increase sourcing opportunities with the many designated diverse businesses — including certified minority-, women-, disabled-, LGBTQ-, veteran-owned and small businesses. There are over 1,800 featured items in our Diverse Supplier Digital Catalog.

During 2023, we worked with over 472 diverse and small business suppliers and our diversity spend increased by 29% with diverse and small businesses. We built a strong pipeline of current and future diverse suppliers to drive performance in this area with leaders across the Company including sourcing and merchandising. The supplier diversity program is evolving as well with increased involvement of the Supplier Diversity Council which drives the execution of the strategy and is made up of leaders and managers from Supplier Diversity, Strategic Sourcing, Merchandising, Product Management and others from throughout the Company. We are increasing education and awareness by sharing best practices to bring on suppliers, and providing training and mentorship to our potential and existing suppliers in 2023. The ODP Corporation was recognized as one of America’s Top Corporations for Women’s Business Enterprises by the Women’s Business Enterprise National Council and received the Best of the Decade 100 Recognizing Supplier Diversity Programs by MBM Magazine.

Health and Safety. We are committed to be an environmental steward that supports healthy communities and helps our customers do the same. ODP makes concerted efforts to maintain a safe and healthy work environment. It is our intent to comply with all required U.S. Federal and state safety and health regulations and standards. Our Injury and Illness Prevention Program helps in eliminating or reducing the severity of job-related illnesses and injuries within our Company with the engagement of our leadership and associates by assigning responsibility, requiring ongoing training at all levels, driving a safety culture through constant communication, identifying and eliminating hazards, recognizing safe acts and correcting unsafe behaviors, and accurate incident reporting, investigations, and recordkeeping.

Community Investment. The Company including its subsidiaries believes that part of being responsible corporate citizens is improving the communities where its associates live and work. This commitment spans a wide variety of engagement and activities, both in terms of the Company’s associates’ volunteerism, in-kind contributions and monetary donations on behalf of the Company and by its associates, with the aim of strengthening our communities. We encourage associate volunteerism at all our locations through organized activities and by contributing to local charitable organizations and educational efforts. Our associates are passionate about their communities and enjoy working together for the greater good.

Examples of how the Company supported local communities in 2023 include:

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Continuing our $250,000 national partnership with the Boys & Girls Clubs of America, celebrating this relationship in April and May 2023 during the annual “Day of Service” campaign where volunteer teams in 15 metro markets across the nation completed revitalization projects for 16 local clubhouses.

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Partnered with 17 school districts and over 30 Title 1 public elementary schools to donate 18,000 fully stocked backpacks, $360,000 in Office Depot “store credit” for 18 schools to redeem in-store, and recognized 18 exemplary teachers with classroom essentials valued at over $36,000 during on-campus backpack distribution events.

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Office Depot OfficeMax Supports education all year round through in-store and online donations, powered by Round It Up America®, raising over $5.6 million for education in 2023. Customers can help teachers and students at local Title I public schools Imagine Success™ by making a donation at checkout to provide schools with the supplies they need to create a productive learning environment. Title I public schools serve low-income areas and help students who are at risk of falling behind academically. Each of our 900+ stores is partnered with a Title I public school in their community, and the schools can use the donations to purchase needed supplies in the store at the end of each quarter. Office Depot OfficeMax also provided customers who shop online with an opportunity to support the Boys & Girls Clubs of America through a national partnership to help empower youth across the country.

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In 2023, the Company’s Community Investment team partnered with our ARGs to launch more external philanthropic partnerships that support causes that align well with each other. In total, 10 ARGs partnered with 20 local and national nonprofit organizations. Examples include Susan G. Komen, HISPA (Hispanics Inspiring Students’ Performance and Achievement) and PACE Center for Girls.

•

ODP continued its support of Elevate Together, an initiative with the mission to accelerate the creation, growth and prosperity of Black and Hispanic small business owners in partnership with the National Urban League and U.S. Hispanic Chamber of Commerce. In 2023, Elevate Together awarded grants to 183 Black and Hispanic small business owners. Since launching in 2021, the initiative has awarded grants to 459 Black and Hispanic entrepreneurs.

•	During the 2023 holiday season, associates volunteered nationwide, supporting charitable projects, including toy drives, food distribution and meal serving events.

CEO and Executive Management Succession Planning

The Corporate Governance & Nominating Committee oversees CEO succession planning, which is formally reviewed at least annually, in executive session with only non-management Directors present. During these executive sessions, the non-management Directors evaluate the requirements for the CEO position and regularly review potential permanent and interim candidates for the CEO role.

The Compensation & Talent Committee annually evaluates the succession planning process for the executive management team (other than the CEO), including the professional development of senior and midlevel management employees identified as potential successors to the executive management team to ensure that plans are in place for orderly succession of executive management, whether arising from natural career growth and development, voluntary turnover, retirements, or other reasons.

The Board of Directors also established steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable the Company to respond in the event of our CEO’s termination of employment with the Company for any reason (including death or permanent disability) or other sudden departure, to ensure the stability and accountability of the Company during periods of transition and minimizing potential disruption or loss of continuity to the Company’s business and operations. The Board of Directors reviews and discusses the emergency plan at least annually.

Anti-Hedging and Anti-Pledging Policies

The Company maintains anti-pledging and anti-hedging policies. See “Hedging and Pledging Prohibition” under subheading “Other Compensation and Governance Matters” for further information about these policies.

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AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in its oversight of the Company’s financial reporting process. The Audit Committee operates pursuant to a written charter which is reviewed annually by the Audit Committee and approved by the Board of Directors. A brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the heading “Corporate Governance — Board and Committee Responsibilities.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

To perform its oversight function, the Audit Committee has:

•	Reviewed and discussed the Company’s audited financial statements and related footnotes with management.

•	Discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

•

Received the written disclosures and the letter from the Company’s independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors their independence.

•

Discussed with the Company’s independent auditors its independence from management and the Company and reviewed and pre-approved the services provided by the Company’s independent auditors other than their audit services and considered whether the provision of such other services by the Company’s independent auditors is compatible with maintaining their independence.

•

At least annually, discussed with the Company’s internal auditors and independent auditors the overall scope and plans for their respective audits for the fiscal year 2023, and then met with the internal auditors and the Company’s independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2023 filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Cynthia T. Jamison (Chair)

Quincy L. Allen

Wendy L. Schoppert

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PROPOSAL No. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP (“D&T”) to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements and internal control over financial reporting for the fiscal year ending December 28, 2024. D&T has served as the Company’s independent auditors each year since 1990. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of D&T to our shareholders as a matter of good corporate governance. In the event the shareholders do not ratify the appointment of D&T as the independent auditors to audit our financial statements for fiscal year 2024, the Audit Committee, in its discretion, will consider the voting results and evaluate whether to select a different independent auditor. Representatives of D&T will attend the Annual Meeting and will be available to respond to appropriate questions. Although D&T has indicated that no statement will be made, an opportunity for a statement will be provided.

Audit and Non-Audit Fees

In connection with the audit of fiscal year 2023 consolidated financial statements and internal control over financial reporting, the Company entered into an agreement with D&T which sets forth the terms by which D&T will perform audit services for the Company.

The following table sets forth the aggregate fees for professional services rendered by D&T for the audit of the Company’s consolidated financial statements for fiscal years 2023 and 2022 and fees billed for other services rendered by D&T for those periods.

Fiscal Year	Annual Audit Fees(1)	Audit-Related Fees(2)	Tax Fees(3)	All Other Fees(4)	Total

2023	$4,205,972	$0	$0	$0	$4,205,972

2022	$5,665,904	$0	$0	$0	$5,665,904

(1)  Audit Fees — These amounts represent fees of D&T for professional services rendered in connection with: (i) the audits of our annual consolidated financial statements and the effectiveness of our internal controls over financial reporting for the fiscal years ended December 30, 2023 and December 31, 2022; (ii) the review of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; (iii) consultations on accounting matters; and (iv) SEC registration statements.

(2)  Audit-Related Fees — Audit-Related Fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or other filings.

(3)  Tax Fees — Tax Fees consist of fees billed for professional services performed by D&T with respect to tax compliance and advisory services.

(4)  All Other Fees — All Other Fees consist of permitted services other than those that meet the criteria above and are primarily fees for advisory services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be separately approved in advance by the Audit Committee. The policy also provides that the Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for non-audit services provided that the pre-approval of each service permitted by the Chair is limited to a pre-established threshold of up to $250,000 and reported to the full Audit Committee at its next meeting. All audit and non-audit services provided in fiscal years 2023 and 2022 were pre-approved by the Audit Committee in accordance with these policies and procedures.

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2024.

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COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (the “CD&A”) describes our executive compensation programs and explains how the Compensation & Talent Committee (the “C&T Committee”) made its compensation decisions for our named executive officers (also referred to in this CD&A as “NEOs”) for fiscal year 2023. The NEOs for fiscal year 2023 were:

Name	Position

Gerry P. Smith	Chief Executive Officer

D. Anthony Scaglione	Executive Vice President and Chief Financial Officer

John W. Gannfors	Executive Vice President of The ODP Corporation and President of Veyer

Zoe U. Maloney	Executive Vice President and Chief Human Resources Officer

David Centrella	Executive Vice President of The ODP Corporation and President of ODP Business Solutions

Joseph S. Vassalluzzo*	Non-Employee Chair of the Board of Directors and Former Interim Principal Executive Officer

*

As previously disclosed by the Company, Gerry P. Smith took a temporary medical leave of absence to undergo a medical procedure that required a period of recovery during fiscal year 2023. Joseph S. Vassalluzzo, non-executive Chair of the Board, assumed the CEO’s authority and responsibility between September 2023 through January 2024 until Mr. Smith’s return to full time duties.

While the discussion in the CD&A is focused on our NEOs, many of our executive compensation programs apply broadly across our management ranks, including our cash Annual Bonus Plan that covers approximately 1,600 employees.

2023 Select Business Highlights

The ODP Corporation is a leading provider of products, services, and technology solutions through an integrated business-to-business (B2B) distribution platform and omnichannel presence, which includes supply chain and distribution operations, dedicated sales professionals, a B2B digital procurement solution, online presence and a network of Office Depot and OfficeMax retail stores. Through its operating companies Office Depot, LLC; ODP Business Solutions, LLC; Veyer, LLC; and Varis, Inc., The ODP Corporation empowers every business, professional, and consumer to achieve more every day.

The ODP Corporation’s Three Horizon Strategy and Four Business Unit Structure

ODP has a rich and dynamic history that spans over three decades and has built a strong business utilizing a unique set of assets and world-class capabilities. Our success was built upon a strong foundation that is enabled by our differentiated assets and capabilities. We have outlined our path to growth and multiple expansion, leveraging our capabilities and multiple routes to market, and executing upon our “three horizon strategy”. This strategy highlights how we will drive our portfolio of business assets, initially leaning on our high cash-flow Office Depot business (First Horizon), while focusing on short-term and mid-term revenue and growth opportunities in our ODP Business Solutions business (Second Horizon). Our Third Horizon focuses on driving incremental growth and income by driving our Veyer logistics service offerings, while we expand our digital capabilities and accelerate growth in our Varis business.

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In 2023, The ODP Corporation continued to execute against a challenging environment, driving solid operating performance, as the strength of its distribution platform, expanding services, and low-cost business model helped offset some of the macroeconomic headwinds. Our performance in 2023 is a result of our operational excellence approach and leveraging our competitive advantages to drive value to our shareholders through our:

•	Low-cost business model

•	Flexible operating and cost structure

•	High-quality supply chain services

•	Multiple routes to market

•	Strong balance sheet

Our low-cost model approach continued to be a cornerstone of our business model, the results of which can be seen in our strong operating results delivered throughout the year. For full year 2023, the Company delivered results consistent with its previously issued guidance, generating $7.8 billion in sales, GAAP operating income of $201 million, net income from continuing operations of $139 million, or $3.50 per diluted share, adjusted operating income of $290 million, and Adjusted EBITDA of $417 million. The Company drove these results while making progress on its strategic initiatives to unleash the value of its business and pursue long-term growth opportunities through its four business unit operating structure.

In June 2023, the Company released its 2022 Sustainability Report, announcing that we were able to achieve our environmental goals, support our valued associates and help take care of our communities.

Some of our sustainability achievements include:

•	2030 Near Term Goal for science-based GHG emissions reduction targets were validated by Science Based Target Initiative (SBTi).

•	Achieved a 36% reduction in Scope 1 & 2 emissions through 2023 and a 11% reduction in overall scope 3 emissions through 2022 (currently calculating Scope 3 for 2023) vs. our 2019 baseline year.

•	Reduced absolute plastic in private label packaging and e-commerce shipping operations by 6.7% vs. 2022 baseline.

In 2023, the Company continued to remain focused on enhancing shareholder returns, executing upon its $1 billion share repurchase authorization effective November 3, 2022, through year-end 2025.

Under the share repurchase program, the Company repurchased six million shares in 2023 for a total consideration of $298 million.

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Key 2023 Compensation Actions

The primary elements of our total direct compensation program for the NEOs and a summary of the actions taken by the C&T Committee during fiscal year 2023 are set forth below.

Compensation Component	Link to Business and Talent Objectives	2023 Compensation Actions

Base Salary (Page 46)	• Competitive base salaries help attract and retain executive talent • Reflects the level and scope of responsibility within the Company	• No changes in base salary were made to our NEOs

Annual Cash Bonus (Page 46 )

•  We operate a single annual bonus plan for our executives and approximately 1,600 employees

•  Selected performance metrics focus executives and employees on achieving annual financial results that are key indicators of annual financial and operational performance

•  As more fully disclosed under “2023 Annual Bonus Plan”, based on performance relative to the pre- established goals, the C&T Committee approved to pay bonuses at 100.6% of target for Mr. Smith, Mr. Scaglione, and Ms. Maloney, 115.20% of target for Mr. Gannfors, and 102.73% of target for Mr. Centrella

•   Based on investor feedback, a Business Unit (BU) specific metric was introduced in 2023 and applies to our BU leaders. Details are more fully disclosed under the “2023 Annual Bonus Plan” section

Long Term Incentive (LTI) Compensation (Page 49)	• 2023 long-term awards consist of performance shares and restricted stock units (RSUs) • Performance shares are based on 3-year relative Total Shareholder Return (TSR) performance and EPS-CAGR

•  Retained the same weighting as in 2022, with performance shares representing 60% of the target value and RSUs representing 40% of the target value

•  Of the performance shares, 50% will be earned based on relative TSR performance vs peers and the remaining 50% will be based on adjusted EPS-CAGR

•  Our 2021 performance share awards for Free Cash Flow were earned at 60% of target, while the performance for rTSR performance shares will not be determined until after market close on April 22, 2024

Shareholder Feedback on Executive Compensation Programs

For fiscal year 2022 compensation decisions, we received 98.3% shareholder support on our Say-on-Pay advisory vote. We interpret this strong support as validation that our executive compensation programs are well-governed and aligned with shareholder interests. We continued our high level of engagement with shareholders in 2023, directly engaging with shareholders to seek feedback and to better understand their perspectives on our executive compensation program and opportunities for continuous improvement. The C&T Committee intends to monitor the overall program to ensure the ability to support the Company’s evolving strategic plan and to create commonality of interests between leadership and shareholders.

Our outreach to the investment community included our top 20 investors who collectively represent more than 70% of our outstanding common stock. We also received requests to engage with key shareholders outside of our top 20.

In 2023, representatives from our management team met directly with a number of key shareholders. We had conversations regarding executive compensation practices, corporate governance, and ESG matters. A direct response to

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feedback from those meetings was introducing a business unit (“BU”) specific metric in our Annual Bonus Plan, which gives our BU executives an incentive to drive performance while also maintaining a balanced focus on total enterprise results. Additionally, we changed a performance metric in our 2023 Long-Term Incentive Plan (“LTIP”) from Free Cash Flow to adjusted Earnings Per Share-Compound Annual Growth Rate (“EPS-CAGR”), which aligns management incentives with the 3-year goals we disclosed during our Investor Day in November 2022.

We received positive feedback that we have strongly governed compensation programs and our ESG metric in our Annual Bonus Plan is well structured and properly disclosed. We expect to maintain this focus on critical ESG matters in our executive compensation programs going forward and continue to tie incentives to quantitative ESG criteria.

In addition, Management holds regular conference calls and participates in in-person meetings with investors following our quarterly earnings release as another way to gather feedback and respond to questions about specific matters of importance, such as executive compensation design. Regarding executive compensation, in general, shareholders provided positive feedback about our overall program.

We believe our executive compensation program is tailored to our business strategies, aligned with our pay-for-performance philosophy and market views on best practices, and designed to create long-term value for our stakeholders and shareholders.

Compensation Philosophy

OBJECTIVE	COMPENSATION DESIGN CRITERIA

Accountability for Business Performance

•   Tie compensation in large part to our financial and operating performance, so that executives are held accountable for the performance of the business for which they are responsible and for achieving the Company’s Annual Operating Plan.

Accountability for Long-Term Performance	• Include meaningful incentives to create long-term shareholder value while not promoting excessive risk taking.

Competition	• Reflect the competitive marketplace so we can attract, retain, and motivate talented executives throughout the volatility of business cycles.

Environmental, Social and Governance (ESG)

•   Include incentives tied to pre-determined ESG initiatives to help ensure executives are focused on non-financial strategic ESG matters that are of substantial importance to the Company and our customers, our shareholders, and other stakeholders and play an essential role in the Company’s success.

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Key Compensation Elements

The various elements of compensation we pay to our NEOs are intended to reflect our compensation philosophy and: (i) provide an appropriate level of financial certainty through fixed compensation, (ii) ensure that at least 60% of equity compensation is performance-based, and (iii) create a balance of short-term and long-term incentives. The key elements of the Company’s fiscal year 2023 executive compensation program can be summarized as follows:

2023 Total Direct Compensation
	Base Salary	Annual Cash Bonus	Performance Shares	Restricted Stock Units
Who Receives	All Named Executive Officers
When Granted	Annually
Form of Delivery	Cash		Equity
Type of Performance	Individual	Short-Term emphasis (variable)	Long-Term emphasis (variable)
Performance Period	1 year	1 year	3 years	3 years
How Payout Determined	BOD/ C&T Committee Determination	Pre-established formulas approved by BOD/ C&T Committee	Pre-established formulas approved by BOD/ C&T Committee	RSUs are not subject to performance conditions, they are time vested
Performance Measures	Individual	Adjusted EBITDA; Net Sales; Non-financial strategic ESG metric; BU metric for BU EVPs	Relative TSR	N/A

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Compensation Best Practices

The C&T Committee is guided by the following best practices in determining the compensation structure for our executives:

WHAT WE DO	WHAT WE DON’T DO

✓  Pay for performance by structuring a significant percentage of target annual compensation in the form of variable, at- risk compensation

✓  Equity is the largest component of compensation for our executives and directly aligns them with shareholder value

✓  Use of pre-established performance goals that are aligned with creation of long-term shareholder value

✓  Market comparison of executive compensation against a relevant peer group

✓  Robust clawback policy in addition to the SEC required minimum policy

✓  Use of rigorous stock ownership guidelines

✓  Use of an independent compensation consultant

✓  Annual say-on-pay vote

✓  Performance assessment of our executives is multi- dimensional, covering the income statement, non-financial priorities, cash-flow statement and market performance

X   We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the Company

X   No excise tax gross-ups

X   No repricing of underwater stock options without shareholder approval

X   No dividends or dividend equivalents on unearned equity awards

X   No hedging of our stock by our directors, executive officers and all other employees

X   No pledging of our stock by our directors or executive officers

X   No unapproved trading plans

X   No spring-loading of stock options

Performance Based Compensation

The C&T Committee annually reviews the total mix of compensation for our NEOs, which includes a significant portion of variable performance-based incentives that are linked to the attainment of critical performance targets and changes in shareholder value. The C&T Committee believes that each of these elements provides a meaningful reward opportunity to the NEOs, focuses our leadership team on the key drivers of success for the near- and long-term, and therefore supports our short-term and long-term strategic objectives and links realized pay directly to performance.

With respect to our CEO’s compensation, 90% of Mr. Smith’s target compensation was “at risk” in 2023 based on operating performance, relative TSR, and/or changes in stock price. Target compensation for our other NEOs in 2023 was 75% “at risk.”

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PRIMARY ELEMENTS OF TOTAL DIRECT COMPENSATION

Base Salary

The C&T Committee (members listed on page 26) performed its annual review of executive compensation considering external market data, as well as scope of role, individual performance, and internal equity and determined to maintain base salary at fiscal year 2022 rates:

NEO Annualized Salary	2023	2022
Gerry P. Smith	$1,100,000	$1,100,000
D. Anthony Scaglione	$725,000	$725,000
John W. Gannfors	$600,000	$600,000
Zoe U. Maloney	$525,000	$525,000
David Centrella	$525,000	$525,000
Joseph S. Vassalluzzo	-	-

2023 Annual Bonus Plan

The Annual Bonus Plan is a cash annual incentive plan designed to compensate our executives and employees based on the achievement of annual corporate performance goals. The Annual Bonus Plan includes threshold, target and maximum payouts tied to adjusted EBITDA, Net Sales, non-financial strategic ESG goals and BU metrics for BU leaders. The Annual Bonus Plan puts strong focus on driving profitable growth and an appropriate balance between Total Company and BU performance. This was the third consecutive year that ESG was incorporated into the Annual Bonus Plan in response to shareholder feedback and its inclusion continues to emphasize the importance of ESG initiatives in driving stakeholder value and holding management accountable for results.

The table below shows the C&T Committee-approved target bonus opportunity (expressed as a percentage of base salary) for each named executive officer. In setting the target bonus opportunity for each executive, the C&T Committee considers factors such as external market data, internal equity, and the scope of role for each executive.

NEO Target %	2023	2022
Gerry P. Smith	150%	150%
D. Anthony Scaglione	100%	100%
John W. Gannfors	90%	90%
Zoe U. Maloney	90%	90%
David Centrella	90%	90%
Joseph S. Vassalluzzo	-	-

Our NEOs could have earned between 0% and 175% of their respective 2023 annual incentive targets based on achieved performance. Failure to meet threshold for a given performance metric results in zero funding for that metric. The achievement of target performance goals results in target payout, with a maximum payout capped at 175% of target for superior performance. This payout structure was designed to align with market-competitive practice among the Company’s peer group and to enable upside opportunity for performance above target. The BU-specific metrics could not pay out for achievement over 100% of target unless the Company met or exceeded its Total Company EBITDA target for 2023.

In early 2023, the Board of Directors approved the 2023 annual incentive financial targets. The financial targets were set rigorously, align with our financial plan and assumed full year performance for all business units. The financial plan assumed some normalization of business conditions in certain areas of our business, including a continued recovery in ODP Business Solutions due to companies either fully returning back to the office or implementing hybrid home/ office work arrangements, the expected degradation in our Office Depot business due to secular declines and the planned closing of 43 stores as part of our strategic objective of optimizing our retail footprint, and investment in our three horizons strategy. These conditions resulted in our 2023 Financial Targets being set slightly lower than prior year.

When designing the Annual Bonus Plan in February of 2023, the C&T Committee established categories of significant, unplanned and unusual items that would be excluded from adjusted EBITDA and Net Sales. The pre-determined adjustments were intended to ensure that measured performance reflected the degree of management excellence in results and was not distorted upward or downward by factors outside management’s control. The adjustment categories set forth in the Annual Bonus Plan thereby foster “line of sight” between controllable performance and payouts, protect against artificial inflation or

● ● ●

deflation in payouts, and assure fairness to both shareholders and management, and continued alignment of their interests. For 2023, the categories of excludable items included: merger-related expenses; impacts of unplanned acquisitions and divestitures; any costs related to a strategic review of a segment for sale or joint ventures; legal and associated costs related to evaluating external transactions, including but not limited to tender offers and potential joint ventures; costs related to simplifying legal structures; impacts of change in classification from discontinued operations to continuing operations (and vice versa); restructuring charges; impairment charges related to goodwill, other intangible assets, and long-lived assets (non-cash); unplanned legal expenses related to attorney fees, judgments and settlements; and unplanned costs and benefits related to real estate strategy, including, but not limited to lease terminations or facility closure obligations; and other unplanned and unusual adjustments approved by the C&T Committee.

The table below summarizes the metrics and performance parameters for the 2023 Annual Bonus Plan:

For Mr. Smith, Mr. Scaglione and Ms. Maloney:

2023 Company Metrics*	Weight	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (175% Payout)
Adjusted EBITDA	40%	$350.2 million	$412.00 million	$473.80 million
Net Sales	40%	$7.782 billion	$8.19 billion	$8.60 billion
Non-Financial ESG	20%	See Grids Below	See Grids Below	See Grids Below

For Mr. Gannfors:

2023 Company Metrics*	Weight	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (175% Payout)
Adjusted EBITDA	30%	$350.2 million	$412.00 million	$473.80 million
Net Sales	30%	$7.782 billion	$8.19 billion	$8.60 billion
Veyer BU External EBITDA	20%	$8.5 million	$10 million	$11.5 million
Non-Financial ESG	20%	See Grids Below	See Grids Below	See Grids Below

For Mr. Centrella:

2023 Company Metrics*	Weight	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (175% Payout)
Adjusted EBITDA	30%	$350.2 million	$412.00 million	$473.80 million
Net Sales	30%	$7.782 billion	$8.19 billion	$8.60 billion
ODPBS Gross Profit $	20%	$527.9 million	$621 million	$714.1 million
Non-Financial ESG	20%	See Grids Below	See Grids Below	See Grids Below

*

Adjusted EBITDA and Net Sales are non-GAAP financial measures. For purposes of our 2023 Annual Bonus Plan, we used Adjusted EBITDA and Sales as reported in our fourth quarter fiscal 2023 earnings press release included as an exhibit to our Current Report on Form 8-K furnished on February 28, 2024 and adjusted them in accordance with the categories of excluded items previously noted.

In addition, the C&T Committee approved the inclusion of the below ESG initiatives which comprise 20% of the Annual Bonus Plan for 2023. The table below summarizes the ESG Initiatives and the strategic measures that were assessed by the C&T Committee at the end of fiscal year 2023 to determine the achievement of these initiatives.

Weighting (of 20%)	ESG Initiative	Strategic Measure
33.33%	Environmental	Reduce the Company’s absolute plastic packaging use for its private label products and ecommerce shipping operations by 4% in 2023 vs 2022
33.33%	Social	Increase the amount of diverse supplier spend relative to overall spend to 3.2%
33.33%	Environmental	Reduce by 5% the Company’s greenhouse gas (GHG) emissions in Scope 1 (Company Facilities, Company Vehicle) and Scope 2 (Electricity, Steam, Heating & Cooling for own use) vs 2022

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Absolute Plastic Reduction		Diverse Supplier Spend		Greenhouse Gas Emissions Reduction
Attainment Level	Payout	Attainment Level	Payout	Attainment Level	Payout
Below 3.5%	0%	Below 3.05%	0%	Below 4.5%	0%
3.5% Reduction	50%	3.05% Penetration	50%	4.5% Reduction	50%
4% Reduction	100%	3.2% Penetration	100%	5% Reduction	100%
5% Reduction	137.5%	3.5% Penetration	137.5%	7.5% Reduction	137.5%
6%+ Reduction	175%	3.8%+ Penetration	175%	10%+ Reduction	175%

For purposes of determining the level of achievement for each of the financial bonus metrics under the Annual Bonus Plan, the C&T Committee reviewed our 2023 audited financial statements approved by the Audit Committee. Based on this review, the C&T Committee certified achievement of the Adjusted EBITDA and Net Sales performance results as reflected in the following table.

For Mr. Smith, Mr. Scaglione and Ms. Maloney:

2023 Company Metrics*	Weight	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (175% Payout)	2023 Performance	Earned Percentage (Weighted)
Total Co. Adjusted EBITDA	40%	$350.2 million	$412.00 million	$473.6 million	$414.0 million	102.0%
Total Co. Net Sales	40%	$7.78 billion	$8.19 billion	$8.60 billion	$7.88 billion	62.0%
Non-Financial ESG	20%	See Previous Page	See Previous Page	See Previous Page	See below	175.0%
					Total	100.60%

For Mr. Gannfors:

2023 Company Metrics*	Weight	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (175% Payout)	2023 Performance	Earned Percentage (Weighted)
Total Co. Adjusted EBITDA	30%	$350.2 million	$412.00 million	$473.6 million	$414.0 million	102.0%
Total Co. Net Sales	30%	$7.78 billion	$8.19 billion	$8.60 billion	$7.88 billion	62.0%
Veyer External EBITDA	20%	$8.5 million	$10 million	$11.5 million	$11.1 million	155.0%
Non-Financial ESG	20%	See Previous Page	See Previous Page	See Previous Page	See below	175.0%
					Total	115.20%

For Mr. Centrella:

2023 Company Metrics*	Weight	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (175% Payout)	2023 Performance	Earned Percentage (Weighted)
Total Co. Adjusted EBITDA	30%	$350.2 million	$412.00 million	$473.6 million	$414.0 million	102.0%
Total Co. Net Sales	30%	$7.78 billion	$8.19 billion	$8.60 billion	$7.88 billion	62.0%
ODPBS Gross Profit	20%	$527.9 million	$621 million	$714.1 million	$607.4 million	92.7%
Non-Financial ESG	20%	See Previous Page	See Previous Page	See Previous Page	See below	175.0%
					Total	102.73%

*

Adjusted EBITDA and Net Sales are non-GAAP financial measures. For purposes of our 2023 Annual Bonus Plan, we used Adjusted EBITDA and Sales as reported in our fourth quarter fiscal year 2023 earnings press release included as an exhibit to our Current Report on Form 8-K furnished on February 28, 2024, and adjusted them in accordance with the categories of excluded items previously noted.

Regarding the Non-Financial ESG metrics, the C&T Committee determined that each of the ESG target goals were exceeded in 2023, resulting in a maximum payout achievement level of 175% of target. The Absolute Plastic Reduction metric achieved a 6.7% reduction while the target was 4%, resulting in a maximum payout of 175%. The GHG emissions metric achieved a 10.0% reduction while the target was 5%, resulting in a maximum payout of 175%. The Supplier Diversity spend metric achieved a 4.3% improvement while the target was 3.2%, resulting in a maximum payout of 175%.

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The C&T Committee did not exercise its discretion to adjust the formulaic payouts and therefore, approved payouts as described in the above tables.

The threshold, target and maximum payout for each NEO are disclosed in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards in Fiscal Year 2023 table on page 59. The actual dollar amounts earned by our NEOs in fiscal year 2023, pursuant to the Annual Bonus Plan, are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 57.

2023 Long-Term Incentive Program

The purpose of our long-term incentive program is to further align the long-term interests of management with those of our shareholders and help retain our key talent. These objectives must be balanced such that successful, high-achieving employees remain motivated and committed even in periods of temporary market downturns or volatility in our performance as well as the periods where we have strategic transactions that create uncertainty. In support of these objectives, the 2023 LTIP award includes both time and performance-based components to promote long-term retention and achievement of key operating objectives:

LTIP Award	Weighting	Rationale and Key Features

Performance Shares	60%

•  Incentivize NEOs to achieve specific measurable goals over a three-year performance cycle

•  Shares are earned based on performance achievement and can range from 0% for below threshold performance to 200% of the target number of shares for maximum performance

•  Vesting occurs on March 10, 2026, subject to continued employment

Restricted Stock Units	40%

•  Align pay and company performance as reflected in our stock price

•  Encourage retention of our executive officers’ services and promote ownership by our executives in company stock

•  RSUs vest in one-third installments at the end of each of the first three years following grant

Our 2023 performance shares are subject to two equally weighted performance metrics: (i) our 3-year TSR relative to the TSR of our performance peer group and (ii) 3-year adjusted Earnings Per Share- Compound Annual Growth Rate (EPS-CAGR).

Performance Share Metrics	Weighting	Rationale for Selection

3-year Relative TSR	50%

•  Calculated based on TSR for the Company relative to peers for the performance period beginning on March 10, 2023, and ending on March 10, 2026

•  Relative TSR aligns earned compensation with shareholder experience

•  No more than 100% of the target award may be earned if our absolute TSR over the performance period is negative

3-year EPS- CAGR	50%

•  Calculated based on adjusted EPS- CAGR for the Company for the performance period beginning on January 1, 2023, and ending on December 27, 2025

•  EPS- CAGR aligns earned compensation with shareholder experience

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The C&T Committee set the following thresholds, targets, and maximum parameters for each of the applicable metrics selected under the 2023 LTIP:

Total Shareholder Return * (vs. peers)	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (200% payout)

Company TSR is Positive	30th percentile	50th Percentile	90th Percentile

Company TSR is Negative	30th Percentile	50th Percentile	N/A- Maximum is 100% Payout (50th Percentile or more)**

EPS- CAGR	Threshold Parameter (25% Payout)	Target Parameter (100% Payout)	Maximum Parameter (200% payout)

	15%	20%	25%

*	Payouts earned for intermediate performance levels are determined using straight line interpolation.

**

Payouts for achievement of negative company TSR are capped at 100% payout regardless of percentile achievement relative to the comparative peer group. Payouts for achievement of positive Company TSR are capped at 200% payout. A six (6) times grant date fair value cap will also be applied if applicable.

The C&T Committee and Board, as applicable, approved the following awards to be granted to the NEOs under the 2023 LTIP:

Name	RSU Value ($)	Performance Share Target Value ($)	Total

Gerry P. Smith	$3,200,000	$4,800,000	$8,000,000

D. Anthony Scaglione	$760,000	$1,140,000	$1,900,000

John W. Gannfors	$480,000	$720,000	$1,200,000

Zoe U. Maloney	$400,000	$600,000	$1,000,000

David Centrella	$400,000	$600,000	$1,000,000

The annual equity grants for 2023 were approved by the C&T Committee in March 2023 after our earnings were released for the 2022 fiscal year end. The C&T Committee granted equity under the shareholder approved 2021 Long-Term Equity Incentive Plan. New hire grants (if applicable) made during the year are granted on the later of the first business day of employment or on the business day following the grant approval by the C&T Committee.

2021 LTIP Results

The 2021 LTIP awards include performance awards split evenly between total FCF for the three cumulative fiscal years beginning on December 27, 2020 and ending on December 30, 2023, and rTSR for the Company relative to the peer group for the performance period beginning on April 22, 2021 and ending on April 22, 2024.

For 2021 LTIP awards tied to FCF, the C&T Committee determined that the adjusted achievement of $704 million was attained, resulting in a 60% achievement under the 2021 LTIP.

For 2021 awards tied to relative TSR, the performance will not be determined until after market close on April 22, 2024.

Further information on the 2021 LTIP plan design is included in our Proxy Statement filed with the SEC on March 17, 2022. The following table shows the target and results for the three-year performance period for the 2021 LTIP awards.

Performance Metric	Threshold Parameter (50% Payout)	Target Parameter (100% Payout)	Maximum Parameter (200% Payout)***	3-year Performance	Payout%

3-year FCF (original)*	$720 million	$900 million	$1.08 billion	$763 million	N/A

3-year FCF (adjusted)*	$672 million	$840 million	$1.008 billion	$704 million	60.0%

3-year rTSR**	30th percentile	50th percentile	90th percentile	TBD	TBD

*

Prior to the sale of our former subsidiary, CompuCom on December 31, 2021, we moved CompuCom into discontinued operations for Q3 and Q4 of 2021. An adjustment, per the plan terms & conditions, was made to remove both target and actual Q3/Q4 2021 FCF performance for CompuCom.

● ● ●

**	relative TSR performance will not be determined until after market close on April 22, 2024 (three years from the grant date).

***	relative TSR maximum payout is 100% if TSR is negative.

Interim Principal Executive Officer Compensation

In September 2023, the Board appointed Mr. Vassalluzzo, the Company’s non-executive Chair of the Board, to serve as Interim Principal Executive Officer while Mr. Smith began a temporary medical leave of absence. Mr. Vassalluzzo served in this role from September 2023 through January 2024 when Mr. Smith returned to his full time duties. In February 2024, the C&T Committee met and considered Mr. Vassalluzzo’s service as Interim Principal Executive Officer and recommended (and the Board approved) a one-time grant to Mr. Vassalluzzo of fully vested stock in the amount of $550,000 to be made on March 25, 2024. As per his other compensation for service on the Board of Directors, the distribution of this one-time grant will be deferred until Mr. Vassalluzzo’s separation date from the Board.

EXECUTIVE COMPENSATION PROCESS AND GOVERNANCE

Executive Compensation Oversight Responsibilities

The table below summarizes the key oversight responsibilities for executive compensation.

Compensation & Talent Committee

•  Establishes executive compensation philosophy

•  Approves incentive compensation programs and target performance expectations for the annual bonus plan and long-term incentive plan

•  Approves all compensation actions for the named executive officers, other than the CEO (which is approved by the Board)

Independent Consultant — FW Cook/ Meridian

•  Provides independent advice, research, and analytical services on a variety of subjects to the C&T Committee, including compensation of named executive officers, nonemployee director compensation and executive compensation trends

•  Participates in C&T Committee meetings as requested and communicates with the Chair of the C&T Committee between meetings

•  FW Cook reported to the C&T Committee, did not perform any other services for the Company, and had no economic or other ties to the Company or the management team that could compromise its independence or objectivity

•  C&T Committee regularly considered FW Cook’s independence; in 2023, the C&T Committee concluded that FW Cook was independent and that its work for the C&T Committee did not raise any conflicts of interest

•   In July of 2023, the C&T Committee conducted a request for proposal process for the services of an independent consultant. After much consideration the C&T Committee determined to replace FW Cook with Meridian as its independent advisor, effective with the October 2023 meeting. Meridian has advised the C&T Committee on matters of compensation for 2024

CEO and Management

•  Management, including the CEO, develops preliminary recommendations regarding compensation matters with respect to all NEOs, other than the CEO, and provides these recommendations to the C&T Committee, which makes the final decisions, with advice from FW Cook/Meridian, as appropriate

•  Responsible for the administration of certain compensation programs once C&T Committee decisions are finalized

Peer Companies

The C&T Committee believes benchmarking is a useful method to gauge both the compensation level and compensation mix for executives within competitive job markets that are relevant to the Company. The C&T Committee reviews total direct compensation compared to levels at peer companies that we believe are reflective of our business. Data is gathered from the proxy statements of our peer group (as defined below) as well as industry surveys for benchmarking purposes in review and analysis of base salaries, bonuses, long-term incentives, and benefits/perquisites to establish our executive compensation program.

● ● ●

The peer group was developed based on the following criteria:

•	Initial Selection focused on companies in the Retail Global Industry Classification Standard (“GICS”) industry and the following B2B GICS sub-industries:

•	Commercial Printing

•	Data Processing & Outsourced Services

•	Health Care Distributors

•	Distributors

•	IT Consulting & Other Services

•	Office Services & Supplies

•	Technology Distributors

•	Trading Companies & Distributors

•	Companies within the selected GICS codes were then screened further based on the following additional criteria:

•	One-third to three times our revenue;

•	One-fifth to five times our market cap;

•	Similar operating margin; and

•	Similar business model, including product lines and services, business-to-business distributor, and/or business-to-business services presence.

Companies selected for the peer group were required to have a significant number of the characteristics described above, but not necessarily all of them. Judgment was used to ensure that the median revenue of the group remained reasonable relative to our revenues and to create a balanced mix of retailers, distributors, and service companies.

While we strive for year-over-year continuity for our peer group, the peer group data is generally reviewed annually, based on input from FW Cook/Meridian, to determine if modifications to the peer group or the criteria used to determine the peer group are necessary to ensure a representative peer group. At its meeting on July 28, 2022, the C&T Committee reviewed FW Cook’s recommended changes to the peer group, which were designed to better align our peer group with our realigned four-business unit structure and the evolving nature of our business portfolio. FW Cook suggested removing from the Peer Group Dollar General, Kohl’s, Macy’s, Conduent and Genuine Parts because these companies no longer meet the screening criteria. FW Cook recommended that we increase the size of our peer group to 20 companies and add American Eagle, BJ’s Wholesale, MillerKnoll, Rent-A-Center, Sally Beauty, ScanSource, Steelcase, and Williams-Sonoma as they are a more representative group in current size/revenue parameters and are reflective of our current business portfolio.

The C&T Committee approved the revised peer group and recommended the peer group to the Board, which also approved it. The 2023 peer group is comprised of 20 companies with representation from nine retailers and 11 B2B companies. The B2B/Retail mix is 56% B2B and 44% Retail.

● ● ●

The companies listed below represent the 2023 peer group used to evaluate and set 2023 pay:

American Eagle Outfitters, Inc.	CDW Corporation	ScanSource, Inc.
Arrow Electronics, Inc.	Dick’s Sporting Goods, Inc.	Steelcase, Inc.
Avnet, Inc.	Insight Enterprises, Inc.	Veritiv Corporation
Bed Bath & Beyond, Inc.	MillerKnoll, Inc.	W. W. Grainger, Inc.
Best Buy Co., Inc.	R.R. Donnelley & Sons Company	WESCO International, Inc.
Big Lots, Inc.	Rent A Center Inc.	Williams-Sonoma, Inc.
BJ’s Wholesale Club Holdings, Inc.	Sally Beauty Holdings, Inc.

Peer Industry Mix	ODP Revenue Mix

Performance awards that use relative TSR as a performance criterion will continue to use the peer group or index that was approved at the time of the grant of the awards, with adjustments to the peer group only as specified in the applicable award agreement.

In addition to the peer group compensation information, the C&T Committee generally considers the following in making executive compensation decisions:

•	Our financial performance and the financial performance of the peer group when setting executive compensation;

•	Individual performance, experience, and responsibilities in the executive’s current position;

•	Internal parity among executive officers;

•	Target total direct compensation structures (i.e., sum of salary, annual bonus, and cash and equity awards);

•	Variable compensation program design; and/or

•	Benefit and perquisite offerings.

When making compensation decisions, the C&T Committee not only considers each element of compensation individually (i.e., base salary, short-term incentives, and long-term incentives), but also considers the target total direct compensation and mix of compensation paid to the NEOs. The C&T Committee also considers strategic business decisions when developing and approving the compensation program.

OTHER COMPENSATION AND GOVERNANCE MATTERS

Employment and Change-in-Control Agreements

The C&T Committee believes that employment letter agreements and change in control arrangements are necessary to attract and retain qualified executives. Our letter agreements with our NEOs generally set forth the terms of the officer’s employment with the Company and also provide for severance benefits if the officer is involuntarily terminated without cause or, in some cases, if the officer voluntarily terminates the officer’s employment for good reason, and such termination is not in connection with a change in control (“CIC”). The retention of key management is essential to and in our and our shareholders’ best interests. The C&T Committee believes reasonable severance benefits help ensure the continued dedication and efforts of management without undue concern for or distraction by their personal, financial and employment security.

● ● ●

Similarly, the C&T Committee believes that CIC agreements effectively motivate executives to remain engaged and strive to create shareholder value in the event the Company becomes an acquisition target or is targeting another company for acquisition, despite the risk of job loss or the loss of equity vesting opportunity. In addition, these severance and CIC arrangements are necessary to attract and retain qualified executives who may have other job alternatives that may appear to them to be less risky absent these arrangements, and these arrangements are particularly important to the Company given the high levels of competition for executive talent in the retail sector.

We have an Executive Change in Control Severance Plan (the “CIC Plan”) pursuant to which we will provide certain severance pay and other benefits to key executives, including the NEOs, who are viewed by us as critical to the continued leadership of the Company in the event of a CIC. The use of a planned approach provides many benefits when compared to entering into individual change in control agreements with each NEO. In most instances, this method ensures consistent terms and provisions and allows us flexibility to amend or change our practices in response to market trends and best practices. The CIC Plan includes features considered to be best practices, including a double-trigger for CIC benefits.

Our letter agreements and the CIC Plan generally require the NEO to sign a release of claims and to abide by certain confidentiality, non-solicitation, non-compete and related restrictive covenants as a condition of receiving severance payments.

For a detailed description of our CIC Plan and our letter agreements with our NEOs, please see the section entitled “Summary of Executive Agreements and Potential Payments upon Termination or Change in Control” beginning on page 62.

Executive Perquisites and Other Benefits

Consistent with the peer group practice and current trends in executive compensation, we provide the following limited number of perquisites to our NEOs: car allowances, financial planning services, and executive physicals are available to our NEOs. Other perquisites are offered when needed for the attraction and retention of executive talent and to allow NEOs to efficiently handle the responsibilities of their position.

We also provide the NEOs with core benefits that are generally available to our other full-time employees (e.g., coverage for medical, dental, vision care, prescription drugs, annual physical, and basic life insurance and long-term disability coverage), plus voluntary benefits that a NEO may select (e.g., supplemental life insurance).

In addition, we have a matching contribution to the 401(k) Plan for all participants, including the NEOs, which is equal to 50% of employee deferrals on the first 6% of eligible earnings (up to plan limits). The C&T Committee believes it is important to offer a benefit of this nature to further motivate and retain employees.

Management’s Stock Ownership Policy

The C&T Committee believes that the NEOs should maintain a meaningful equity interest in the Company through the ownership of stock. This ensures that the executive will pursue the long-term interests of shareholders since they are shareholders themselves. As such, the following stock ownership guidelines are in place for our NEOs still employed by the Company:

Position	Stock Ownership Requirement

CEO	6x annual base salary

All other NEOs	3x annual base salary

Our stock ownership guidelines are reviewed annually and are robust and continue to reflect current corporate governance trends. We require that all NEOs satisfy the ownership requirement by holding Company stock equal to a multiple of base salary rather than as a fixed number of shares. This requires NEOs to hold more shares in the event that our stock price decreases. Our CEO and NEOs are only permitted to sell stock before meeting the ownership requirements if they retain 50% of the net shares (after shares are disposed of to pay for taxes and acquisition), which ensures they are making progress towards meeting the guideline.

The type of equity considered for purposes of determining compliance with the stock ownership guidelines is equity that is earned or vested, which is defined as the following:

•	Shares held outright (including restricted stock for which the restrictions have lapsed and shares purchased on the open market);

● ● ●

•	Vested RSUs that have been deferred for tax purposes; and

•	Shares held in 401(k) accounts.

Unearned performance shares and unexercised stock options do not count towards meeting the guideline. The C&T Committee annually reviews each NEO’s progress towards meeting the ownership guidelines.

Clawback and Forfeiture Provisions

The Company has two incentive compensation clawback policies in place. The Policy for the Recovery of Erroneously Awarded Incentive-Based Compensation, adopted for purposes of compliance with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Nasdaq listing standards, provides for the mandatory recovery of both cash-and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. The other policy, our Recoupment Policy, provides that if we restate our reported financial results for any period beginning after January 1, 2010, the Board may recoup, when appropriate and in accordance with applicable laws, “Recoverable Compensation” received by an executive officer (including former executive officers) of the Company during the three completed fiscal years immediately preceding a restatement of financial results. To the extent practicable and in the best interests of shareholders, the amount recouped will include the excess of Recoverable Compensation that otherwise would not have been paid or granted or would not have vested had the actual payment, granting or vesting been calculated based on accurate data or restated financial results. Recoverable Compensation is defined to include any cash or equity-based compensation earned upon the attainment of financial goals and any awards that are based purely on non-financial goals as well as stock options, restricted stock units and other equity awards that are only subject to service-based vesting conditions.

Hedging and Pledging Prohibition

The Board adopted an anti-hedging policy that prohibits hedging transactions with respect to Company securities and derivatives by our Directors, executive officers and all other employees. Furthermore, the Board adopted an anti-pledging policy that prohibits our Directors and executive officers from using Company stock as collateral for any borrowing.

Effect of Tax and Accounting Considerations on Compensation Design

Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), limits the deductibility by the Company of compensation paid to certain executive officers to no more than $1,000,000 paid in any one year.

While the C&T Committee considers the deductibility of awards as one factor in determining executive compensation, the C&T Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

FORWARD LOOKING STATEMENTS

This Proxy Statement and other Company communications may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), that involve risks and uncertainties. These forward-looking statements include both historical information and other information that can be used to infer future performance. While certain information has specifically been identified as being forward-looking in the context of its presentation, we caution you that, with the exception of information that is historical, all the information contained in this Proxy Statement should be considered to be “forward-looking statements” as referred to in the Reform Act. Without limiting the generality of the preceding sentence, any time we use the words “estimate,” “project,” “intend,” “expect,” “believe,” “anticipate,” “continue” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature.

Significant factors that could impact our future results are described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. ODP does not assume any obligation to update or revise any forward-looking statements. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

● ● ●

COMPENSATION & TALENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Ms. Campbell, Ms. Jamison, Mr. Samant, and Ms. Schoppert served as members of the C&T Committee for all or a portion of fiscal year 2023. None of such committee members (i) was, during fiscal year 2023, an officer or employee of the Company or any of its subsidiaries, was formerly an officer of the Company or any of its subsidiaries; or (iii) had any relationship requiring disclosure by the Company pursuant to any paragraph of Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served as an executive officer, director or member of a compensation committee of any other entity of which an executive officer or director of such entity is a member of the C&T Committee of the Company or the Company’s Board of Directors.

COMPENSATION & TALENT COMMITTEE REPORT

The C&T Committee has reviewed and discussed this Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and based on such review and discussion, the C&T Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the C&T Committee of the Board of Directors:

Wendy Schoppert (Chair)

Kristin A. Campbell

Cynthia T. Jamison

Shashank Samant

COMPENSATION PROGRAMS RISK ASSESSMENT

In February 2024, the C&T Committee, in a joint meeting with the Audit Committee, assessed our 2023 compensation programs and practices and concluded that such programs and practices do not create risks that are reasonably likely to have a material adverse effect on us. The C&T Committee’s independent compensation consultant also reviews and assesses the risk in our compensation programs.

We conducted a risk assessment that included a detailed qualitative and quantitative analysis of our compensation programs to which employees at all levels of the organization may participate, including the NEOs. The C&T Committee also considers how the design of our compensation programs compares to compensation programs maintained by our peer companies. Based on our risk assessment, and the reviews done by the independent compensation consultant and the C&T and Audit Committees jointly, the C&T Committee believes that our 2023 compensation programs have been appropriately designed to attract and retain talent and properly incentivize employees to act in the best interests of the Company.

We have programs and features that are designed to ensure that our employees, including the NEOs, are not encouraged to take unnecessary risks in managing our business, including:

•

Oversight of compensation programs (or components of programs) by the C&T Committee and by a broad-based group of functions within the Company, including the Human Resources, Legal, Finance and Internal Audit Departments;

•	Discretion provided to the C&T Committee (including negative discretion) to set targets, monitor performance, and determine final incentive award payouts;

•	A variety of programs that provide focus on both short- and long-term goals and provide a balanced mixture of cash and equity compensation;

•	Majority of the annual incentives focused on the use of financial metrics based on our annual operating plan which is approved by the Board;

•	Multi-year service-based vesting conditions with respect to equity-based awards;

•	Adoption of a total shareholder return metric under the long-term incentive program;

•	Rigorous stock ownership guidelines; and

•	An incentive pay recoupment policy which provides for recoupment of incentive compensation in the event of a financial restatement.

We periodically monitor our incentive programs throughout the year to ensure that such programs do not encourage undue risk taking and appropriately balance risk and reward consistent with our enterprise risk management efforts.

● ● ●

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

Summary Compensation Table for Fiscal Years 2021 - 2023

(a)	(b)	(c)[1]	(d)[2]	(e)[3]	(f)[4]	(g)[5]	(h)

Named Officers and Principal Positions	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Gerry P. Smith Chief Executive Officer	2023	$ 1,100,000	$ -	$ 8,000,000	$ 1,659,900	$ 75,379	$ 10,835,279
	2022	$ 1,100,000	$ -	$ 7,500,000	$ 1,889,593	$ 34,150	$ 10,523,743
	2021	$ 1,100,000	$ -	$ 7,500,000	$ 2,347,950	$ 33,700	$ 10,981,650

D. Anthony Scaglione Executive Vice President, Chief Financial Officer	2023	$ 725,000	$ -	$ 1,900,000	$ 729,350	$ 38,500	$ 3,392,850
	2022	$ 725,000	$ -	$ 1,900,000	$ 830,276	$ 37,750	$ 3,493,026
	2021	$ 665,865	$ -	$ 1,600,000	$ 878,429	$ 77,555	$ 3,221,849

John W. Gannfors Executive Vice President, President of Veyer	2023	$ 600,000	$ -	$ 1,200,000	$ 622,080	$ 37,542	$ 2,459,622
	2022	$ 600,000	$ -	$ 1,200,000	$ 618,412	$ 36,542	$ 2,454,954
	2021	$ 600,000	$ -	$ 1,000,000	$ 768,420	$ 36,965	$ 2,405,385

Zoe U. Maloney Executive Vice President, Chief Human Resources Officer	2023	$ 525,000	$ -	$ 1,000,000	$ 475,335	$ 79,745	$ 2,080,080
		$ -	$ -	$ -	$ -	$ -	$ -
		$ -	$ -	$ -	$ -	$ -	$ -

David Centrella Executive Vice President, President of ODP Business Solutions	2023	$ 525,000	$ -	$ 1,000,000	$ 485,399	$ 68,158	$ 2,078,557
		$ -	$ -	$ -	$ -	$ -	$ -
		$ -	$ -	$ -	$ -	$ -	$ -

Joseph S. Vassalluzzo Former Interim Principal Executive Officer (6)	2023	$ -	$ -	$ 157,528	$ -	$ 292,500	$ 450,028
		$ -	$ -	$ -	$ -	$ -	$ -
		$ -	$ -	$ -	$ -	$ -	$ -

(1)

Column (c) is used to record salary amounts that include cash compensation earned by each NEO, as well as any amounts earned in those years but contributed into an NEO’s The ODP Corporation 401(k) Plan at the election of the NEO.

(2)	There were no bonuses paid in 2023.

(3)

The dollar amounts in column (e) reflect the aggregate grant date fair value of equity awards granted within the fiscal year computed in accordance with FASB ASC Topic 718 for stock-based compensation. The 2023 awards were granted under the 2021 LTIP. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual value that will be recognized as income by each of the NEOs when received. Assumptions used in the calculation of these award amounts are included in Notes 1 and 12 to the consolidated financial statements included in our 2023 Annual Report. For 2023, the aggregate grant date fair value of equity awards reported in column (e) reflects the grant date fair value of performance-based stock units plus the grant date fair value of time-vested restricted stock units granted to the NEOs. The grant date fair value of the performance-based stock units at the maximum level of achievement is $9,600,028 for Mr. Smith, $2,279,934 for Mr. Scaglione, $1,440,014 for Mr. Gannfors and $1,199,980 for Ms. Maloney and Mr. Centrella.

(4)

The amounts in column (f) for fiscal year 2023 reflect cash awards earned under the 2023 Annual Bonus Plan, which is discussed in more detail above under the heading “2023 Annual Bonus Plan.” The amounts reported for fiscal year 2023 were based on fiscal year 2023 performance and were paid to all of the NEOs.

(5)

The dollar amounts in column (g) summarize the amounts included in the “Other Compensation Table for Fiscal Year 2023” that follows, which reflects the types and dollar amounts of perquisites and other personal benefits provided to the NEOs during fiscal year 2023. For purposes of computing the dollar amounts of the items listed in the Other Compensation Table, except as otherwise noted, the actual incremental costs to the Company of providing the perquisites and other personal benefits to the NEOs were used. Each perquisite and other personal benefit included in the Other Compensation Table that follows is described in more detail in the narratives immediately following the table.

● ● ●

(6)

Since February 2017, Mr. Vassalluzzo has served as the independent non-executive Chairman of the Board to lead the Board of Directors and receives an additional annual cash retainer of $200,000 to serve as non-Executive Chairman. Mr. Vassalluzzo received Equity Compensation of $157,528 and total Cash Payments of $292,500 as compensation for his role as the non-employee Chair of the Board of Directors for fiscal year 2023. Please refer to the Director Compensation table on page 20 and the Equity Compensation Paid to Directors table on page 21 for details on compensation to non-employee Directors.

OTHER COMPENSATION TABLE FOR FISCAL YEAR 2023

Other Compensation Table for Fiscal Year 2023

(a)	(b)[1]	(c)[2]	(d)[3]	(e)[4]	(f)

Named Officers	Car Allowance	401k Match	Financial planning	Other	Total

Gerry P. Smith	$ 25,000	$ 9,135	-	$ 41,245	$ 75,379

D. Anthony Scaglione	$ 15,600	$ 9,900	$ 13,000	-	$ 38,500

John W. Gannfors	$ 15,600	$ 8,942	$ 13,000	-	$ 37,542

Zoe U. Maloney	$ 15,600	$ 9,900	$ 13,000	$ 41,245	$ 79,745

David Centrella (5)	$ 15,600	$ 9,294	-	$ 43,264	$ 68,158

Joseph S. Vassalluzzo(6)	-	-	-	$ 292,500	$ 292,500

(1)	Column (b) reflects the car allowance of each NEO during fiscal year 2023 as part of the Executive Car Allowance Program.

(2)

Column (c) reflects the cost of matching contributions under The ODP Corporation’s 401(k) Plan of up to 3% of eligible compensation for the fiscal year 2023 up to the IRS annual compensation limit of $330,000.

(3)

Column (d) reflects amounts earned by the NEOs in fiscal year 2023 for payments made to third parties on behalf of the NEOs for financial planning services incurred during fiscal year 2023. Amounts incurred are taxable to the NEOs.

(4)

Column (e) represents the value of all other perquisites and benefits received by the NEOs for fiscal year 2023. Mr. Smith, Ms. Maloney, Mr. Centrella and their guests attended a Champions Circle Award Trip. The imputed income value was $25,015 and the additional $16,230 represents the gross-up amount.

(5)	Mr. Centrella received PTO pay of $2,019 as part of an adjustment for time off in 2022 that was not approved in the timekeeping system until 2023.

(6)	For Mr. Vassalluzzo, amount reflects total cash compensation earned for his role as the non-employee Chair of the Board of Directors in 2023.

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GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2023

Grants of Plan-Based Awards in Fiscal Year 2023

(a)	(b)	(c)[1]	(d)[1]	(e)[1]	(f)[2]	(g)[2]	(h)[2]	(i)[3]	(j)[4]

Named Officers	Grant Date	(1) Estimated Future Payouts Under Non-Equity Incentive Plan Awards			(2) Estimated Future Payouts Under Equity Incentive Plan Awards			(3) All Other Stock Awards: Number of Shares/ Units (#)	(4) Grant Date Fair value

		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Gerry P. Smith		$825,000	$1,650,00	$2,887,500	-	-	-	-	-

	3/10/2023	-	-	-	25,173	50,346	100,692	-	$2,400,000

	3/10/2023	-	-	-	21,700	43,400	86,800	-	$2,400,000

	3/10/2023	-	-	-	-	-	-	67,128	$3,200,000

D. Anthony Scaglione		$362,500	$725,000	$1,268,750	-	-		-	-

	3/10/2023	-	-	-	5,979	11,957	23,914	-	$570,000

	3/10/2023	-	-	-	5,154	10,307	20,614	-	$570,000

	3/10/2023	-	-	-	-	-	-	15,943	$760,000

John W. Gannfors		S270,000	$540,000	$945,000	-	-	-	-	-

	3/10/2023	-	-	-	3,776	7,552	15,104	-	$360,000

	3/10/2023	-	-	-	3,255	6,510	13,020	-	$360,000

	3/10/2023	-	-	-	-	-	-	10,069	$480,000

Zoe U. Maloney		$236,250	$472,500	$826,875	-	-	-	-	-

	3/10/2023	-	-	-	3,147	6,293	12,586	-	$300,000

	3/10/2023	-	-	-	2,713	5,425	10,850	-	$300,000

	3/10/2023	-	-	-	-	-	-	8,391	$400,000

David Centrella		$236,250	$472,500	$826,875	-	-	-	-	-

	3/10/2023	-	-	-	3,147	6,293	12,586	-	$300,000

	3/10/2023	-	-	-	2,713	5,425	10,850	-	$300,000

	3/10/2023	-	-	-	-	-	-	8,391	$400,000

Joseph S. Vassalluzzo		-	-	-	-	-	-	-	-

		-	-	-	-	-	-	-	-

	4/26/2023	-	-	-	-	-	-	3,684	$157,528

(1)  Column (c) reflects the minimum payment each NEO could expect to receive if The ODP Corporation reached at least its threshold performance goal set by the C&T Committee in fiscal year 2023 under the 2023 Annual Bonus Plan. Threshold was set at 50% of target for all NEOs. The financial performance goal was targeted to pay out at 100% upon achievement with a maximum payout of 200% of target to be paid if target was exceeded. Column (d) reflects the target payment each NEO could expect to receive if The ODP Corporation reached its target performance goals in fiscal year 2023 under the 2023 Annual Bonus Plan. Each NEO’s target annual bonus is expressed as a percentage of such officer’s annual base salary. For fiscal year 2023, the target bonus percentage was 150% of annual base salary for Mr. Smith, 100% for Mr. Scaglione, and 90% for Messrs. Centrella, Gannfors, and Ms. Maloney. Column (e) reflects the maximum payment each NEO could expect to receive if target was exceeded. Performance below threshold would result in no bonus being paid. See the section entitled “2023 Annual Bonus Plan” beginning on page 46 for additional details.

(2)  Columns (f) through (h) reflect the threshold, target and maximum payouts for PSUs granted pursuant to the 2021 Plan. NEOs will be eligible to earn all or a portion or an amount in excess of their target share award based on The ODP Corporation’s performance relative to the metric established by the C&T Committee for the three-year performance period starting in 2023 as well as satisfying the service condition to become vested in their eligible award by remaining continuously employed by The ODP Corporation from the date of grant until the vesting date. Further description of the NEOs’ 2023 long-term incentive award is discussed in the section entitled “2023 Long-Term Incentive Program” beginning on page 49.

(3)  Column (i) represents time-vested RSUs granted pursuant to the 2021 Plan. RSUs granted to Messrs. Smith, Scaglione, Gannfors, Centrella and Ms. Maloney on March 10, 2023 will vest one-third each on March 10, 2024, March 10, 2025, and March 10, 2026. Under these plan vesting provisions, awards granted will vest provided that each NEO is continuously employed by The ODP Corporation from the grant date until each such vesting date. For Mr. Vassalluzzo, the amount shown represents the grant date fair value of the RSUs granted as compensation for service on the Board during 2023, which amount would have otherwise been disclosed in the “Stock Awards” column of the 2023 Director Compensation Table. Per the Company’s director compensation arrangement, Mr. Vassalluzzo’s shares are fully vested upon grant, however distribution is deferred until the date of his separation of service from the Board.

(4)  Column (j) is computed in accordance with FASB ASC Topic 718 for stock-based compensation. See Notes 1 and 12 of the consolidated financial statements in our 2023 Annual Report regarding assumptions underlying the valuation of equity awards. These amounts do not correspond to the actual value that will be recognized as income by each of the NEOs when received.

● ● ●

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

Outstanding Equity Awards at 2023 Fiscal Year-End

	Option Awards				Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)[1]	(g)	(h)[1]
Named Officers	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gerry P. Smith	136,549	(2)	$44.50	2/27/2027	-	-	-	-

	-	(3)	-	-	67,128	$3,779,306	93,746	$5,277,900

	-	(4)	-	-	46,653	$2,626,564	100,424	$5,653,871

	-	(5)	-	-	25,400	$1,430,020	108,602	$6,114,293

D. Anthony Scaglione	-	(3)	-	-	15,943	$897,591	22,264	$1,253,463

	-	(4)	-	-	11,819	$665,410	25,441	$1,432,328

	-	(5)	-	-	5,419	$305,090	23,168	$1,304,358

John W. Gannfors	-	(3)	-	-	10,069	$566,885	14,062	$791,691

	-	(4)	-	-	7,465	$420,280	16,068	$904,628

	-	(5)	-	-	3,387	$190,688	14,480	$815,224

Zoe U. Maloney	-	(3)	-	-	8,391	$472,413	11,718	$659,723

	-	(4)	-	-	4,666	$262,697	10,042	$565,365

	-	(5)	-	-	1,948	$109,672	8,327	$468,810

David Centrella	-	(3)	-	-	8,391	$472,413	11,718	$659,723

	-	(4)	-	-	4,666	$262,697	10,042	$565,365

	-	(5)	-	-	1,778	$100,101	7,603	$428,049

Joseph S. Vassalluzzo	-		-	-	-	-	-	-

	-		-	-	-	-	-	-

	-		-	-	-	-	-	-

(1)

Amounts reported in columns (f) and (h) are based on the closing price of our common stock on The NASDAQ Global Select Market on December 29, 2023 of $56.30, multiplied by the number of unvested units reported in the table.

(2)

Represents a grant of non-qualified stock options awarded to Mr. Smith on February 27, 2017 under the 2015 Plan in connection with commencement of employment with The ODP Corporation. These options vested in three equal installments on the first, second, and third anniversaries of the grant date and are now fully vested.

(3)

On March 10, 2023, Messrs. Smith, Scaglione, Gannfors, Centrella and Ms. Maloney were granted a long-term incentive award as part of the 2023 long-term incentive program. Column (e) reflects the number of time-vested RSUs each NEO received. These RSUs vest in three equal installments on March 10, 2024, March 10, 2025, and March 10, 2026. Column (g) reflects the number of PSUs each NEO received. These PSUs cliff vest in one lump sum on March 10, 2026. Both awards of RSUs and PSUs require continued service through each vest date. For additional information related to awards granted in fiscal year 2023, see the section entitled “2023 Long-Term Incentive Program” on page 49.

(4)

On March 10, 2022, Messrs. Smith, Scaglione, Gannfors, Centrella and Ms. Maloney were granted a long-term incentive award as part of the 2022 long-term incentive program. Column (e) reflects the number of time-vested RSUs each NEO received that remain unvested as of December 30, 2023. These RSUs vest in three equal installments on March 10, 2023, March 10, 2024, and March 10, 2025. Column (g) reflects the number of PSUs each NEO received. These PSUs cliff vest in one lump sum on March 10, 2025. Both awards of RSUs and PSUs require continued service through each vest date. For additional information related to awards granted in fiscal year 2022, see our Proxy Statement filed with the SEC on March 16, 2023.

(5)

On April 22, 2021, Messrs. Smith, Scaglione, Gannfors, Centrella and Ms. Maloney were granted a long-term incentive award as part of the 2021 long-term incentive program. Column (e) reflects the number of time-vested RSUs each NEO received that remain unvested as of December 30, 2023. These RSUs vest in three equal installments on April 22, 2022, April 22, 2023, and April 22, 2024. Column (g) reflects the number of PSUs each

● ● ●

NEO received. These PSUs cliff vest in one lump sum on April 22, 2024. Both awards of RSUs and PSUs require continued service through each vest date. For additional information related to awards granted in fiscal year 2021, see the section entitled “2021 LTIP Results” on page 50.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2023

Option Exercises and Stock Vested in Fiscal Year 2023

	Option Awards		Stock Awards

(a)	(b)	(c)	(d)	(e)

Named Officers	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Gerry P. Smith	-	-	452,463	$20,654,255

D.Anthony Scaglione	-	-	105,393	$5,108,732

John W. Gannfors	-	-	60,952	$2,783,623

Zoe U. Maloney	-	-	35,233	$1,609,434

David Centrella	-	-	31,026	$1,417,752

Joseph S. Vassalluzzo[2]	-	-	3,684	$157,528

(1)

Value of restricted stock, RSUs and performance shares calculated by multiplying the number of shares/units by the per share closing price of The ODP Corporation’s common stock on The NASDAQ Global Select Market on the later of the vesting date or, in the case of the performance shares, on the date that the company certifies the performance.

(2)

For Mr. Vassalluzzo, the amount shown represents the number of RSUs granted as compensation for service on the Board during 2023 and the amount shown was determined by using the closing stock price of our common stock on the grant date.

● ● ●

SUMMARY OF EXECUTIVE AGREEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Overview

This section summarizes the agreements governing the employment of the NEOs, and certain potential payments and benefits that the NEOs may receive upon termination of employment or a change in control of ODP. Providing these severance benefits allows ODP to attract top talent in a competitive sector, allows executives to focus on their responsibilities without distraction, and ensures that key executives will remain committed to ODP’s mission in the event of a change in control.

Under the CIC Plan, the following terms have the definitions below unless otherwise noted:

Key Definitions

Cause. Generally, “Cause” is defined in this section as any of the following:

•	Continued failure to substantially perform (other than such failure resulting from incapacity due to physical or mental illness or after the issuance of a Notice of Termination for Good Reason);

•	Willful engagement in conduct that is demonstrably and materially injurious to ODP, monetarily or otherwise; or

•

Conviction of, or entering into a plea of either guilty or nolo contendere to, any felony, including, but not limited to, a felony involving moral turpitude, embezzlement, theft or similar act that occurred during or in the course of employment.

For purposes of Mr. Smith’s employment agreement, “Cause” is defined as any of the following:

•	Willful failure to perform material duties (other than any such failure resulting from incapacity due to physical or mental illness);

•	Willful failure to comply with any valid and legal directive of (as to Mr. Smith) the Board or (as to the other NEOs) the CEO;

•	Engagement in dishonesty, illegal conduct or misconduct, which is, in each case, materially injurious to ODP or its affiliates;

•	Embezzlement, misappropriation or fraud, whether or not related to employment with ODP;

•	Conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

•	Willful violation of a material policy of ODP; or

•

Material breach of any material obligation in any written agreement with ODP, including without limitation, the willful unauthorized disclosure of confidential information or (as to Mr. Smith) the failure to timely meet his relocation obligations.

Change in Control. Generally, “Change in Control” is defined in this section as the following events:

•

Any person or group, other than an exempt person, is or becomes the “beneficial owner” of 30% or more of the combined voting power of the outstanding securities of ODP without the approval of the Board;

•	Any person, other than an exempt person, is or becomes the “beneficial owner” of greater than 50% of the combined voting power of the outstanding securities of ODP;

● ● ●

•

During any two consecutive year periods, individuals whose election by the Board were approved by at least one-half of the directors then still in office cease for any reason to constitute a majority of the Board;

•	Consummation of a merger or consolidation of ODP with any other corporation (subject to certain exceptions);

•	Sale or disposition by ODP of all or substantially all of ODP’s assets, other than a sale to an exempt person; or

•	Approval by shareholders of a plan of complete liquidation or dissolution of ODP.

Disability. Generally, “Disability” is defined in this section as:

•

Inability, due to physical or mental incapacity, to substantially perform duties and responsibilities for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days; or

•	Eligibility to receive long-term disability benefits under ODP’s long-term disability plan.

Good Reason. Generally, “Good Reason” is defined in this section as the occurrence of any of the following during the executive’s employment:

•	Material reduction in base salary;

•	Material reduction in target bonus opportunity (this is not a “Good Reason” event for Mr. Smith);

•	Relocation of executive’s principal place of employment by more than 50 miles; or

•	Failure of ODP to obtain a satisfactory agreement from any successor to assume and agree to perform the employment or compensation agreement.

As to the employment agreement for Mr. Smith, “Good Reason” also includes any material breach by ODP of any material provision of his employment agreement and notice by ODP that it will not extend the term of the employment agreement. Under the CIC Plan and the award agreements evidencing outstanding equity compensation awards, “Good Reason” also includes:

•	Assignment of duties materially inconsistent with responsibilities for ODP or significant adverse alteration in responsibilities for ODP; and

•	Material reduction in aggregate benefits and compensation.

● ● ●

Executive Agreements

Restrictive Covenants

Each NEO is subject to confidentiality, non-competition, non-solicitation, and non-disparagement commitments entered into as a condition of employment or promotion with ODP. The foregoing commitments for Mr. Smith are included in his employment agreement as described below; the other executives entered into separate agreements in this regard.

Agreements with Gerry P. Smith, CEO and Director

Employment Agreement. Our CEO, Mr. Smith, is employed pursuant to the terms of an employment agreement, effective February 27, 2017, which was amended effective July 1, 2020 to reflect the Company’s Reorganization. Pursuant to the terms of the employment agreement, Mr. Smith is eligible to receive the following during his employment with ODP:

•	Base salary of $1,100,000 per annum, subject to annual review by the Board for possible increase (but not decrease);

•

Annual target bonus amount equal to 150% of his base salary, and a maximum bonus amount equal to 200% of the target bonus, based on achievement of certain performance goals to be established by the C&T Committee and approved by a majority of independent Board members;

•	Annual long-term incentive awards at the same time as annual awards are made to other executive leadership team members; and

•	Certain benefits and perquisites.

During fiscal year 2023, Mr. Smith’s base salary was $1,100,000 on an annualized basis and his target bonus payout amount was 150% of his annualized base salary.

Equity Awards.

Mr. Smith also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Smith is eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with D. Anthony Scaglione, Executive Vice President and Chief Financial Officer

Letter Agreement. Our Executive Vice President and Chief Financial Officer, Mr. Scaglione, is employed effective July 20, 2020, pursuant to the terms of a letter agreement dated May 14, 2020. Pursuant to the terms of the letter agreement, Mr. Scaglione is eligible to receive the following during his employment with ODP:

•	Base salary of $650,000 per annum;

•	Annual target bonus amount equal to 90% of his base salary;

•	A sign-on cash bonus of $500,000;

•	A sign-on equity grant; and

•	Certain benefits and perquisites.

Effective October 3, 2021, Mr. Scaglione’s base salary was increased to $725,000 annually and his annual target bonus amount was increased to 100% of his base salary to remain market competitive.

● ● ●

Pursuant to the letter agreement, Mr. Scaglione is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

Equity Awards.

Following his start date, Mr. Scaglione was granted a new hire sign-on equity award of time-based RSUs having an aggregate grant date fair market value equal to $1,500,000 as well as equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Scaglione is eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with Zoe U. Maloney, Executive Vice President, Chief Human Resources Officer

Letter Agreement. Our Executive Vice President, Chief Human Resources Officer, Ms. Maloney, was promoted into this position effective October 31,2021, pursuant to the terms of a letter agreement dated November 2, 2021. Ms. Maloney is eligible to receive the following during her employment with ODP:

•	Base salary of $485,000 per annum;

•	Annual target bonus amount equal to 80% of her base salary;

•	Annual long-term incentive awards at the same time as annual awards are made to other executive leadership team members;

•	Certain benefits and perquisites.

Effective July 31, 2022, Ms. Maloney’s base salary was increased to $525,000 on an annualized basis and her annual target bonus amount was increased to 90% of her annualized base salary to remain market competitive.

Pursuant to the letter agreement, Ms. Maloney is entitled to certain additional payments and benefits in the event her employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

Equity Awards.

Ms. Maloney also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Ms. Maloney is eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with David Centrella, Executive Vice President of The ODP Corporation, President of ODP Business Solutions

Letter Agreement. Our Executive Vice President, President of ODP Business Solutions, Mr. Centrella, was promoted into this position effective May 4, 2022, pursuant to the terms of a letter agreement dated May 4, 2022. Mr. Centrella is eligible to receive the following during his employment with ODP:

•	Base salary of $525,000 per annum;

•	Annual target bonus amount equal to 80% of his base salary; and

● ● ●

•	Annual long-term incentive awards at the same time as annual awards are made to other executive leadership team members; and

•	Certain benefits and perquisites

On July 31, 2022, Mr. Centrella’s bonus target payout amount was increased to 90% of his annualized base salary for retention purposes.

Pursuant to the letter agreement, Mr. Centrella is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

Equity Awards.

Mr. Centrella also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Centrella was eligible to participate in the CIC Plan, the terms of which are described below.

Agreements with John Gannfors, Executive Vice President of The ODP Corporation and President of Veyer

Letter Agreement. Our Executive Vice President, Chief Merchandising and Supply Chain Officer, Mr. Gannfors, is employed pursuant to the terms of a letter agreement, dated April 24, 2017. Pursuant to the terms of the letter agreement, Mr. Gannfors is eligible to receive the following during his employment with ODP:

•	Base salary of $450,000 per annum;

•	Annual target bonus amount equal to a percentage of his base salary; and

•	Certain benefits and perquisites.

During fiscal year 2020, Mr. Gannfors’ base salary was increased to $600,000 on an annualized basis and his bonus target payout amount increased to 90% of base salary due to increased scope, scale, and complexity of his role and for retention purposes.

Pursuant to his letter agreement, Mr. Gannfors is entitled to certain additional payments and benefits in the event his employment is terminated under certain circumstances. For a description of these payments and benefits, see “Benefits Upon Termination or Change in Control Under Executive Agreements” herein.

Equity Awards.

Mr. Gannfors also holds equity awards granted under our equity plans, the material terms of which are described in the Compensation Tables herein.

Change in Control Agreement.

Mr. Gannfors is eligible to participate in the CIC Plan, the terms of which are described below.

● ● ●

Benefits Upon Termination or Change in Control Under Executive Agreements

Gerry P. Smith

Termination with Cause or without Good Reason or Non-Extension of Agreement. Mr. Smith’s employment is terminable at will by either Mr. Smith or ODP, provided that Mr. Smith is required to give ODP at least sixty (60) days advance written notice of any termination of employment. Upon Mr. Smith’s employment termination in any circumstance, he is eligible to receive:

•	Any accrued but unpaid base salary;

•	Reimbursement for unreimbursed business expenses; and

•	Any other employee benefits (excluding equity compensation) as to which he may have been eligible (collectively the “Accrued Items”).

Termination without Cause or with Good Reason. If Mr. Smith’s employment is terminated without Cause or Mr. Smith terminates his employment for Good Reason, then Mr. Smith will be eligible to receive, subject to certain requirements and on the terms set forth in his employment agreement, the Accrued Items and:

•	Lump sum payment equal to two times the sum of his base salary for the year in which the termination occurred (the “Lump Sum”);

•	Pro-rata annual bonus payment for the year of termination (the “Pro Rata Bonus”) and any unpaid annual bonus for completed fiscal year prior to termination (“Prior Year Bonus”); and

•	Reimbursement of COBRA payments for up to 18 months on the terms set forth in his employment agreement (the “COBRA Payment”).

Change in Control. If Mr. Smith’s employment is terminated due to a Change in Control, Mr. Smith will become entitled to severance benefits under the CIC Plan as discussed below. If Mr. Smith becomes entitled to severance benefits under the CIC Plan on account of the termination of his employment with ODP that are more favorable than the severance benefits described above, he shall not be entitled to the severance benefits described above with respect to such termination of employment.

Death or Disability. If Mr. Smith’s employment terminates due to his death or Disability, then Mr. Smith will be eligible to receive the Accrued Items, the Pro Rata Bonus, and the Prior Year Bonus.

Messrs. Scaglione, Gannfors, Centrella and Ms. Maloney

Termination Without Cause or With Good Reason. Pursuant to their letter agreements, (i) if either Messrs. Scaglione or Centrella is terminated by ODP without Cause or voluntarily terminates his or her employment with Good Reason, or (ii) if Mr. Gannfors is terminated due to no fault of his own, then ODP will pay the executive the following:

•	18 months of annual base salary (applicable to Messrs. Scaglione, Gannfors, and Centrella) and 24 months of base salary for Ms. Maloney in effect on the date of termination;

•	18 times the difference between the monthly COBRA for the type of coverage in effect for the executive on the date of termination and the applicable active employee monthly premium for such coverage;

•

Annual bonus calculated based on actual performance for the fiscal year of termination and annual eligible salary, payable at the same time as payments made to other active participants in the annual bonus;

•

Any earned but unpaid bonus for completed fiscal year prior to year of termination, payable at same time as payments made to other senior executives in such fiscal year (applicable to Messrs. Scaglione and Centrella and Ms. Maloney ). For each executive, the receipt of severance benefits is conditioned upon the executive’s

● ● ●

agreement to a standard release of claims against ODP as well as the executive’s continued observance of the confidentiality, non-competition, non-solicitation and non-disparagement commitments they entered into upon commencement of employment.

Executive Change in Control Severance Plan

All NEOs were covered by our CIC Plan in fiscal year 2022. The severance pay and other benefits payable to an executive upon the executive’s termination of employment after a Change in Control under the CIC Plan will be paid in lieu of, and not in addition to, any severance benefits payable under any executive’s existing offer letter, letter agreement, employment agreement or other program or agreement on account of the executive’s termination of employment with ODP.

Pursuant to the CIC Plan, a covered NEO will be eligible to receive certain severance pay and other benefits upon a separation from service that is initiated by: (i) the Company other than for Cause; or (ii) the Executive for Good Reason, in either case during the time period commencing on the effective date of a CIC and continuing until the earlier of: (x) the two-year anniversary of the CIC trigger date, or (y) the date of the executive’s separation from service by reason of Disability or death.

A covered NEO will also be eligible to receive certain severance pay and other benefits if the executive’s separation from service is initiated by: (a) the Company without Cause during the six-month period ending on the CIC trigger date at the request of a third party engaging in a transaction or series of transactions that would result in a CIC and in contemplation of a CIC, or (b) the executive for Good Reason during the six-month period ending on the CIC trigger date.

Under the CIC Plan, qualifying NEOs will be eligible to receive severance pay and other benefits as follows (collectively, the “NEO Severance Benefits”):

i. Pro-Rata Bonus for Year of Termination. A lump sum cash payment equal to the pro-rata portion of the NEO’s annual cash bonus based on actual achievement of the performance goals applicable for the performance period.

ii. Prior Year Bonus. If the termination causes the NEO to forfeit payment of the NEO’s annual cash bonus for a completed performance period, a lump sum cash payment equal to the full amount of the annual cash bonus which the NEO would have received based on actual achievement of the performance goals.

iii. Change in Control Severance Amount. An amount equal to the sum of the NEO’s: (i) multiple of base salary, and (ii) multiple of Average Annual Bonus (as defined in the CIC Plan).

iv. COBRA Payment. An amount equal to eighteen (18) times the monthly COBRA premium in effect on the date of the NEO’s separation from service for the type of company-provided group health plan coverage in effect for the NEO (e.g., family coverage) less the active employee premium for such coverage in effect on the date of the separation from service.

v. Equity and Long-Term Incentives. Any outstanding equity or long-term compensation grant shall be treated in accordance with the terms of the applicable equity or long-term incentive compensation plan or award agreement under which the grant or award was made.

vi. Outplacement. Subject to the requirements of Section 409A as described in the CIC Plan, within sixty (60) days following the date of an NEO’s separation from service, we will make available a twenty-four (24) month executive outplacement services package for such NEO.

Any payment or benefit received or to be received by an NEO (whether payable under the terms of the CIC Plan or any other plan or arrangement with the Company or its affiliates) that would constitute a “parachute payment” within the meaning of Code Section 280G will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by such NEO exceeds the net after-tax benefit that would be received by such NEO if no reduction was made.

● ● ●

TABULAR INFORMATION REGARDING POTENTIAL PAYMENTS

UPON TERMINATION OR A CHANGE IN CONTROL (CIC)

The following tables quantify the potential termination and CIC payment amounts assuming a hypothetical triggering event had occurred as of December 30, 2023.

Gerry P. Smith

Gerry P. Smith

	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)
Bonus	$1,659,900	(1)	$1,659,900	(1)	$-	$-	$1,659,900	(1)	$1,659,900	(1)	$-	$-

Outplacement Services	$-		$-		$-	$-			$22,500	(2)	$-	$-

Long-Term Incentive or Performance Plan

2017 Stock Options	$1,611,278	(3)	$1,611,278	(3)	$-	$-	$1,611,278	(4)	$1,611,278	(5)	$-	$1,611,278	(6)

2021 Restricted Stock	$1,430,020	(3)	$1,430,020	(3)	$-	$-	$1,281,445	(4)	$1,430,020	(5)	$-	$1,430,020	(6), (9)

2021 Performance Shares FCF	$2,883,180	(3)	$2,883,180	(3)	$-	$-	$-		$3,217,545	(5)	$-	$3,217,545	(6), (9)

2021 Performance Shares TSR	$2,595,768	(3)	$2,595,768	(3)	$-	$-	$-		$4,103,763	(5)	$-	$4,103,763	(6), (9)

2022 Restricted Stock	$2,626,564	(3)	$2,626,564	(3)	$-	$-	$1,582,650	(4)	$2,626,564	(5)	$-	$2,626,564	(6), (9)

2022 Performance Shares TSR	$3,406,770	(3)	$3,406,770	(3)	$-	$-	$-		$8,051,745	(5)	$-	$8,051,745	(6), (9)

2023 Restricted Stock	$3,779,307	(3)	$3,779,307	(3)	$-	$-	$1,019,762	(4)	$3,779,307	(5)	$-	$3,779,307	(6), (9)

2023 Performance Shares EPS	$764,836	(3)	$764,836	(3)	$-	$-	$-		$2,834,480	(5)	$-	$2,834,480	(6), (9)

2023 Performance Shares TSR	$659,330	(3)	$659,330	(3)	$-	$-	$-		$1,764,724	(5)	$-	$1,764,724	(6), (9)

Cash Severance	$-		$-		$-	$-	$2,212,945	(7)	$5,856,374	(8)	$-	$-
Total for Mr. Smith	$21,416,953		$21,416,953		$-	$-	$9,367,980		$36,958,199	(9)	$-	$29,419,426

(1)  Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Smith would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

(2)  Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)  In the event of his separation from service with The ODP Corporation due to death or Disability, Mr. Smith will vest in his 2021, 2022, and 2023 Restricted Stock Unit Awards (annual grants). For his 2021, 2022 and 2023 TSR Performance Share Awards and his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s common stock on December 29, 2023 of $56.30. The 136,549 stock options from Mr. Smith’s 2017 Award are fully vested and remain exercisable for a 12-month period following the date of his separation from service.

(4)  In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Smith will vest in a portion of his 2021, 2022 and 2023 Restricted Stock Unit Awards, prorated for service performed from the grant date through his separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023 of $56.30. The 136,549 stock options from Mr. Smith’s 2017 Award are fully vested and remain exercisable for a 12-month period following the date of his separation from service.

(5)  In the event of his separation from service with The ODP Corporation without Cause or for Good Reason within 24 months after the effective date of a CIC, Mr. Smith will vest in his outstanding 2021, 2022 and 2023 Restricted Stock Unit Awards. For his 2021, 2022, and 2023 TSR Performance Share Awards, he will vest based on TSR performance as of the date of the hypothetical change in control. For his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 29, 2023 of $56.30. The 136,549 stock options from Mr. Smith’s 2017 Award are fully vested and remain exercisable for a 12-month period following the date of his separation from service.

● ● ●

(6)  If the surviving entity in a change in control does not assume his awards, Mr. Smith will vest in full in his 2021, 2022 and 2023 Restricted Stock Unit Awards. His 2021, 2022 and 2023 TSR Performance Share Awards will vest at the earned rate as if the effective date of the hypothetical change in control of December 30, 2023 were also the last day of the performance period if the surviving entity does not assume his awards and his 2021 FCF and 2023 EPS Performance Share Awards will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023 of $56.30.

(7)  Reflects a payment under Mr. Smith’s employment agreement effective February 27, 2017 equal to the sum of: (i) two times Mr. Smith’s annual base salary in effect on December 30, 2023 and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Mr. Smith and his active employee charge for such coverage.

(8)  Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Smith’s base salary in effect on December 30, 2023 and the average of Mr. Smith’s annual incentive payments for the three consecutive fiscal years immediately preceding the 2023 fiscal year, and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Mr. Smith and his active employee charge for such coverage.

(9)  In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Mr. Smith’s employment on December 30, 2023, the total payments for Mr. Smith under the CIC Plan equal $36,985,199 including $27,808,148 for the accelerated vesting of his restricted stock and performance shares and $1,611,278 for of proceeds from the exercise of his vested stock options. However, these payments (with the exception of the proceeds from the exercise of his vested stock options) are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Smith’s average taxable compensation received from The ODP Corporation for the five-year period ending December 31, 2022, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the severance payable to Mr. Smith would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

D. Anthony Scaglione

D. Anthony Scaglione
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)

Bonus	$729,350	(1)	$729,350	(1)	$-	$-	$729,350	(1)	$729,350	(1)	$-	$-

Outplacement Services	$-		$-		$-	$-	$-		$22,500	(2)	$-	$-

Long-Term Incentive or Performance Plan

2021 Restricted Stock	$305,090	(3)	$305,090	(3)	$-	$-	$273,393	(4)	$305,090	(5)	$-	$305,090	(6)

2021 Performance Shares FCF	$615,134	(3)	$615,134	(3)	$-	$-	$-		$686,410	(5)	$-	$686,410	(6)

2021 Performance Shares TSR	$553,767	(3)	$553,767	(3)	$-	$-	$-		$875,465	(5)	$-	$875,465	(6)

2022 Restricted Stock	$665,410	(3)	$665,410	(3)	$-	$-	$400,969	(4)	$665,410	(5)	$-	$665,410	(6)

2022 Performance Shares TSR	$863,079	(3)	$863,079	(3)	$-	$-	$-		$2,039,805	(5)	$-	$2,039,805	(6)

2023 Restricted Stock	$897,591	(3)	$897,591	(3)	$-	$-	$242,203	(4)	$897,591	(5)	$-	$897,591	(6)

2023 Performance Shares EPS	$181,681	(3)	$181,681	(3)	$-	$-	$-		$673,180	(5)	$-	$673,180	(6)

2023 Performance Shares TSR	$156,627	(3)	$156,627	(3)	$-	$-	$-		$419,097	(5)	$-	$419,097	(6)

Cash Severance	$-		$-		$-	$-	$1,110,047	(7)	$2,739,226	(8)	$-	$-

Total for Mr. Scaglione	$4,967,729		$4,967,729		$-	$-	$2,755,962		$10,053,125	(9)	$-	$6,562,049	(9)

(1)  Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Scaglione would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

(2)  Reflects the value of a 24-month outplacement services package under the CIC Plan.

● ● ●

(3)  In the event of his separation from service with The ODP Corporation due to death or Disability, Mr. Scaglione will vest in full in his 2021, 2022, and 2023 Annual Restricted Stock Unit Awards. For his 2021,2022, and 2023 TSR Performance Share Awards and his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of ODP’s stock on December 29, 2023 of $56.30.

(4)  In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Scaglione will vest in his 2021, 2022, and 2023 Annual Restricted Stock Unit Awards. He will vest in a portion of the awards, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s common stock on December 29, 2023 of $56.30.

(5)  In the event of his separation from service with The ODP Corporation without Cause or for Good Reason within 24 months after the effective date of a CIC, Mr. Scaglione will vest in full in his 2021, 2022, and 2023 Annual Restricted Stock Unit Awards. For his 2021, 2022, and 2023 TSR Performance Share Awards, he will vest at the earned rate as if the effective date of the hypothetical change in control of December 30, 2023 were also the last day of the performance period. For his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s common stock on December 29, 2023 of $56.30.

(6)  If the surviving entity in a change in control does not assume his awards, Mr. Scaglione will vest in full in his 2021, 2022, and 2023 Restricted Stock Unit Awards. His 2021, 2022, and 2023 TSR Performance Share Awards will vest at the earned rate as if the effective date of the hypothetical change in control of December 30, 2023 were also the last day of the performance period if the surviving entity does not assume his award and his 2021 FCF and 2023 EPS Performance Share Awards will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023 of $56.30.

(7)  Reflects a payment under Mr. Scaglione’s letter agreement effective July 20, 2020 equal to the sum of: (i) 18 times Mr. Scaglione’s monthly base salary in effect on December 30, 2023, and (ii) 18 times the difference of ODP’s monthly COBRA premium for the type of ODP provided group health plan coverage in effect on that date for Mr. Scaglione and his active employee charge for such coverage.

(8)  Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Scaglione’s base salary in effect on December 30, 2023 and the average of Mr. Scaglione’s annual incentive payments for the three consecutive fiscal years immediately preceding the 2023 fiscal year, and (ii) 18 times the difference of ODP’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Mr. Scaglione and his active employee charge for such coverage.

(9)  In the event of a change in control, as defined under Section 280G of the Code, and a termination of Mr. Scaglione’s employment on December 30, 2023, the total payments for Mr. Scaglione under the CIC Plan equal $10,053,125 including $6,562,049 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Scaglione’s average taxable compensation received from The ODP Corporation for the five-year period ending December 31, 2021, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the severance payable to Mr. Scaglione would not be reduced, as his after-tax benefit is higher in the event he receives all severance payments and incurs all applicable income and excise taxes.

● ● ●

Zoe U. Maloney

Zoe U. Maloney
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)

Bonus	$475,335	(1)	$475,335	(1)	$-	$-	$475,335	(1)	$475,335	(1)	$-	$-

Outplacement Services	$-		$-		$-	$-	$-		$22,500	(2)	$-	$-

Long-Term Incentive or Performance Plan

2021 Restricted Stock	$109,673	(3)	$109,673	(3)	$-	$-	$98,300	(4)	$109,673	(5)	$-	$109,673	(6)

2021 Performance Shares FCF	$221,091	(3)	$221,091	(3)	$-	$-	$-		$246,707	(5)	$-	$246,707	(6)

2021 Performance Shares TSR	$199,077	(3)	$199,077	(3)	$-	$-	$-		$314,661	(5)	$-	$314,661	(6)

2022 Restricted Stock	$262,696	(3)	$262,696	(3)	$-	$-	$158,316	(4)	$262,696	(5)	$-	$262,696	(6)

2022 Performance Shares TSR	$340,672	(3)	$340,672	(3)	$-	$-	$-		$805,146	(5)	$-	$805,146	(6)

2023 Restricted Stock	$472,414	(3)	$472,414	(3)	$-	$-	$127,520	(4)	$472,414	(5)	$-	$472,414	(6)

2023 Performance Shares EPS	$95,654	(3)	$95,654	(3)	$-	$-	$-		$354,296	(5)	$-	$354,296	(6)

2023 Performance Shares TSR	$82,424	(3)	$82,424	(3)	$-	$-	$-		$220,640	(5)	$-	$220,640	(6)

Cash Severance	$-		$-		$-	$-	$1,070,056	(7)	$1,770,839	(8)	$-	$-

Total for Ms. Maloney	$2,259,036		$2,259,036		$-	$-	$1,929,527		$5,054,906	(9)	$-	$2,786,233	(9)

(1)  Represents a lump sum payment equal to the pro-rata bonus, if any, that Ms. Maloney would have earned for the year in which her termination occurs based on the actual achievement of applicable performance goals for such year.

(2)  Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)  In the event of her separation from service with The ODP Corporation due to death or Disability, Ms. Maloney will vest in full in her 2021, 2022 and 2023 Restricted Stock Unit Awards. For her 2021, 2022, and 2023 TSR Performance Share Awards and her 2021 FCF and 2023 EPS Performance Share Awards, she will vest at target, prorated for service performed from the grant date through her separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s common stock on December 29, 2023, of $56.30.

(4)  In the event of her termination of employment for Good Reason or by the Company without Cause, Ms. Maloney will vest in a portion of her 2021, 2022, and 2023 Restricted Stock Unit Awards, prorated for service performed from the grant date through her separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023, of $56.30.

(5)  In the event of her separation from service with The ODP Corporation without Cause or for Good Reason within 24 months after the effective date of a CIC, Ms. Maloney will vest in full in her 2021, 2022, and 2023 Restricted Stock Unit Awards. For her 2021, 2022, and 2023 TSR Performance Share Awards, she will vest based on TSR performance as if the effective date of the hypothetical change in control of December 30, 2023, were also the last day of the performance period. For her 2021 FCF and 2023 EPS Performance Share Awards, she will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 29, 2023, of $56.30.

(6)  If the surviving entity in a change in control does not assume her awards, Ms. Maloney will vest in full in her 2021, 2022, and 2023 Restricted Stock Unit Awards. Her 2021, 2022 and 2023 TSR Performance Share Awards will vest based on TSR performances if the effective date of the hypothetical change in control of December 30, 2023, were also the last day of the performance period if the surviving entity does not assume her awards. Her 2021 FCF and 2023 EPS Performance Share Awards will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS, and FCF) reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023, of $56.30.

(7)  Reflects a payment under Ms. Maloney’s letter agreement effective October 31, 2021, equal to the sum of: (i) two times Ms. Maloney’s annual base salary in effect on December 30, 2023, and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Ms. Maloney and her active employee charge for such coverage.

● ● ●

(8)  Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Ms. Maloney’s base salary in effect on December 30, 2023 and the average of Ms. Maloney’s annual incentive payments for the three consecutive fiscal years immediately preceding the 2023 fiscal year, and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Ms. Maloney and her active employee charge for such coverage.

(9)  In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Ms. Maloney’s employment on December 30, 2023, the total payments for Ms. Maloney under the CIC Plan equal $5,054,906, including $2,786,233 for the accelerated vesting of her restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Ms. Maloney’s average taxable compensation received from The ODP Corporation for the five-year period ending December 31, 2022, and if she would receive more on an after-tax basis by reducing the payments than she would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the cash severance portion payable to Ms. Maloney would be reduced by the minimum amount necessary to bring the total of all the payments to a level where the 20% excise tax is not triggered. The amount of the reduction in the severance payment would be $649,265 and, after this reduction, the total payments to Ms. Maloney would equal $4,405,641.

John W. Gannfors

John W. Gannfors
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)

Bonus	$622,080	(1)	$622,080	(1)	$-	$-	$622,080	(1)	$622,080	(1)	$-	$-

Outplacement Services	$-		$-		$-	$-	$-		$22,500	(2)	$-	$-

Long-Term Incentive or Performance Plan

2021 Restricted Stock	$190,689	(3)	$190,689	(3)	$-	$-	$170,927	(4)	$190,689	(5)	$-	$190,689	(6)

2021 Performance Shares FCF	$384,473	(3)	$384,473	(3)	$-	$-	$-		$429,006	(5)	$-	$429,006	(6)

2021 Performance Shares TSR	$346,133	(3)	$346,133	(3)	$-	$-	$-		$547,180	(5)	$-	$547,180	(6)

2022 Restricted Stock	$420,280	(3)	$420,280	(3)	$-	$-	$253,294	(4)	$420,280	(5)	$-	$420,280	(6)

2022 Performance Shares TSR	$545,097	(3)	$545,097	(3)	$-	$-	$-		$1,288,313	(5)	$-	$1,288,313	(6)

2023 Restricted Stock	$566,885	(3)	$566,885	(3)	$-	$-	$152,968	(4)	$566,885	(5)	$-	$566,885	(6)

2023 Performance Shares EPS	$114,740	(3)	$114,740	(3)	$-	$-	$-		$425,178	(5)	$-	$425,178	(6)

2023 Performance Shares TSR	$98,920	(3)	$98,920	(3)	$-	$-	$-		$264,723	(5)	$-	$264,723	(6)

Cash Severance	$-		$-		$-	$-	$918,788	(7)	$2,400,237	(8)	$-	$-

Total for Mr. Gannfors	$3,289,297		$3,289,297		$-	$-	$2,118,057		$7,177,070	(9)	$-	$4,132,253	(9)

(1)  Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Gannfors would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

(2)  Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)  In the event of his separation from service with The ODP Corporation due to death or Disability, Mr. Gannfors will vest in his 2021, 2022, and 2023 Restricted Stock Unit Awards (annual grants). For his 2021, 2022, and 2023 TSR Performance Share Awards and his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s common stock on December 29, 2023 of $56.30.

(4)  In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Gannfors will vest in a portion of his 2021, 2022 and 2023 Restricted Stock Unit Awards, prorated for service performed from the grant date through his separation date less any shares that previously vested. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023 of $56.30.

● ● ●

(5)  In the event of his separation from service with The ODP Corporation without Cause or for Good Reason within 24 months after the effective date of a change in control, Mr. Gannfors will vest in his outstanding 2021, 2022, and 2023 Restricted Stock Unit Awards. For his 2021, 2022, and 2023 TSR Performance Share Awards, he will vest based on TSR performance as of the date of the hypothetical change in control. For his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 29, 2023 of $56.30.

(6)  If the surviving entity in a change in control does not assume his awards, Mr. Gannfors will vest in full in his 2021, 2022, and 2022 Restricted Stock Unit Awards. His 2021, 2022, and 2023 TSR Performance Share Awards will vest at the earned rate as if the effective date of the hypothetical change in control of December 30, 2023 were also the last day of the performance period if the surviving entity does not assume his awards and his 2021 FCF and 2023 EPS Performance Share Awards will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023 of $56.30.

(7)  Reflects a payment under Mr. Gannfors’ letter agreement effective April 17, 2017 equal to the sum of: (i) 1.5 times Mr. Gannfors’ annual base salary in effect on December 30, 2023 and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Mr. Gannfors and his active employee charge for such coverage.

(8)  Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Gannfors’ base salary in effect on December 30, 2023 and the average of Mr. Gannfors’ annual incentive payments for the three consecutive fiscal years immediately preceding the 2023 fiscal year, and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Mr. Gannfors and his active employee charge for such coverage.

(9)  In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Mr. Gannfors’ employment on December 30, 2023, the total payments for Mr. Gannfors under the CIC Plan equal $7,177,070, including $4,132,253 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Gannfors’ average taxable compensation received from The ODP Corporation for the five-year period ending December 31, 2022, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the cash severance portion payable to Mr. Gannfors would be reduced by the minimum amount necessary to bring the total of all the payments to a level where the 20% excise tax is not triggered. The amount of the reduction in the severance payment would be $450,227 and, after this reduction, the total payments to Mr. Gannfors would equal $6,726,844.

David Centrella

David Centrella
	Termination Resulting from Death		Termination Resulting from Disability		Termination Resulting from Retirement	Termination for Cause	Involuntary Termination or Resignation w/ Good Reason Prior To Change in Control (w/o Cause)		Involuntary Termination or Resignation w/ Good Reason Upon or After Change in Control (w/o Cause)		Termination for All Other Reasons (Voluntary)	Change in Control without Termination
	(a)		(b)		(c)	(d)	(e)		(f)		(g)	(h)

Bonus	$485,399	(1)	$485,399	(1)	$-	$-	$485,399	(1)	$485,399	(1)	$-	$-

Outplacement Services	$-		$-		$-	$-			$22,500	(2)	$-	$-

Long-Term Incentive or Performance Plan

2021 Restricted Stock	$100,102	(3)	$100,102	(3)	$-	$-	$89,743	(4)	$100,102	(5)	$-	$100,102	(6)

2021 Performance Shares FCF	$201,892	(3)	$201,892	(3)	$-	$-	$-		$225,257	(5)	$-	$225,257	(6)

2021 Performance Shares TSR	$181,737	(3)	$181,737	(3)	$-	$-	$-		$287,299	(5)	$-	$287,299	(6)

2022 Restricted Stock	$262,696	(3)	$262,696	(3)	$-	$-	$158,316	(4)	$262,696	(5)	$-	$262,696	(6)

2022 Performance Shares TSR	$340,672	(3)	$340,672	(3)	$-	$-	$-		$805,146	(5)	$-	$805,146	(6)

2023 Restricted Stock	$472,414	(3)	$472,414	(3)	$-	$-	$127,520	(4)	$472,414	(5)	$-	$472,414	(6)

2023 Performance Shares EPS	$95,654	(3)	$95,654	(3)	$-	$-	$-		$354,296	(5)	$-	$354,296	(6)

2023 Performance Shares TSR	$82,424	(3)	$82,424	(3)	$-	$-	$-		$220,640	(5)	$-	$220,640	(6)

Cash Severance	$-		$-		$-	$-	$810,047	(7)	$1,686,025	(8)	$-	$-

Total for Mr. Centrella	$2,222,990		$2,222,990		$-	$-	$1,671,025		$4,921,774	(9)	$-	$2,727,850	(9)

(1)  Represents a lump sum payment equal to the pro-rata bonus, if any, that Mr. Centrella would have earned for the year in which his termination occurs based on the actual achievement of applicable performance goals for such year.

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(2)  Reflects the value of a 24-month outplacement services package under the CIC Plan.

(3)  In the event of his separation from service with The ODP Corporation due to death or Disability, Mr. Centrella will vest in full in his 2021, 2022, and 2023 Annual Restricted Stock Unit Awards. For his 2021, 2022, and 2023 TSR Performance Share Award and his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units and Performance Share Awards reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s common stock on December 29, 2023 of $56.30.

(4)  In the event of his termination of employment for Good Reason or by the Company without Cause, Mr. Centrella will vest in his 2021, 2022, and 2023 Annual Restricted Stock Unit Awards. He will vest in a portion of the awards, prorated for service performed from the grant date through his separation date. The amount included in the table for Restricted Stock Units reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023 of $56.30.

(5)  In the event of his separation from service with The ODP Corporation without Cause or for Good Reason within 24 months after the effective date of a CIC, Mr. Centrella will vest in full in his 2021, 2022, and 2023 Annual Restricted Stock Unit Awards. For his 2021, 2022, and 2023 TSR Performance Share Awards, he will vest based on TSR performance as if the effective date of the hypothetical change in control of December 30, 2023 were also the last day of the performance period. For his 2021 FCF and 2023 EPS Performance Share Awards, he will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of our common stock on December 29, 2023 of $56.30.

(6)  If the surviving entity in a change in control does not assume his awards, Mr. Centrella will vest in full in his 2021, 2022, and 2023 Annual Restricted Stock Unit Awards. His 2021, 2022, and 2023 TSR Performance Share Awards will vest based on TSR performance as if the effective date of the hypothetical change in control of December 30, 2023 were also the last day of the performance period if the surviving entity does not assume his awards and his 2021 FCF and 2023 EPS Performance Share Awards will vest at target. The amount included in the table for Restricted Stock Units and Performance Share Awards (TSR, EPS and FCF) reflects the number of shares that would vest multiplied by the closing stock price of The ODP Corporation’s stock on December 29, 2023 of $56.30.

(7)  Reflects a payment under Mr. Centrella’s letter agreement effective May 4, 2022 equal to the sum of: (i) 18 times Mr. Centrella’s monthly base salary in effect on December 30, 2023, and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Mr. Centrella and his active employee charge for such coverage.

(8)  Reflects a payment under the CIC Plan equal to the sum of: (i) two times the sum of: Mr. Centrella’s base salary in effect on December 30, 2023 and the average of Mr. Centrella’s annual incentive payments for the three consecutive fiscal years immediately preceding the 2023 fiscal year, and (ii) 18 times the difference of The ODP Corporation’s monthly COBRA premium for the type of The ODP Corporation provided group health plan coverage in effect on that date for Mr. Centrella and his active employee charge for such coverage.

(9)  In the event of a change in control, as defined under Section 280G of the Internal Revenue Code, and a termination of Mr. Centrella’s employment on December 30, 2023, the total payments for Mr. Centrella under the CIC Plan equal $4,921,774, including $2,727,850 for the accelerated vesting of his restricted stock and performance shares. However, these payments are subject to reduction if the parachute amounts associated with the payments under Section 280G of the Code equal or exceed three times Mr. Centrella’s average taxable compensation received from The ODP Corporation for the five-year period ending December 31, 2022, and if he would receive more on an after-tax basis by reducing the payments than he would receive by getting all the payments and paying the 20% excise tax imposed by Section 4999 of the Code. Under the provisions, the cash severance portion payable to Mr. Centrella would be reduced by the minimum amount necessary to bring the total of all the payments to a level where the 20% excise tax is not triggered. The amount of the reduction in the severance payment would be $570,816 and, after this reduction, the total payments to Mr. Centrella would equal $4,350,958.

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PAY RATIO DISCLOSURE

Pursuant to SEC rules, we are providing the following information about the ratio of the annual total compensation for our median employee to the annual total compensation of our CEO.

We are a leading provider of product, services and technology solutions through an integrated business-to-business (B2B) distribution platform and omnichannel presence, which includes supply chain and distribution operations, dedicated sales professionals, a B2B digital procurement solution, online presence, and a network of approximately 916 Office Depot and OfficeMax retail stores.

As of September 30, 2023, our employee population consists of a significant number of part-time employees, many of whom are compensated on an hourly basis. Approximately 81% of our employees are compensated on an hourly basis and part-time employees represent approximately 44% of our total workforce. Accordingly, our median employee in fiscal year 2023 was determined to be a full-time hourly employee who works in our retail organization and has been with ODP for 1 year.

In September 2023, the Board appointed Mr. Vassalluzzo, the Company’s non-executive Chair of the Board, to serve as Interim Principal Executive Officer while Mr. Smith, our CEO, began a temporary medical leave of absence. Mr. Vassalluzzo served in this role from September 2023 through January 2024 when Mr. Smith returned to his full time duties. In accordance with SEC rules, we have determined the annual total compensation of our CEO for fiscal year 2023 by combining the total compensation as listed in the Summary Compensation Table for our CEO, Mr. Smith, and our Interim Principal Executive Officer, Mr. Vassalluzzo. The combined annual total compensation, including the Company cost of non-discriminatory benefits, was $11,293,914. Our median employee’s annual total compensation during the same period was $28,784 which resulted in a ratio of 392 to 1.

To calculate this ratio, we determined that, as of September 30, 2023, we had approximately 20,433 employees, including 19,928 U.S. employees and 505 non-U.S. employees. In determining the median employee we excluded from our employee population all of our non-US employees located in China (60 employees), Hong Kong (11 employees), and Canada (434 employees), pursuant to a de minimus exemption permitted under the SEC rules.

We use a consistently applied compensation measure to identify the median employee from our employee population. We compare the amount of salary and wages paid to employees as reflected in payroll records reported to the Internal Revenue Service on Form W-2 for U.S. employees who were employed on the pay ratio date, excluding our CEO. We annualize compensation for employees hired in the current year or employees who took a leave of absence during the year, excluding seasonal and temporary employees. No cost-of-living adjustments were made in identifying the median employee.

After the median employee was identified, we calculated such employee’s annual total compensation using the same methodology used for our NEO’s as set forth in the Summary Compensation Table above. The annual total pay ratio reflected in the pay ratio disclosure for the median employee and the CEO include the Company cost of non-discriminatory benefits.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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PAY VERSUS PERFORMANCE DISCLOSURE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
the following table sets forth information regarding the Company’s performance and the “compensation actually paid” (or CAP) to our NEOs, as calculated in accordance with SEC disclosure rules. The Compensation & Talent Committee does not utilize CAP as the basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, see the Compensation Discussion & Analysis section.

Pay Versus Performance Table

(a)	(b)1,4	(c)1,5	(d)2,4	(e)2,5	(f)3,4	(g)3,5	(h)6		(i)	(j)7

Year	Summary Comp Table for Mr.Smith	CAP to Mr. Smith	Summary Comp Table for Mr. Vassalluzzo	CAP to Mr. Vassalluzzo	Avg Summary Comp Table for Non-PEO NEOs	Average CAP to Non-PEO NEOs	Value of Initial Fixed $100 Investment based on:		GAAP Net Income ($M)	Adjusted EBITDA ($M)
							ODP TSR	Peer Group TSR

2023	$10,835,279	$16,437,429	$450,028	$450,028	$2,502,777	$3,384,198	216	174	$139.0	$414.00

2022	$10,523,743	$18,007,970	$0	$0	$2,771,219	$2,325,768	175	152	$166.0	$436.00

2021	$10,981,650	$20,717,104	$0	$0	$2,681,894	$4,153,001	150	173	($208.0)	$476.00

2020	$ 9,860,654	$20,767,397	$0	$0	$2,777,657	$4,115,442	110	122	($319.0)	$514.00

(1)
Columns (b) and (c) reflect Mr. Smith, who served as the Principal Executive Officer (“PEO”) for the entirety of 2022, 2021 and 2020. Mr. Smith also served as the PEO for the majority of 2023, and while on temporary leave for part of 2023, Joseph S. Vassalluzzo served as the Interim Principal Executive Officer (“PEO”).

(2)	Columns (d) and (e) reflect Mr. Vassalluzzo, who served as the Interim PEO for part of 2023 while Mr. Smith was on temporary leave.

(3)	Columns (f) and (g) reflect other NEOs for the applicable years as follows:
2023: A. Scaglione, J. Gannfors, Z. Maloney, and D. Centrella
2022: A. Scaglione, S. Hlavinka, J. Gannfors, T. Leeper, and D. Bleisch
2021: A. Scaglione, J. Gannfors, T. Leeper, and D. Bleisch
2020: A. Scaglione, J. Gannfors, T. Leeper, and D. Bleisch

(4)
Column (b) represents the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Smith, column (d) represents the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Vassalluzzo, and column (f) represents the average of the total compensation reported in the Summary Compensation Table for the other NEOs listed in footnote 3 for each applicable year.

(5)
Columns (c), (e), and (g) represent compensation actually paid; adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Smith, Mr. Vassalluzzo, and for the average of the other NEOs is set forth following the footnotes to this table.

(6)
Column (h) displays Total Shareholder Return (TSR) is cumulative for the measurement periods beginning on December 28, 2019 and ending on the last fiscal day in 2023, 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. “Peer Group” represents the S&P 1500 Specialty Retail Index.

(7)
Column (j) reflects the company selected measure. Adjusted EBITDA is a non-GAAP financial measure. We used Adjusted EBITDA as reported in our fourth quarter fiscal year 2023, 2022, 2021, and 2020 earnings press releases and adjusted them in accordance with the categories of excluded items as discussed on page 46 of the CD&A.

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●

●

Reconciliation of CAP Adjustments

	2023			2022		2021		2020
	PEO - Smith	PEO - Vassalluzzo	Average Other NEOs	PEO - Smith	Average Other NEOs	PEO - Smith	Average Other NEOs	PEO - Smith	Average Other NEOs

Summary Compensation Table (SCT) Total	10,835,279	450,028	2,502,777	10,523,743	2,771,219	10,981,650	2,681,894	9,860,654	2,777,657

Less Stock Award Value & Option Award Value Reported in SCT for the Fiscal Year	-8,000,000	-157,528	-1,275,000	-7,500,000	-1,352,054	-7,500,000	-1,187,500	-7,500,000	-1,738,266

Plus Year-End Fair Value for Awards Granted During Year That Remain Unvested as of Last Day of Fiscal Year	9,890,052	0	1,576,208	8,626,020	1,226,650	7,632,588	1,208,471	14,776,635	2,776,733

Plus Change in Fair Value of Unvested Equity Awards from Last Day of Prior Year to Last Day of Fiscal Year	3,696,254	0	537,240	4,366,182	337,246	4,738,637	855,889	4,427,539	338,481

Plus Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Fiscal Year	15,844	0	42,973	1,992,025	61,573	4,864,228	594,248	-797,431	-39,163

Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	0	157,528	0	0	0	0	0	0	0

Less Fair Value of Awards Forfeited During Fiscal Year	0	0	0	0	-718,866	0	0	0	0

Compensation Actually Paid (CAP)	16,437,429	450,028	3,384,198	18,007,970	2,325,768	20,717,104	4,153,001	20,767,397	4,115,442
In the table above, the unvested equity values are computed in accordance with the methodology used for financial reporting purpo se
s, and for unvested awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
Categories with no values are excluded from the table above, which include: Value of Dividends or Other Earnings on Stock or Option Awards, and Pension Service Cost.
Performance Measures Used to Link Company Performance and CAP
The following table lists the performance measures that, in our assessment, represent the most important performance measures we used to link compensation actually paid to our Named Executive Officers, for fiscal year 2023, to Company performance.

Tabular List of Performance Measures

Adjusted EBITDA	Net Sales	Relative TSR

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●

●

Relationship Between Pay and Performance
The following charts show graphically the relationships over the past four years of the CAP Amounts for our PEO and
Non-PEO
NEOs as compared to our cumulative TSR, Peer Group TSR, Net Income and Adjusted EBITDA, as well as the relationship between TSR and
Peer
Group TSR:

GAAP net income is not used as a performance measure in our incentive plans because we do not believe it reflects ou
r co
ntrollable operating performance and it is not a focal point in how we report results to shareholders. GAAP net income is affected by items, like
restructuring charges, that are realized as we execute on our business transformation and may not reflect current year operating performance results. For these reasons, CAP amounts for our PEOs and average other NEOs do not have a strong relationship to the Company’s GAAP net income.

*
Adjusted EBITDA is a
non-GAAP
financial measure. We used Adjusted EBITDA as reported in our fourth quarter fiscal year 2023, 2022, 2021, and 2020 earnings press releases and adjusted them in accordance with the categories of excluded items as discussed on page 46 of the CD&A.

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●

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The table below summarizes the status of our equity compensation plans at December 30, 2023

	(a)	(b)	(c)

	(1) Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	(2) Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding Securities reflected in column (a)

Equity compensation plans approved by security holders	2,468,672	$2.46	2,797,385

Equity compensation plans not approved by security holders	-	-	-

(1)   The number of shares reported includes 137,113 stock options, 1,203,353 restricted stock units (“RSUs”), and 1,128,206 performance stock units (“PSUs”) reserved at target where performance attainment has yet to be determined. Shares reserved for issuance under the Company’s equity compensation plan will be adjusted accordingly for a payout other than target.

(2) The outstanding awards include RSUs and PSUs, which have no exercise price. The RSUs and PSUs were not taken into account in calculating the weighted average exercise price per share.

● ● ●

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 28, 2024 held by our Directors and Director nominees, NEOs and our Directors and executive officers as a group.

Except as otherwise noted below, each person named in the following table has the sole voting and investment powers with respect to all shares listed. To the extent indicated in the table below, shares beneficially owned by a person include shares of which the person has the right to acquire beneficial ownership within 60 days after February 28, 2024. As of February 28, 2024, there were 36,618,645 shares of our common stock issued and outstanding.

Name of Beneficial Owner	Beneficially Owned Directly or Indirectly(1)	Beneficial Ownership Percentage(2)	RSUs(3)

Board of Directors and NEOs(4)

Gerry P. Smith, Chief Executive Officer	915,140	*	0

Quincy L. Allen	272	*	22,809

Kristin A. Campbell	0	*	35,307

Cynthia T. Jamison	1,646	*	39,448

Shashank Samant	272	*	19,236

Wendy L. Schoppert	0	*	15,900

Joseph S. Vassalluzzo	14,383	*	40,867

Total of Board of Directors	931,713	*	173,567

(ODP Corporation’s NEOs, other than the CEO)

David Centrella, Executive Vice President of The ODP Corporation and President of ODP Business Solutions	56,611	*

John W. Gannfors, Executive Vice President of the ODP Corporation and President of Veyer	71,339	*

Zoe U. Maloney, Executive Vice President, and Chief Human Resources Officer	36,929	*

D. Anthony Scaglione, Executive Vice President, Chief Financial Officer	121,104	*

Directors and Executive Officers as a Group (14) Persons in Total	1,316,265	3.6%

*	Represents beneficial ownership of less than one percent of our issued and outstanding common stock as of February 28, 2024.

The following table sets forth the information indicated for persons or entities known to us to be beneficial owners of more than 5% of our outstanding common stock, based solely upon filings made with the SEC. Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class

Blackrock, Inc.(5) 55 East 52nd Street, New York, NY 10055	5,976,715	16.0%

The Vanguard Group(6) 100 Vanguard Boulevard, Malvern, PA 19355	3,965,947	10.61%

Dimensional Fund Advisors LP(7) Building One, 6300 Bee Cave Road, Austin, TX 78746	3,153,563	8.4%

HG Vora Capital Management, LLC(8) 330 Madison Avenue, 20th Floor, New York, NY 10017	3,000,000	8.0%

(1)

Includes shares of common stock subject to options exercisable within 60 days of February 28, 2024. The number of options exercisable within 60 days of February 28, 2024 is as follows: Mr. Smith — 136,549 shares. Also included are unvested shares of restricted stock, as to which the holder has voting rights.

(2)

The percentage ownership for all shareholders listed in the table above is based on 36,618,645 shares of our common stock outstanding as of February 28, 2024. In computing the number of shares of common stock beneficially

● ● ●

owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of February 28, 2024 are not deemed outstanding for purposes of computing the percentage of ownership of any other person.

(3)

The RSUs are convertible into shares of our common stock. The shares of common stock underlying these RSUs will not be distributed to the Director whose name appears beside the amount of RSUs until some period of time after his or her separation from the Company as a Director, pursuant to the terms of his or her respective restricted stock unit award agreement. Until such distribution, these Directors neither have the right to vote, nor the right to dispose of these RSUs.

(4)	The address for all Directors and NEOs is c/o The ODP Corporation, 6600 North Military Trail, Boca Raton, Florida 33496.
(5)

The information regarding BlackRock, Inc. is reported as of December 31, 2023, and was derived from a Schedule 13G/A filed with the SEC on January 22, 2024, that reported sole voting power over 5,825,946 shares and sole dispositive power over 5,976,715 shares.

(6)

The information regarding The Vanguard Group is reported as of December 29, 2023 and was derived from a Schedule 13G/A filed with the SEC on February 13, 2024, that reported shared voting power over 36,088 shares, sole dispositive power over 3,894,724 shares and shared dispositive power over 71,223 shares.

(7)

The information regarding Dimensional Fund Advisors LP is reported as of December 29, 2023 and was derived from a Schedule 13G/A filed with the SEC on February 14, 2024, that reported sole voting power over 3,107,903 shares and sole dispositive power over 3,153,563 shares.

(8)

The information regarding HG Vora Capital Management, LLC is reported as of December 31, 2023, and was derived from a Schedule 13G filed on January 2, 2024, that reported shared voting power over 3,000,000 shares and shared dispositive power over 3,000,000 shares. As previously disclosed, the Cooperation Agreement dated January 25, 2021 between the Company and HG Vora, as amended on December 30, 2021 and December 27, 2022, expired by its own terms and Mr. Dunlop, the HG Vora designee, resigned from the Board effective December 31, 2023.

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PROPOSAL No. 3: NON-BINDING ADVISORY VOTE ON COMPANY’S EXECUTIVE COMPENSATION

Executive compensation is an important matter for our shareholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs (sometimes referred to as “Say-on-Pay”), as disclosed in this Proxy Statement under the captions: “Compensation Discussion and Analysis,” “Director Compensation,” “Compensation Tables,” “Summary of Executive Agreements and Potential Payments Upon Termination or Change in Control,” and “Tabular Information Regarding Potential Payments Upon Termination or a Change in Control.”

Our Compensation Philosophy and Practices

In fiscal year 2023, we continued to see positive results from our transformation to becoming a sustainable provider of business services and supplies, products and technology solutions to small, medium and enterprise business, through a fully integrated B2B distribution platform of retail stores, online presence, and dedicated sales professionals and technicians, and our executives continued to achieve key business objectives that position the Company for future success. We urge you to read the Compensation Discussion and Analysis section of this Proxy Statement for a more complete understanding of our executive compensation plans, including our compensation philosophy, objectives, and the 2023 compensation of our NEOs.

We believe that the Company’s executive compensation programs align the interests of our NEOs with those of our shareholders by tying a significant portion of their compensation to Company performance, and by providing a competitive level of compensation needed to recruit, retain and motivate talented executives critical to the Company’s long-term success.

Effect of “Say-on-Pay” Vote

While the Company is required to provide the Say-on-Pay vote every 1, 2, or 3 years pursuant to Section 14A of the Exchange Act, the Say-on-Pay vote is a non-binding advisory vote only. As such, your vote on the Company’s executive compensation matters will not be binding on our Board of Directors and may not be construed as overruling any decision by the Board or the Compensation & Talent Committee, nor will it create or imply any additional fiduciary duty of the Board or the Compensation & Talent Committee. The Compensation & Talent Committee and the Board value the opinions of our shareholders and will seek to determine the causes of any significant negative voting results in an effort to better understand shareholder issues and concerns about our executive compensation. Furthermore, the Compensation & Talent Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

We are asking shareholders to vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and the related narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADVISORY PROPOSAL TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

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QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING

This section is intended to briefly address some commonly asked questions regarding our Annual Meeting. They may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this Proxy Statement, appendices and the documents referred to in this Proxy Statement for more information.

Q:	Why am I receiving these materials?

A:

We have made these materials available to you on the Internet or, upon your request, have delivered printed versions of these proxy materials to you because the Board of Directors (“Board of Directors” or “Board,” or individually, each a “Director”) of The ODP Corporation (“ODP” or the “Company” or “we” or “our”) is soliciting your proxy to vote at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”), including at any postponements or adjournments thereof. The virtual Annual Meeting will be held on Thursday, April 25, 2024, at 9:00 a.m. Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ODP2024. We invite you to vote on the proposals described in this Proxy Statement, and you will need your 16-digit control number provided on your Notice (defined below), your proxy card or your voter instruction form in order to gain access to the virtual Annual Meeting.

Notice and Access. Pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing the proxy materials to each person who is registered as a holder of our shares in our official stock ownership records (such owners referred to as “shareholders of record,” “shareholder,” or “you,” or “your”) as of the close of business on February 28, 2024 (the “Record Date”) for the Annual Meeting using the “Notice and Access” method via the Internet instead of mailing printed copies. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of printing and mailing the proxy materials and reduce the environmental impact of our Annual Meeting. Accordingly, on March 14, 2024, we began sending to our shareholders an Important Notice Regarding the Internet Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for the Annual Meeting via the Internet, how to request a printed set of proxy materials and how to vote your shares.

Q:	Who may attend the Annual Meeting?

A:	Only shareholders of record of our common stock at the close of business on the Record Date, or their proxies, and guests of the Company may attend the virtual Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:

Only the shareholders of record of our common stock at the close of business on the Record Date are entitled to notice of and to vote at the virtual Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare, you are a shareholder of record, and these proxy materials are being sent directly to you from the Company. As the shareholder of record, you have the right to grant your voting proxy directly to the Company or to vote electronically via the live webcast of the Annual Meeting. If your shares are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to such shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares. You may also vote your shares electronically via the live webcast of the Annual Meeting.

Q:	How many votes does each share of common stock have?

A:	Each share of common stock is entitled to one vote on each matter considered at our Annual Meeting.

As of February 28, 2024, there were 36,618,645 shares of common stock outstanding and owned by shareholders (i.e., excluding shares held in treasury by the Company).

● ● ●

Q:	How do I vote my shares?

A:

You do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may vote your shares before the Annual Meeting via the Internet, by telephone, or by mail. If you vote by any of these methods, you do not need to mail in a proxy card or voting instruction form. If you choose to use the Internet or telephone to vote, you must do so by 11:59 p.m. Eastern Time on April 24, 2024, the day before our Annual Meeting takes place.

INTERNET	TELEPHONE OR CELL PHONE	MAIL	VIA LIVE WEBCAST

Visit www.proxyvote.com. You will need the control number in your notice, proxy card or voting instruction form.	Dial toll-free (1-800-690-6903) or the telephone number on your voting instruction form. You will need the control number in your notice, proxy card or voting instruction form.	If you received a paper copy of your proxy materials, send your completed and signed proxy card or voting instruction form using the enclosed postage-paid envelope.

Participate in the Annual Meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/ODP2024. Online access begins at 8:45 a.m. Eastern Time. You will need the control number in your notice, proxy card or voting instruction form.

You may vote your shares during the Annual Meeting by participating in the live webcast at www.virtualshareholdermeeting.com/ODP2024. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning the proxy card or voting instruction form as promptly as possible, or by voting by telephone or via the Internet, prior to the Annual Meeting to ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

If your shares are held in “street name” with a broker or other nominee, you have a right to direct that party on how to vote the shares held in your account. You will need to contact your broker, bank or other nominee to determine whether you will be able to vote using one of these alternative methods.

Q:	What is the process for attending the Annual Meeting?

A:

This year’s Annual Meeting will again be completely virtual and will be conducted via live webcast. You will be able to participate in the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ODP2024. You also will be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The webcast will begin promptly at 9:00 a.m. Eastern Time on April 25, 2024. Online access will begin at 8:45 a.m. Eastern Time, and we encourage you to access the webcast prior to the start time.

Q:	How do I submit questions during the Annual Meeting?

A:

You will be able to submit questions during the meeting by visiting www.virtualshareholdermeeting.com/ODP2024. We will try to answer as many shareholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Q:	Will the Annual Meeting be recorded?

A:	A recording of the Annual Meeting will be available online at http://investor.theodpcorp.com for approximately 12 months following the meeting date.

Q:	What if I am having technical difficulties or trouble accessing the live webcast of the Annual Meeting?

A:

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and

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plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the virtual annual meeting website 15 minutes prior to the start of the Annual Meeting to check-in online. We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the Annual Meeting. A technical support phone number will be posted on www.virtualshareholdermeeting.com/ODP2024 if you experience technical difficulties during the check-in process or during the webcast.

Q:	What are the vote recommendations of the Board of Directors?

A:

If you are a shareholder of record who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxy holders listed on your proxy card will vote your shares for each proposal as to which you did not provide voting instructions and such shares will be voted in the following manner:

Proposal 1	FOR the election of each of our nominees for Director of the Company;

Proposal 2	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2024; and

Proposal 3	FOR on an advisory basis, the approval of the Company’s executive compensation.

Q:	When will the list of shareholders be available for inspection?

A:

A list of shareholders entitled to vote at the Annual Meeting will be available ten days prior to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time at our corporate headquarters in Boca Raton, Florida. If our corporate headquarters are closed during the ten days prior to the Annual Meeting, you may send a written request to the Corporate Secretary at our corporate headquarters, and we will arrange a way for you to inspect the list. The list of shareholders will also be available during the Annual Meeting at www.virtualshareholdermeeting.com/ODP2024.

Q:	How will my shares be voted if I submit a proxy?

A:

Our Board of Directors has appointed certain persons (“proxy holders”) to vote proxy shares in accordance with the instructions of our shareholders. If you authorize the proxy holders to vote your shares with respect to any matter to be acted upon, the shares will be voted in accordance with your instructions. If you are a shareholder of record and you authorize the proxy holders to vote your shares but do NOT specify how your shares should be voted on one or more matters, the proxy holders will vote your shares on those matters as our Board of Directors recommends. If any other matter properly comes before the Annual Meeting, the proxy holders will vote on that matter in their discretion.

If you are a beneficial owner of shares held in street name and do not provide your broker, bank or nominee with instructions on how to vote your shares a “broker non-vote” may occur. Under the Nasdaq rules, the organization that holds your shares (i.e., your broker, bank or nominee) may generally vote on routine matters at its discretion but cannot vote on “non-routine” matters. If you are a beneficial owner of shares held in street name and the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the Inspector of Elections that it does not have the authority to vote on such matters with respect to your shares. Proposal No. 2 (ratification of appointment of the independent registered public accountant) is a matter that we believe will be designated as “routine.” A broker or nominee may generally vote on routine matters. Proposal No. 1 (election of Directors) and Proposal No. 3 (advisory approval of the Company’s executive compensation) are matters that we believe will be considered “non-routine.” A broker or nominee cannot vote on non-routine matters without voting instructions. We strongly encourage you to provide voting instructions to your broker, bank or other nominee so that your vote will be counted on all matters.

Q:	Can you revoke your proxy or voting instruction form?

A:	You can change or revoke your proxy at any time prior to the voting at the Annual Meeting by the following methods:

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if you voted by Internet or telephone, by submitting subsequent voting instructions via the Internet or by telephone before the closing of those voting facilities at 11:59 p.m. Eastern Time on April 24, 2024;

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•	by voting your shares electronically during the live webcast of the Annual Meeting by following the instructions at www.virtualshareholdermeeting.com/ODP2024 at the Annual Meeting;

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions; or

•

mailing your request to the Corporate Secretary at our corporate headquarters, at 6600 North Military Trail, Boca Raton, FL 33496, so that it is received not later than 4:00 p.m. Eastern Time on April 19, 2024.

Q:	How many votes must be present to hold the Annual Meeting?

A:

In order for us to transact business at our Annual Meeting, the shareholders of record of a majority of the issued and outstanding shares of common stock entitled to vote must be present, either in person or represented by proxy. This is referred to as a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. Shareholders choosing to abstain from voting and broker “non-votes” will be treated as present and entitled to vote for purposes of determining whether a quorum is present.

Q:	How will the votes be counted?

A:

All votes will be tabulated by a representative from Broadridge Financial Solutions, Inc., the Inspector of Elections appointed by the Board of Directors to count the votes at the Annual Meeting, and each proposal will be counted separately.

Q:	Who is paying for the Annual Meeting and the proxy solicitation?

A:

The Company will pay for the Annual Meeting, including the cost of mailing the Notice, paper copies of our proxy materials as requested by shareholders, and any supplemental materials. In addition to soliciting proxies by mail, we may also solicit proxies in person, by telephone or over the Internet. We have engaged MacKenzie Partners, Inc. (“MacKenzie”) as the proxy solicitor for the Annual Meeting for an approximate fee of $10,000 plus fees for additional services, if needed. We have also agreed to reimburse MacKenzie for its reasonable out of pocket expenses. Certain directors, officers or employees of the Company may solicit proxies by telephone, electronic communication or personal contact. Our directors, officers and employees do not receive additional compensation for their solicitation services. Certain banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries who hold shares for the benefit of another party (the “beneficial owner”) may also solicit proxies for us. If so, they will mail proxy information to, or otherwise communicate with, the beneficial owners of shares of our common stock held by them. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock in connection with this Annual Meeting.

Q:	What vote is necessary?

A:

Election of Directors. Pursuant to the Company’s Bylaws, in an uncontested election, each Director nominee must be elected by a majority of the votes cast. This means that the number of votes cast “FOR” a Director nominee must exceed the number of votes cast “AGAINST” such nominee. A properly executed proxy marked “ABSTAIN” with respect to the election of one or more Directors or shares held by a broker for which voting instructions have not been given will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether a quorum is present. In a contested election (an election in which the number of candidates exceeds the number of director positions to be filled), the number of Director nominees that equals the number of director positions to be filled receiving the greatest number of votes cast will be elected as Directors.

Ratification of Appointment of Independent Registered Public Accounting Firm. Pursuant to the Company’s Bylaws, the vote required for the approval of the appointment of the Company’s independent public accountant, shall be a majority of the votes cast on the matter. Accordingly, abstentions will NOT be counted as votes “AGAINST” the proposal. This proposal is a matter that we believe will be designated as routine. Since a broker or nominee may generally vote on routine matters, we do not expect any broker non-votes on this proposal.

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Advisory Vote Approving the Company’s Executive Compensation. The vote required to approve this proposal, on an advisory basis, is a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

Other Matters. Except with respect to any matters as to which the voting requirement is specified by the Delaware General Corporation Law, the certificate of incorporation of the Company or the Company’s Bylaws, approval of any other proposal to be voted upon at the Annual Meeting requires a majority of the votes present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at the Annual Meeting to be voted “FOR” the proposal. Accordingly, abstentions and broker non-votes will be counted as votes “AGAINST” the proposal.

Q:	What is Householding of proxy materials?

A:

The SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of those documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request prompt delivery of a copy of the proxy materials by writing to: Broadridge, Attention Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling (866) 540-7095.

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WEBSITE ACCESS TO REPORTS AND OTHER INFORMATION

We file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, and other documents, electronically with the SEC under the Exchange Act. You may also obtain such reports from the SEC’s website at www.sec.gov.

We make available free of charge through our Investor Relations website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The Annual Report on Form 10-K for the year ended December 30, 2023, including all exhibits, can be found on http://investor.theodpcorp.com under the heading “Financial Information/SEC Filings,” and can be downloaded free of charge. We will provide a copy of our 2023 Form 10-K, which includes our consolidated financial statements and notes to our financial statements, free of charge to any shareholder upon written request. Requests should be sent to the Department of Investor Relations at our corporate headquarters located at 6600 North Military Trail, Boca Raton, Florida 33496, (561) 438-7878.

2025 SHAREHOLDER PROPOSALS

Any proposal submitted by a shareholder, including nominations of persons for election to the Board of Directors not using proxy access, intended to be presented for consideration at the 2025 Annual Meeting must be received by the Corporate Secretary at The ODP Corporation, 6600 North Military Trail, Boca Raton, FL 33496, Attn: Corporate Secretary, on or before 5:00 p.m. (local time) no earlier than the close of business on December 26, 2024, and no later than close of business on January 25, 2025. If ODP’s 2025 Annual Meeting is, however, more than 30 days before or more than 60 days after April 25, 2025, such notice must be delivered no earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting and, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The written notice to be delivered to the Corporate Secretary must comply with the provisions of our Bylaws.

If you wish to (i) submit a proposal to be presented at ODP’s 2025 Annual Meeting and included in the 2025 proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act, or (ii) nominate a director candidate using proxy access, your notice must be received by the Corporate Secretary at The ODP Corporation, 6600 North Military Trail, Boca Raton, FL 33496, Attn: Office of the General Counsel no later than November 14, 2024 (120 days before the one-year anniversary of the release date of the 2024 Annual Meeting proxy statement). However, if you wish to submit a proposal pursuant to Rule 14a-8 and the Company holds its 2025 Annual Meeting on a date that is not within 30 days of April 25, 2025, your proposal must be submitted no later than a reasonable time before the Company begins to print and send its proxy materials for its 2025 Annual Meeting, and otherwise must comply with SEC requirements in Rule 14a-8. If you wish to submit a nomination using proxy access and the 2025 Annual Meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, the information must be so received not earlier than 120 days prior to the 2025 Annual Meeting and not later than the close of business on the later of (x) the 90th day prior to 2025 Annual Meeting or (y) the 10th day following the day on which a public announcement of the date of the 2025 Annual Meeting is first made.

INCORPORATION BY REFERENCE

The Compensation & Talent Committee Report, the Audit Committee Report and any information herein required by Item 407(i) of Regulation S-K are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference. In addition, the website addresses contained in this Proxy Statement are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

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OTHER BUSINESS

The Board does not know of any other matters to be brought before our Annual Meeting. If, however, other matters do come before the Annual Meeting, it is the intention of the proxy holders to vote in their discretion.

By Order of the Board of Directors,

Sarah E. Hlavinka

Executive Vice President, Chief Legal Officer and

Corporate Secretary

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6600 NORTH MILITARY TRAIL BOCA RATON, FL 33496	WE ENCOURAGE YOU TO TAKE ADVANTAGE OF SUBMITTING YOUR PROXY OVER THE INTERNET OR BY TELEPHONE. BOTH OPTIONS ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and to view our proxy materials until 11:59 P.M., Eastern Time, on April 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/ODP2024
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M., Eastern Time, on April 24, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
If you submit your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31318-P05976     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE ODP CORPORATION
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.
1. Elect seven (7) members of The ODP Corporation Board of Directors named in, and for the term, described in the Proxy Statement;

Nominees:	For	Against	Abstain

1a. Quincy L. Allen	☐	☐	☐

1b. Kristin A. Campbell	☐	☐	☐

1c. Cynthia T. Jamison	☐	☐	☐

1d. Shashank Samant	☐	☐	☐

1e. Wendy L. Schoppert	☐	☐	☐

1f. Gerry P. Smith	☐	☐	☐

1g. Joseph S. Vassalluzzo	☐	☐	☐

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as The ODP Corporation’s independent registered public accounting firm for fiscal year 2024;	☐	☐	☐

3. To approve, in a non-binding, advisory vote, The ODP Corporation’s executive compensation; and	☐	☐	☐

Other Matters: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledge(s) receipt prior to the execution of this proxy of a notice of Annual Meeting of Shareholders and a proxy statement dated March 14, 2024.

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate name or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholders Meeting

To Be Held on April 25, 2024: The Notice, Proxy Statement and Annual Report are available at

www.proxyvote.com.

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V31319-P05976

THE ODP CORPORATION

6600 NORTH MILITARY TRAIL

BOCA RATON, FL 33496

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ODP CORPORATION

The undersigned hereby appoint(s) Gerry P. Smith, D. Anthony Scaglione and Sarah E. Hlavinka, and each of them, as Proxies, with the power to act without the other and to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote as designated on the reverse side all the shares of capital stock of The ODP Corporation held of record by the undersigned on February 28, 2024 at the Annual Meeting of Shareholders of The ODP Corporation to be held virtually by means of a live webcast at www.virtualshareholdermeeting.com/ODP2024 on April 25, 2024 at 9:00 a.m. Eastern Time, or any postponement or adjournment thereof, with all powers, which the undersigned would possess if present at the Annual Meeting. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Annual Meeting and any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. TO VOTE BY MAIL, MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(continued and to be signed on reverse side)